UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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C&J ENERGY SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019
PROXY STATEMENT

INNOVATION

WIRELINE

EFFICIENCY

CEMENTING

SAFETY EXCELLENCE

FRACTURING

DOING THE RIGHT THING

MOBILE DATA TECHNOLOGY

PERFORMANCE

Notice of Annual Meeting of Stockholders & Proxy Statement

EMPOWERING OUR EMPLOYEES

OPTIMIZATION

SUSTAINABILITY

COILED TUBING

SOLUTIONS

CUSTOMIZED

CASED HOLE PUMPING

R&T

CORE VALUES

DELIVERING EVERY TIME

WELL SERVICING

STRATEGY

SOUND

RESILIENCE

DEMONSTRATING

C&J ENERGY SERVICES

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF C&J ENERGY SERVICES, INC.

Meeting to be Held: 9:30 A.M., Central Time Friday, May 31, 2019 3990 Rogerdale Rd. Houston, Texas 77042

To the Valued Stockholders of C&J Energy Services, Inc.:

The 2019 Annual Meeting of Stockholders (including any postponement or adjournment thereof, the “Annual Meeting”) of C&J Energy Services, Inc. (“C&J” or the “Company”) will be held at 9:30 A.M., Central Time, on Friday, May 31, 2019, at the Company’s headquarters located at 3990 Rogerdale Rd. Houston, Texas 77042. The Annual Meeting, is being held for the purpose of voting on the following matters:

(1)  To elect two directors to serve as Class II Directors for a three-year term;

(2)  To consider a non-binding vote to approve 2018 executive compensation; and

(3)  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019.

We will also consider and take action, as appropriate, on such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

These proposals are further described in the accompanying Proxy Statement, which is being provided to you in connection with the solicitation by C&J’s Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting. We will also consider and take action as appropriate on such other matters that may be properly presented at the Annual Meeting.

We are using a U.S. Securities and Exchange Commission rule that allows us to use the Internet as the primary means of furnishing proxy materials to stockholders. You may follow the instructions below to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings of stockholders.

If you were a C&J stockholder as of the close of business on Tuesday, April 2, 2019, the record date for the Annual Meeting, you are entitled to notice of and to vote at the Annual Meeting. Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the Annual Meeting. You may vote your shares online, by telephone, or by completing a paper proxy card and returning it by mail. You may also vote in person at the Annual Meeting, even if you earlier submit your vote by one of the other methods.

Instructions for submitting your proxy to vote through the Internet, telephone and mail are included in the accompanying Proxy Statement on under “General Matters—About the Annual Meeting” and also on the accompanying proxy card.

On behalf of our Company and Board, thank you for your continued support of C&J.

April 9, 2019

By Order of the Board of Directors,

Danielle Hunter

Executive Vice President, General Counsel,

Chief Risk and Compliance Officer and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2019

The Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting, and 2018 Annual Report to Stockholders, which includes C&J’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available free of charge on our website at www.cjenergy.com and at www.proxydocs.com/CJ.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT i

PROXY HIGHLIGHTS

Proxy Highlights

The Board of Directors (the “Board”) of C&J Energy Services, Inc. (the “Company,” “C&J,” “we” or “us”) is providing proxy materials to you in connection with the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:30 a.m. Central Time on Friday, May 31, 2019, or at such other time as the Annual Meeting may be postponed or adjourned.

You have received proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that C&J is required to provide you under the U.S. Securities and Exchange Commission (“SEC”) rules and regulations and is designed to assist you in voting your shares.

The following is a summary of certain information in this Proxy Statement, although this section does not contain all the information you should consider in voting your stock. We urge you to read the complete Proxy Statement together with our 2018 Annual Report to Stockholders prior to voting at the Annual Meeting.

Annual Meeting Information

2019 Annual Meeting of Stockholders
Date and Time	Friday, May 31, 2019 at 9:30 a.m. Central Time
Location	C&J’s headquarters, located at 3990 Rogerdale Rd., Houston, Texas 77042
Record Date	April 2, 2019

Voting Items

The Board is asking you to take the following actions at the Annual Meeting:

Item		The Board’s Recommendation	Page
Proposal 1:	Election of two directors to serve as Class II Directors for a three-year term	Vote FOR	9
Proposal 2:	Non-binding vote to approve 2018 executive compensation	Vote FOR	39
Proposal 3:	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019	Vote FOR	76

How to Vote (see “General Matters—About the Annual Meeting” for additional voting information)

Your vote is important. On April 19, 2019, we expect to begin delivering proxy materials to all C&J stockholders of record at the close of business on April 2, 2019, which is the Record Date set by the Board for the Annual Meeting. As a stockholder, you are entitled to one vote for each share of common stock you held on the Record Date. You can vote in any of the following ways:

Vote by Internet	Call Toll-Free	Vote by Mail	Vote in Person

www.proxypush.com/CJ	Call the phone number located at the top of your proxy card	Follow the instructions on your proxy card	Attend our Annual Meeting and vote by ballot

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 1

PROXY HIGHLIGHTS

2018 Company Highlights

C&J is a leading provider throughout the continental United States of well construction, intervention, completion, support and other complementary oilfield services and technologies. With a focus on new wells, we offer a comprehensive suite of services dedicated to helping our customers safely enhance production and profitability throughout the life cycle of the well, including hydraulic fracturing, cased-hole wireline and pumping, cementing, coiled tubing, rig services and fluids management services.

In 2018, C&J grew both revenue and profitability in all three of our reportable segments, which drove an increase in both consolidated annual revenue and Adjusted EBITDA[1]. We also furthered many of our strategic objectives by deploying both new and refurbished equipment in all of our core product lines, integrating the O-Tex cementing business (acquired in November 2017) into our operations, disposing of non-core businesses and assets, and deploying new technologies from our R&T division, while maintaining a strong balance sheet and liquidity position. Importantly, we did this while also achieving the best safety record by incident rates in our Company's history. We continue to focus on disciplined capital deployment, including balanced capital expenditures, prudent strategic initiatives, sensible portfolio management, and strong returns criteria. We remain focused on delivering on our commitment to long-term stockholder value creation and free cash flow generation. For more information about YOUR Company, see "General Matters - Corporate Overview"

Stockholder Engagement Highlights

Our relationship and on-going dialogue with YOU, our stockholders, is an important part of our Board’s and our management team’s corporate governance commitment. Building trust with stockholders is important to us and is significantly aided by understanding stockholder viewpoints, priorities and motivations. This understanding and trust is key as we seek to optimize long-term benefits for the Company while reconciling sometimes disparate stakeholders’ wants and needs (investors, employees, customers, suppliers, etc.). We value the contribution stockholder engagement gives to overall business success.

We believe that meaningful stockholder engagement is key to building trust with C&J’s stockholders and enables us to understand and respond to their concerns. Our Executive, Investor Relations, and Legal teams comprise our primary engagement team, which regularly engages with stockholders to seek their views on key matters and to inform our management team and our Board about the issues and emerging governance trends that our stockholders tell us matter most to them. Our Board Chair and the chair of the Compensation Committee are also available to participate in our engagement efforts when requested. These engagements routinely cover governance and compensation matters, as well as social, environmental, safety and other current issues.

1 See the reconciliation of non-GAAP measures to the comparable GAAP measures in Appendix A.

2 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

PROXY HIGHLIGHTS

We believe that meaningful stockholder engagement is a continuous process. In addition to ensuring our senior executives are generally accessible to stockholders, including at the major investor conferences, we actively seek to engage with stockholders throughout the year:

Stockholder Engagement in 2018

Our 2018 proxy season outreach conversations focused on voting matters at the Company’s 2018 annual meeting of stockholders. As part of our 2018 off-season outreach, engagement conversations focused on executive compensation and environmental, social and governance related matters. We then reported the feedback we receive from stockholders to the Board and relevant committees, allowing the Board to better understand our stockholders’ priorities and perspectives and take action, where appropriate.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 3

PROXY HIGHLIGHTS

What We Heard from Stockholders	What We Did

Diversity of the Board, especially gender diversity, is of high importance

✓  The Board amended the Company’s Corporate Governance Guidelines to affirmatively commit that gender and ethnically diverse candidates will be included in director searches

✓  The Board seeking to add at least one female Board member during 2019, and the search is actively underway

Preference for returns-focused performance metrics for short-term incentive compensation for executives

✓  For 2018, in addition to consolidated Adjusted EBITDA goals, the Board incentivized our executive team to focus on cost cutting, with 10% of the short-term incentive target opportunity based on quantitative SG&A reduction goals

✓  For the 2019 short-term incentive plan, the Board established Return on Capital Employed goals, in addition to Adjusted EBITDA goals for most of our executives; the Board established Return on Operating Investment and Primary Working Capital goals for our operational executives in addition to Adjusted EBITDA

Preference for more long-term incentive compensation for executives to be performance-based, rather than time-based

✓  25% of 2018 long-term incentive awards to executives was relative TSR-based performance shares

✓  For the 2019 annual long-term incentive awards to executives, the Board further increased the portion of relative TSR-based performances shares to 40%

Interested in increased environmental, social and governance (“ESG”) disclosures

✓  The Company added corporate social responsibility and ESG related disclosures to its investor presentation, increased discussion of these factors in this Proxy Statement, and enhanced disclosure of these matters on the Company website

In 2018 we established a dedicated stockholder engagement email box which is directed to our General Counsel, who also serves as Corporate Secretary, to provide a more direct path for any stockholder to reach out to the Company’s stockholder engagement team. The Board recommends that stockholders initiate communications with the Board, the Board Chair, or any Board committee by writing to our Corporate Secretary. This process assists the Board in reviewing and responding to stockholder communications. The Board has instructed our Corporate Secretary to review correspondence directed to the Board (including the Chair and any Board committee) and, at the Corporate Secretary’s discretion, to forward those items deemed appropriate for the Board’s consideration. In addition to emailing ShareholderEngagement@cjes.com, stockholders can send communications for the Board (including the Chair and any Board committee) to the following address: C&J Energy Services, Inc., ATTENTION: General Counsel and Corporate Secretary, 3990 Rogerdale Rd., Houston, Texas 77042.

Governance Highlights

The Board actively seeks input from our stockholders and is committed to continuous monitoring of sound and effective governance practices. The following are some highlights of our corporate governance practices and policies; additional discussion of our corporate governance program can be found in “Governance—Board Governance and Structure” and “Governance—Corporate Governance”:

✓	6 of 7 directors are independent of the Company and management, which is above the NYSE requirement that a majority of directors be independent

✓	All non-executive directors meet regularly in executive session

4 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

PROXY HIGHLIGHTS

✓	Independent Chair and the Nominating and Governance Committee Chair, who is independent, is designated to serve in the event of the Board Chair’s absence or unavailability

✓

Only independent directors serve on our Audit, Compensation and Nominating and Governance Committees; each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE’s listing standards and SEC rules, and each member of the Compensation Committee meets the heightened independence standards for compensation committee members under NYSE listing standards

✓	Majority vote standard for uncontested director elections

✓	Meaningful stock ownership guidelines with holding restrictions for executive officers and non-employee directors

✓	Clawback policy and the terms of the LTIP awards provide for the forfeiture, recovery or reimbursement of incentive-based cash and equity awards, in specified instances

✓	Prohibition on hedging or pledging C&J Stock by all of our people, including officers and directors

Key governance enhancements in 2018 include:

❖

The Board adopted a clawback policy that expressly provides for the clawback of up to the last 12-month’s incentive compensation of any executive officer, if such officer’s misconduct resulted in financial restatement, in the Board’s discretion.

❖

The Board amended the stock ownership guidelines to require the retention of at least 50% of the net after-tax shares of common stock pursuant to any equity-based awards received from the Company, unless such person has met and is in compliance with the applicable ownership requirements.

❖

The Board amended the employment agreements with executive officers to expand the definition of “Cause” with specific references to types of misconduct to allow the Board greater flexibility in responding to and handling credible allegations that could damage the Company’s reputation.

❖

The Board routinely, and at least annually, reviews our charter and bylaws and in doing so carefully considers all areas of our governance structure that impacts stockholder rights. The Board recognizes that classified board and supermajority voting requirements, as established in our charter and bylaws, may be of issue and in 2018 we engaged with stockholders to understand their views on these important governance matters. Stockholder feedback on these governance provisions was largely supportive and understanding of the benefits and rationale for continuing this structure at this time. Several large stockholders expressly favored their current use at this point in C&J’s maturity, appreciating that the Board is continuing to evaluate and assess the appropriateness of this governance structure. After consideration and discussions with external advisors, review of our stockholder base and consideration of stockholder feedback, the Board strongly believes that these provisions do not diminish the rights of our stockholders generally or come at the cost of directors’ accountability to our shareholders. The Board has determined that these provisions serve a legitimate business purpose at this time in the Company’s development and it is not in the best interest of the Company or its stockholders to change either of these provisions at this time (see “Governance – Corporate Governance” for details about the Board’s assessment).

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 5

PROXY HIGHLIGHTS

Corporate Culture and Social Responsibility

Guided by our core values, we are committed to growing and continuously improving our business in a socially responsible manner. We value a diverse workforce and empower our people to positively impact our Company, our communities and the planet in a safe, socially responsible manner without compromising quality, safely and integrity.

Although we are still in the early stages of our stewardship journey, as we manage the strategic and operational issues critical to long-term value creation, we monitor the significant opportunities and risks associated with ESG related issues. Our business strategy considers the significant ESG risks that impact, and are impacted by, our business and includes working with our customers to support their ESG objectives. Some of our key ongoing initiatives, which are at various levels of development and implementation within our organization, include:

Priority	Initiatives and Progress

Safe Work Environment We continuously strive to reinforce a culture where our people are empowered to always put safety first.

•   Technology Investments:

¡  RigLock Wellhead Connections®. Enables our field personnel to avoid the dangers of the red zone

¡  Rotary Ball Dispenser (RBD) System. Enables our field personnel to avoid working near high-pressure wellhead equipment

¡  Digital Technology. Help customers actively monitor wellsite operations and make better-informed decisions that reduce risk, maximize efficiencies and optimize production through proprietary advanced data-acquisition products that deliver key data to the right people at the right time

•   Safety Initiatives:

¡  Lone Monitor Program. Acts like an observer for our people when working alone and provides near real-time notification of a worker in distress

¡  Fire Suppression System. Automatically applies a foam fire suppressant if a fire starts, protecting our worksites and the environment

¡  Driving Safety. In-Vehicle Monitoring Systems (IVMS) and MobilEye in company vehicles to improve driver performance and enhance road safety

¡  Stop Work Authority. Empower our people to stop any unsafe operations through stop work authority

•   Safety Performance:

¡  OSHA Voluntary Protection Program (VPP). Five of six sites participating in OSHA’s VPP nationwide are C&J sites

¡  Respirable Silica. Through a combination of engineering and protocols, minimized exposure to respirable silica to levels as low as reasonably achievable

•   Personal Well-Being: Taking care of our people and supporting their safety, health and well-being, both inside and outside of work, including: breast cancer awareness / mobile mammography, wellness fair and campaigns, monthly wellness newsletters, and health improvement challenges, 401(K) contribution matching and competitive benefits program

Fostering Transparency and Inclusivity We seek to conduct our business with transparency and empower a diverse workforce to meet the expectations and needs of all of our stakeholders.

•   Board commitment to establishing director and senior management diversity – actively searching for female director to add to the Board in 2019 and recent recruitment of a Chief Human Resources Officer adds another female to the executive team

•   Employee engagement and initiatives to improve workforce diversity and parity, including enhanced maternity leave program, flexible work schedules, leadership training and development programs, equal opportunity and fair compensation practices and monitoring, and other programs and practices to help attract, develop and retain diverse employees

•   Active stockholder engagement with an open mind to understand priorities and consider change

6 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

PROXY HIGHLIGHTS

Priority	Initiatives and Progress

Acting with Integrity We strive to conduct our business ethically.	• Robust corporate governance practices, including
	¡ independent board chair, ¡ 6 of 7 directors independent , ¡ directors elected by majority voting, ¡ stock ownership guidelines,	¡ in-depth annual board and committee evaluations, and ¡ antihedging and pledging policy

(for additional information on these and other Company governance practices, see “Governance - Board Governance and Structure” and “Governance – Corporate Governance”)

•   “Speak-Up” and core value campaigns, regular interactive townhalls and “speak your mind sessions” and other cultural impact initiatives; also conducted broad employee survey to assess the health of the corporate culture

•   Ethical mandates and frequent communications promoting policies and procedures that protect our people and show the right “tone at the top” reinforced by training and other initiatives

•   Mandatory “workplace civility” training (including harassment, diversity and retaliation) for all employees across the organization; completion of training a gating item to be eligible to earn a portion of the 2019 short-term incentive cash awards

•   Board regularly reviews all hotline complaints and any complaint received regarding an executive is immediately sent to the Board Chair and Audit Committee chair

Giving Back We seek to give back to the communities in which we live and work.

•   Priority veteran recruitment

•   Community Impact program enables community/charitable investments, volunteer time-off and citizen grant initiatives

•   Disaster relief and emergency hardship program for our people, as well as dependent scholarship and other initiatives focused on our people, families and communities

Environmental Stewardship

We strive to adhere to environmentally responsible practices and drive the continuous improvement of our operations. Through our technology initiatives, we seek to lower our environmental impact and help our customers do the same.

•   Prioritize environmentally friendly technology, including technology that lowers greenhouse gas emissions in field operations, such as the HibernateTM Warm Start System, which turns off frac pump engines between stages, resulting in reduced fuel consumption, improved air quality and less noise – which leads to greener worksite, improved economics and safer conditions

•   Curbing waste generation and working to reduce, re-use and recycle

•   Flexible work program encourages the reduction of cars on the road at peak times

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 7

1 Governance PROPOSAL 1 - ELECTION OF DIRECTORS 9 Recommendation of the Board 10 DIRECTORS AND NOMINEES 11 Director Biographies and Qualifications 11 Director Nominee and Board Membership Criteria and Qualifications 14 Director Independence 15 BOARD GOVERNANCE AND STRUCTURE 17 The Role of the Board 17 Board Structure 19 Board Governance 23 Communications with the Board 25 CORPORATE GOVERNANCE 26 Foundation for Certain Governing Document Provisions 26 Code of Conduct and Corporate Policies 26

* * * * *

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal 1—Election of Directors

* * * * * Our Board has nominated two directors for election as Class II directors at this Annual Meeting to hold office for a three-year term:
John Kennedy	Michael Roemer

Both Mr. Kennedy and Mr. Roemer are currently directors and the Board believes that each possesses the qualities and experience that director nominees should possess.

Each of Messrs. Kennedy and Roemer has agreed to be named in this Proxy Statement and to serve if elected.

* * * * *

Pursuant to our certificate of incorporation and bylaws, the Board is classified into three classes of directors, designated Class I, Class II and Class III, with each class having a three-year term. With the exception of Messrs. Gawick and Roemer, each of our current directors was appointed to the Board upon C&J’s emergence from a Chapter 11 financial restructuring effective January 6, 2017; Messrs. Gawick and Roemer were re-appointed to the Board at that time. The Class II directors’ terms expire at this 2019 Annual Meeting; Class III directors’ terms expire at the 2020 annual meeting; and Class I directors’ terms expire at the 2021 annual meeting.

Based on the recommendations from our Nominating and Governance Committee, our Board has nominated Messrs. John Kennedy and Michael Roemer for re-election as Class II directors to serve for a three-year term until the 2022 annual meeting of stockholders and until their successors have been elected, or until their earlier death, resignation or removal. Each of Messrs. Kennedy and Roemer has agreed to be named in this Proxy Statement and to serve if elected. We have no reason to believe that the director nominees will be unable or unwilling to serve on our Board if elected.

The following table provides summary information about our current directors, including the Class II nominees, as of April 8, 2019, and the subsequent pages include more detailed information about their individual experience, qualifications, attributes and skills that led our Nominating and Governance Committee and Board to conclude that they should serve as directors.

Name	Age	C&J / Board Position	Director Since	Independent	Tenure (years)	Other Current Public Boards
Donald Gawick	61	President, Chief Executive Officer and Director, Class III	July 2016		3	0
Patrick Murray	76	Board Chair, Director, Class III	January 2017	✓	2	0
Stuart Brightman	62	Director, Class I	January 2017	✓	2	2	*
John Kennedy	66	Director Nominee	January 2017	✓	2	0
Steven Mueller	66	Director, Class III	January 2017	✓	2	0
Michael Roemer	60	Director Nominee	December 2010	✓	8	0
Michael Zawadzki	38	Director, Class I	January 2017	✓	2	0

*

Mr. Brightman, an active CEO, currently serves on his company’ board as well as on the board of a subsidiary company. Particularly given the overlap of issues between the two related companies, we do not believe that Mr. Brightman’s ability to devote sufficient time to our Board is impacted. Mr. Brightman has announced his intent to retire from his role as chief executive officer immediately following his company’s annual meeting of stockholders on May 3, 2019. He has also announced his intent to retire from the board of CSI Compressco GP Inc. after that meeting.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 9

PROPOSAL 1—ELECTION OF DIRECTORS

The Board seeks out, and the Board is comprised of, individuals whose knowledge, skills, and breadth and depth of experience complement those of other Board members. The Board believes that each director nominee is highly qualified to serve as a member of our Board and that, through their respective backgrounds and track records of success in what we believe are highly relevant positions, these individuals contribute a wealth of talent and experience to the Board. Each director nominee also contributes intangible qualities such as critical thinking and analysis, which, taken together, provide us with the variety and depth of knowledge, viewpoints and ideas necessary for effective oversight, direction and vision for the Company.

There are no family relationships among any of our directors (specifically including the director nominees) and executive officers.

Please see “Share Ownership Information—Security Ownership of Management” for information regarding our current directors’ and director nominees’ holdings of equity securities of the Company.

Shares represented by properly executed proxies will be voted, if authority to do so is not withheld, for the election of each of Messrs. Kennedy and Roemer. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board. The Board may also reduce the number of directors. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting. If you hold your shares in street name, please be aware that brokers, banks and other holders of record do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker, bank or other holder of record how to vote on this proposal, they will deliver a non-vote on this proposal. Directors are elected a majority vote standard for uncontested director elections and a plurality vote standard for contested director elections. Stockholders may not cumulate their votes in the election of directors.

✓	OUR BOARD RECOMMENDS A VOTE “FOR” THE CLASS II DIRECTOR NOMINEES LISTED ABOVE.

10 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

DIRECTORS AND NOMINEES

Director Biographies and Qualifications

Described below are the principal occupations and directorships for at least the past five years of our current directors, including the director nominees, as well as certain additional information regarding their individual experience, qualifications, attributes and skills that led our Nominating and Governance Committee and Board to conclude that each should serve on the Board.

Donald Gawick (Director, Class III)	Director Since: July 2016 Chief Executive Officer

Mr. Gawick, 61, joined our Board of Directors in July 2016. He also currently serves as our President and Chief Executive Officer, a position he was appointed to in June 2016, having previously served as our Chief Operating Officer.

Mr. Gawick was President and Chief Executive Officer of C&J’s wireline business, Casedhole Solutions, Inc. (“Casedhole Solutions”), from March 2010 through June 2012, when C&J acquired Casedhole Solutions. Mr. Gawick continued in his role of President of Casedhole Solutions until his promotion to Chief Operating Officer in October 2012. Mr. Gawick started his oilfield career in 1979 with Schlumberger and from then until March 2010, he held numerous management positions with Schlumberger, focusing on operations and marketing, including oversight of all of Schlumberger’s oilfield business segments. In addition, he has held senior leadership positions in oilfield services in sales, business and new technology development, service delivery and health-safety-environmental management, with assignments throughout the United States, as well as in Canada, Europe, the Far East and Latin America.

Mr. Gawick holds a Bachelor of Science degree in Electrical Engineering from the University of Manitoba.

The Board believes that Mr. Gawick’s significant role in the growth and management of our Company and his extensive leadership, operations and business experience, including his current position as the President and Chief Executive Officer of the Company, support the conclusion that he should continue to serve as a member of our Board.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 11

DIRECTORS AND NOMINEES

Patrick Murray (Director, Class III)	Director Since: January 2017 Chair of the Board

Mr. Murray, 76, joined our Board of Directors in January 2017 and currently serves as Chair of the Board. In 2007, Mr. Murray retired from Dresser, Inc. (including its successors in interest, “Dresser”), a manufacturer and marketer of highly engineered equipment for the energy industry, where he had been the chairman of the board since 2004 and Chief Executive Officer since 2001.

Mr. Murray has over 35 years of domestic and international experience in both operational management and financial/business development leadership roles. Mr. Murray served in a variety of senior leadership roles with Dresser, including President and Chief Executive Officer of Dresser; President of Halliburton Company’s Dresser Equipment Group, Inc.; Vice President, Strategic Initiatives of Dresser Industries, Inc.; and Vice President, Operations of Dresser, Inc. from 1996 to 2000. Mr. Murray was Chief Executive Officer of the management team that led the leveraged buyout of Dresser Equipment Group by Dresser senior management and investment firms.

Mr. Murray served as the President of Sperry-Sun Drilling Services from 1988 through 1996.

Mr. Murray joined NL Industries in 1973 as a Systems Application Consultant and served in a variety of increasingly senior management positions.

Mr. Murray also serves on the board of the World Affairs Council of Dallas Fort Worth, on the board of advisors for the Maguire Energy Institute at the Edwin L. Cox School of Business, Southern Methodist University, and as Chairman of the Board of Regents of Seton Hall University. Mr. Murray holds a Bachelor of Science degree in Accounting and a Master of Business Administration from Seton Hall University. He also served for two years in the U.S. Army as a commissioned officer.

The Board believes that Mr. Murray’s extensive executive-level management experience, public board experience and comprehensive knowledge and understanding of the oil and gas industry support the conclusion that he should continue to serve as a member of our Board.

Stuart Brightman (Director, Class I)	Director Since: January 2017 Other Public Company Directorships: TETRA Technologies, Inc.; CSI Compressco GP Inc., a subsidiary of TETRA*

Mr. Brightman, 62, joined our Board of Directors in January 2017. Mr. Brightman has served as Chief Executive Officer of TETRA Technologies, Inc. (“TETRA”), a diversified oilfield services company, since May 2009. He also served as President of TETRA from May 2009 until February 2018, and as Executive Vice President and Chief Operating Officer of TETRA from April 2005 to May 2009.

During his tenure in executive roles at TETRA, Mr. Brightman has successfully positioned TETRA as a leading player in several of its markets. He has also led TETRA through multiple key acquisitions and divestitures.

Prior to TETRA, Mr. Brightman spent 11 years at Dresser in a variety of leadership roles, during which he was involved in multiple M&A transactions, internal restructurings and product/market repositionings. He has experience in integration of acquisitions and oversight of operations, engineering, sales and marketing, finance, human resources and information technology. He was also part of the management team that led the leveraged buyout of Dresser Equipment Group by Dresser senior management and investment firms.

Mr. Brightman received his B.S degree from the University of Pennsylvania and his Master of Business Administration degree from the Wharton School of Business.

The Board believes that Mr. Brightman’s broad oil field services and executive management experience, and his knowledge of current developments and best practices in the industry along with his proven leadership and business capabilities support the conclusion that he should continue to serve as a member of our Board.

* Mr. Brightman has announced his intent to retire from his role as Chief Executive Officer of TETRA immediately following the annual meeting of TETRA stockholders on May 3, 2019. He has also announced his intent to retire from the board of CSI Compressco GP Inc. after the 2019 Annual Meeting of the TETRA stockholders on May 3, 2019.

12 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

DIRECTORS AND NOMINEES

John Kennedy (Director Nominee, Class II)	Director Since: January 2017

Mr. Kennedy, 66, joined our Board of Directors in January 2017. Mr. Kennedy was president and chief executive officer of Wilson International, a wholly-owned business unit of Smith International from 1999 to 2010 and of Schlumberger from August 2010 to May 2012. During his tenure, the company developed and executed growth strategies building a global infrastructure and implementing leading supply chain information technologies.

Prior to this, he served in multiple senior financial roles including Chief Financial Officer, at Smith International Inc., where he held responsibility for, among other things, accounting, strategic planning, investor relations, SEC reporting, board reporting, tax planning, exposure management, acquisition integration and corporate finance.

He currently serves as chairman of the board of directors of MicroSeismic Inc., where he has also served as chairman of the audit committee since January 2015. He was appointed to MicroSeismic’s board of directors in September 2013. Mr. Kennedy also currently serves as an advisor to Sumitomo Corporation of the Americas, a position he has held since 2015. Mr. Kennedy previously served on the board of directors for Edgen Group from January to November 2013 and CE Franklin Inc. from 1999 to May 2012. Mr. Kennedy is a member of the Industry Advisory Board to the Industrial Distribution Program at Texas A&M university, a position he has held since 2005. His career has spanned over 35 years in both executive finance and operating positions providing a broad range of expertise in strategic planning, organization structure, acquisitions, divestitures, recapitalizations and reorganizations in companies with global operations.

Mr. Kennedy is a member of the Chartered Association of Corporate Treasurers (FCT). Mr. Kennedy graduated from Farnborough College of Technology in 1973.

The Board believes Mr. Kennedy’s vast experience in global finance and accounting, and his extensive knowledge of corporate finance, financial accounting, tax, operations and mergers and acquisitions support the conclusion that he should continue to serve as a member of our Board.

Steven Mueller (Director, Class III)	Director Since: January 2017

Mr. Mueller, 66, joined our Board of Directors in January 2017. He is also currently a Senior Advisor for First Reserve Corporation (a private equity investment firm exclusively focused on energy and specializing in buyouts, growth capital, and industry consolidations in middle market companies), having joined the First Reserve Senior Advisor Program in September 2016.

Mr. Mueller served in key leadership roles, including Chairman of the Board, Chief Executive Officer, Chief Operating Officer and President at Southwestern Energy Company (“Southwestern”) (an energy company engaged in exploration, development, production, gathering and marketing) during his tenure from 2008 until his retirement in 2016. While with Southwestern, he repositioned the company from Arkansas centric to a significant Appalachian exploration and production player and oversaw numerous acquisitions and divestitures. He was also instrumental in Southwestern’s environmental and sustainability efforts, including developing a leading approach to water use, methane emissions and fracture stimulation issues.

Mr. Mueller received a Bachelor of Science degree in Geologic Engineering from the Colorado School of Mines. His 40 plus years of experience in the oil and gas industry evolved from his first position as a Geological Engineer with Tenneco Oil and Gas Company to roles of increasing responsibility in engineering, operations and management with both large and micro exploration and production companies. He has also participated in transformations in all but one of those companies.

He continues to exhibit his leadership in the industry through his involvement with the Gas Technology Institute.

The Board believes that Mr. Mueller’s extensive operational, executive management and public board experience, as well as his knowledge of current developments and best practices in the oil and gas industry along with his proven leadership and business capabilities support the conclusion that he should continue to serve as a member of our Board.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 13

DIRECTORS AND NOMINEES

Michael Roemer (Director Nominee, Class II)	Director Since: December 2010

Mr. Roemer, 60, joined our Board of Directors in December 2010. Mr. Roemer also operates his business, Roemer Financial Consulting, a financial advisory services company that he founded in 2012. He advises closely held businesses with financial advice, focusing on potential merger and acquisitions and exit transactions.

Prior to his current role, Mr. Roemer served as a Partner and Chief Financial Officer of Hammond, Kennedy, Whitney & Company (“HKW”), a private equity firm. In this role, his responsibilities included, among other things, financial and tax reporting, coordinating financial due diligence of acquisition targets, and working with the HKW team to assess a target’s financial results and the financial management team’s capabilities.

Mr. Roemer received his Bachelor of Science in Accounting from the University of Rhode Island. Mr. Roemer began his career with the Flackman, Goodman & Potter accounting firm, where he rose to the level of Partner. He is a licensed CPA with over 35 years’ experience.

The Board believes Mr. Roemer’s extensive background in public accounting and knowledge of generally accepted accounting principles, combined with his additional experience as the chief financial officer of a private equity firm and his vast experience in financial and accounting matters support the conclusion that he should continue to serve as a member of our Board.

Michael Zawadzki (Director, Class I)	Director Since: January 2017

Mr. Zawadzki, 38, joined our Board of Directors in January 2017. Mr. Zawadzki is also a Senior Managing Director of The Blackstone Group and Co-Head of GSO Capital Partners’ energy platform. Mr. Zawadzki oversees GSO’s activities in the energy sector and sits on the investment committee for GSO’s various energy funds.

Prior to joining GSO in 2006, Mr. Zawadzki was with Citigroup Private Equity, where he completed numerous private equity and subordinated debt investments. He also worked in the investment banking division of Salomon Smith Barney, focused on the media and telecommunications industries.

Mr. Zawadzki currently serves on the Board of Directors of Twin Eagle Resource Management, where he has served since March 2017, Sequel Energy Group since November 2016, 3Bear Energy since September 2016, Elevation Midstream since July 2018, and Community Development Capital Group since November 2013. During the past five years, Mr. Zawadzki has also served on the Board of Directors of Titan Energy, LLC.

Mr. Zawadzki received a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania, where he graduated magna cum laude.

The Board believes that Mr. Zawadzki’s extensive knowledge and expertise of the energy industry, including public and private company board experience, as well as his capabilities with respect to corporate finance, financial accounting and mergers and acquisitions, as well as planning and analysis, support the conclusion that he should continue to serve as a member of our Board.

Director Nominations and Board Membership Criteria and Qualifications

We believe that, at a minimum, our directors should be persons of integrity, be able to exercise sound, mature and independent business judgment in the best interests of our stockholders as a whole, be recognized leaders in business or professional communities, have the knowledge, skills, experience, perspectives and personal attributes that complement those of other Board members and, as a whole, align with the Company’s needs, be able to actively participate in Board and committee meetings and related activities, be able to work professionally and effectively with other Board members and our management, be available to remain on the Board long enough to make an effective contribution, and have no material relationships with competitors, customers or other third parties that could present realistic possibilities of conflict of interest or legal issues.

The Nominating and Governance Committee is responsible for recommending to the Board nominees for election as director, and the Board is responsible for selecting nominees for election (or re-election, as the case may be). On an annual basis, the Nominating and Governance Committee reviews each incumbent director’s continued service on the Board, including the qualifications and other characteristics required of directors in the context of the current composition of the Board and our long-term strategy and future needs as well as the current business environment with the goal of creating a complementary balance of expertise, backgrounds and perspectives aligned with the long-term interest of stockholders.

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DIRECTORS AND NOMINEES

The Nominating and Governance Committee is also responsible for, as needed, identifying, evaluating and recommending individuals qualified to serve as directors to the Board. In identifying prospective director candidates for the Board, the Nominating and Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating and Governance Committee also may, but need not, retain a professional search firm in order to assist in these efforts. The Nominating and Governance Committee and the Board utilizes the same criteria for evaluating candidates regardless of the source of the referral.

The Nominating and Governance Committee and Board believe that a diverse mix of backgrounds, experiences, perspectives and personal attributes and other characteristics enhances the quality of our Board’s deliberations, decision-making and overall effectiveness, and best positions the Company for long-term success. In evaluating potential Board candidates, our Board considers diversity in its broadest sense, including, among other things, diversity of skills, background, perspective, personal and professional experiences, geography, age, gender, race, ethnicity, and other demographics. The Nominating and Governance Committee and the Board seek individuals with qualities and characteristics that, when combined with those of our incumbent directors, enhance the effectiveness of the Board and support long-term value creation. In doing so, the Nominating and Governance Committee and the Board will consider the immediate and future needs of our Company.

The Nominating and Governance Committee considers the effectiveness of its approach to Board composition, diversity and criteria for Board service, and refreshment in connection with the annual performance evaluation of our Board, committees and individual directors. Part of this review focuses on whether and to what extent our Board includes an optimal mix of characteristics that reflect an effective Board for C&J’s needs, strategy and business environment. We believe that the evaluation program has been designed such that any gaps or skill-related deficiencies would be identified and addressed as part of the process.

Director Independence

As a publicly traded company listed on the NYSE, we are required to comply with the rules and regulations of the NYSE as well as that of the SEC. The NYSE requires listed companies to have a board of directors with at least a majority of independent directors, as that term is defined by the applicable rules and regulations of the NYSE and SEC. Additionally, each of the Audit Committee, Compensation Committee and Nominating and Governance Committee is required to be comprised solely of independent directors, with heightened standards applicable to Audit Committee and Compensation Committee members.

As discussed below, all of our directors, including the Board Chair, are independent of the Company and management, except for Mr. Gawick who serves as our President and Chief Executive Officer (“CEO”). This is substantially above the NYSE requirement that a majority of the directors be independent. In accordance with the rules of the NYSE, only independent directors serve on the Board’s standing committees.

Each year, our Nominating and Governance Committee evaluates the relationships between the Company and each director and reports the results of its review to the Board. To be considered “independent,” a director must be affirmatively determined by the Board, at the recommendation of the Nominating and Governance Committee and after due deliberation, to have no material relationship with the Company other than as a director. Rather than adopting categorical standards, the Nominating and Governance Committee and the Board assess the relationships and other facts and circumstances relevant to director independence on a case-by-case basis, in each case consistent with the applicable rules and regulations of the NYSE and SEC.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 15

DIRECTORS AND NOMINEES

After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and such person, and based on the review and recommendation of the Nominating and Governance Committee, the Board has affirmatively determined that each of Messrs. Murray, Brightman, Kennedy, Mueller, Roemer and Zawadzki has no material relationships with the Company and, is “independent” under the applicable rules and regulations of the SEC, the NYSE and in accordance with our Corporate Governance Guidelines. In addition to the Board-level standards for director independence, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE and SEC rules, and each member of the Compensation Committee meets the heightened independence standards for compensation committee members under the NYSE rules.

The Board’s independence determinations included a review of the transactions that occurred since the beginning of 2018 with entities associated with our directors or members of their immediate family. In addition, in making its independence determinations, the Board considered that Mr. Zawadzki is a senior employee of GSO Capital Partners LP (together with its affiliates and related funds, “GSO”), a stockholder of the Company, and that he was initially designated for nomination to the Board by GSO pursuant to a Stockholders Agreement entered into by the Company with GSO and certain other similarly situated holders upon our emergence from a Chapter 11 financial restructuring effective January 6, 2017. The Stockholders Agreement was terminated pursuant to its terms in April 2017, however, GSO remains party to a Registration Rights Agreement with the Company.

Mr. Gawick, our President and CEO, is not considered to be “independent” due to his employment with the Company; none of our other directors have ever been employed by us.

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BOARD GOVERNANCE AND STRUCTURE

The Role of the Board

C&J’s Board of Directors and committees of the Board serve as the ultimate decision-making body for our Company, except for matters reserved for our stockholders. The primary function of the Board is independent oversight. The Board oversees the proper safeguarding of the Company’s assets, the maintenance of appropriate financial and other internal controls and the Company’s compliance with applicable laws and regulations and good governance.

The Board, on behalf of the Company and its stockholders, appoints and oversees our CEO and executive management team in conducting the business and managing the affairs of the Company. In doing so, the Board monitors and provides guidance to our executives on the strategic and business planning process to ensure ethical stewardship and focus on long-term value creation and our overall performance, business and financial strength and health.

The basic responsibility of each director is to exercise independent business judgment to act in what such director reasonably believes to be in the best interests of the Company and its stockholders as a whole. Directors discharge their responsibilities at Board and committee meetings and through ongoing communication with each other and with management throughout the year.

The Board believes that it has a strong governance structure in place to ensure independent oversight on behalf of all stockholders and effective governance in all areas of its responsibilities. We have established processes for the effective oversight of critical issues entrusted to the independent directors and to these standing committees, such as:

•	Strategic planning and the execution of business strategies and performance;

•	The integrity of our financial reporting and related internal controls;

•	The appointment, focus and performance of our independent auditor and internal audit function;

•	The effectiveness of our compliance and risk management programs, including internal processes and internal controls;

•	An appropriate culture of integrity and risk awareness;

•	Compensation philosophy and executive compensation;

•	Succession planning and talent management for our executive management team;

•	Board leadership and the appointment of the independent chair;

•	The structure and composition of the Board and committees;

•	Evaluations of Board, committee and director performance and effectiveness; and

•	Nominations for directors.

Strategy Oversight

Oversight of the Company’s business strategy and strategic planning is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process. Directors discharge their duties through discussion at regular Board meetings and a dedicated meeting each year to focus on business strategy and strategic planning.

While the Board oversees the Company’s business strategy, our executive team is charged with executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our senior management team.

Risk Oversight

Enterprise risk management is a Company-wide initiative that involves the Board and management identifying, assessing and managing risks that could affect our ability to fulfill our business objectives or execute our corporate strategy. Our enterprise risk management activities involve the identification and assessment of a broad range of risks and the development of plans to mitigate their effects. It is management’s responsibility to manage the Company’s risk exposure and potential impact of the many risks that are associated with our business and a primary function of our Board is to assist and oversee management in this effort. The Board, as a whole and also at the committee level, shares this oversight responsibility. The Board’s committees assist the Board in fulfilling its oversight responsibilities with respect to risks within its areas of responsibilities, as further discussed below. We believe the Board’s role in risk oversight is consistent with the Company’s leadership structure, with our CEO and other members of senior management having direct responsibility for risk management, and the independent directors involved in providing oversight of management’s efforts to reduce, mitigate or eliminate the risks that we face.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 17

BOARD GOVERNANCE AND STRUCTURE

The primary means by which the Board and its designated committees oversee our risk management structure and policies is through regular communications with management, specifically including with our General Counsel, our head of internal audit, our CEO, and our Chief Financial Officer ("CFO"). In connection with our regular quarterly Board and Committee meetings, the full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. In addition, upon request, either the full Board or a committee may receive additional reports from those executive officers who are deemed responsible for particular risks. The chair of each of the committees will also discuss and review significant matters with management outside of the quarterly Board meetings as needed. When a committee receives a separate report, or the chair has separate discussions, the committee chair may discuss that report with the full Board.

Environmental Risks

As part of our commitment to long-term value creation, the Board and our executive team are committed to monitoring how the Company’s performance, opportunities and strategy are impacted by, and impact, the environment. This review, which is part of the Company’s general risk management process, includes an evaluation of the Company’s material climate-related risks; all material risks identified in the risk management process are assessed by management and reported to the Board. We strive to adhere to environmentally responsible practices and to keep environmental impacts a focus of our research and development initiatives.

Cybersecurity Risks

To guard against the threat of security breaches and cyber-attacks, the Company’s Vice President of Information Technology manages our cybersecurity initiative, which is focused on protecting and preserving the confidentiality, integrity and continued availability of all information owned by, or in the care of, the Company. The Vice President of Information Technology works closely with the General Counsel in this effort.

The Audit Committee receives regular reports from the Vice President of Information Technology related to cybersecurity (including any incidents), privacy and security and controls. As part of this, the Audit Committee will review the results of periodic exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our internal preparedness.

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BOARD GOVERNANCE AND STRUCTURE

In addition, our internal audit team will also periodically review and report to the Audit Committee on aspects of cybersecurity as part of its audits.

People Risks

The Board and our executive team are committed to promoting a healthy and ethical culture throughout the organization. The Board receives regular reports from the Company’s General Counsel, who serves as Chief Compliance Officer, regarding the Company’s compliance program. As part of this, the Board regularly reviews all complaints received through the anonymous whistleblower hotline as well as key data related to ongoing legal proceedings. We also have strict Board reporting obligations such that the General Counsel immediately reports to the Board and Audit Committee Chair any complaint – however reported – regarding an executive officer.

The Board also receives regular reports from our senior management team about our other people-related strategies, programs and initiatives, including recruitment, retention, engagement, training and development, health and safety, talent management and diversity.

Board Structure

Our bylaws provide that the Board shall consist of a number of directors to be determined from time to time by the Board. Pursuant to our Corporate Governance Guidelines (discussed below), the Board’s size is assessed at least annually by the Nominating and Governance Committee and any necessary or advisable changes are recommended to the Board, as appropriate. Our Board currently consists of seven directors classified into three classes of directors, designated Class I, Class II and Class III, with each class to consist, as nearly as practicable, of one-third of the total number of directors then constituting the entire Board and each class to have a three-year term. The Board has three standing committees to assist in discharging its responsibilities: Audit Committee, Compensation Committee and Nominating and Governance Committee.

The following table identifies the current members of the Board, their respective classes, the standing committees of the Board on which they serve, and the chair of each committee as of the date of this Proxy Statement.

Name of Director	Independent	Class	Audit Committee	Compensation Committee	Nominating and Governance Committee
Donald Gawick(1)		III
Patrick Murray	+	III
Stuart Brightman	+	I		*	*
John Kennedy	+	II	*		*
Steven Mueller	+	III	*	*
Michael Roemer	+	II		*	*
Michael Zawadzki	+	I		*	*

*	Committee Member

Committee Chair

+

The NYSE and SEC require that each of the Audit Committee, Compensation Committee and Nominating and Governance Committee be comprised solely of independent directors, with heightened standards applicable to Audit Committee and Compensation Committee members. We also significantly exceed the NYSE requirement that a majority of the directors be independent.

(1)	President and Chief Executive Officer.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine an appropriate board leadership structure to provide for independent oversight of management. The Board believes that there is no single, generally accepted board leadership structure that is appropriate for all companies, and that the right structure may vary for a single company as circumstances change. As such, our independent directors, led by the Nominating and Governance Committee, consider the Board’s leadership structure at least annually, and may modify this structure from time to time to best address the Company’s unique circumstances and advance the best interests of all stockholders, as and when appropriate. In connection with this review, the Board Chair is selected annually by the independent directors.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 19

BOARD GOVERNANCE AND STRUCTURE

The Board has determined that the roles of Board Chair and CEO should continue to remain separate, and that it is advisable and in the best interest of the Company to have an independent director serve as Chair. On December 11, 2018, it was determined that Mr. Murray should continue to serve as the chair of the Board. The Board believes that this governance structure will allow Mr. Gawick to focus his time and energy on managing the Company and Mr. Murray to lead the Board in its fundamental role of providing guidance, advice and counsel regarding our business, operations and strategy, and that having a separate chair will better position the Board in evaluating the performance of management and our overall corporate performance. The Board believes that Mr. Murray’s deep knowledge and understanding of our industry, along with his prior experience as a board chair and chief executive officer in other companies, puts him in the best position to lead our Board. In order to ensure continued independent oversight, in the absence of the Board Chair, the chair of the Nominating and Governance Committee would act as Board chair.

Under our current leadership structure, the responsibilities of the Board Chair include:

•	Presiding over meetings of the Board;

•	Presiding over meetings of stockholders;

•	Regularly consulting with the CEO and serving as a liaison between the independent directors and the CEO on sensitive issues and otherwise when appropriate;

•	Encouraging and facilitating active participation of all directors;

•	Monitoring and coordinating with the CEO and/or Corporate Secretary on corporate governance issues and developments, as needed;

•	Calling meetings of the independent directors, as needed; and

•	Being available for consultation and direct communication with major stockholders, if requested.

Board Committees

As noted above, our Board has three standing committees: Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee has a charter, which is available on our website at http://www.cjenergy.com/about-us/corporate-governance/ under “Corporate Governance.” Stockholders may obtain printed copies of any charter, free of charge, by sending a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd. Houston, Texas 77042, Attn: Corporate Secretary, or by emailing ShareholderEngagement@cjes.com.

A summary description of each committee, its function and charter, are provided below:

Audit Committee

Our Audit Committee assists the Board in its oversight of the accounting and financial reporting process of the Company, including the review, integrity and/or audit of the Company’s financial statements, the Company’s legal and regulatory compliance, the independent registered public accounting firm’s qualifications, independence, performance and related matters, and the performance of the Company’s internal audit function.

Pursuant to its charter, the purposes, authority and responsibilities of the Audit Committee include the following:

•	Oversee the quality, integrity and reliability of our financial statements, our accounting and financial reporting processes and our financial statement audits;

•	Oversee the effectiveness of our systems of disclosure controls and procedures and internal controls over financial reporting;

•	Encourage continuous improvement and foster adherence to our policies, procedures and practices at all levels;

•

Oversee the effectiveness and performance of our external audit function, including the qualifications, independence and performance of the independent registered public accounting firm engaged for the purposes of preparing or issuing an audit report or performing other audit, review or attest services;

•	Oversee the effectiveness and performance of our internal audit function;

•	Oversee our policies with respect to risk assessment and risk management;

•

Oversee our compliance with legal and regulatory requirements, as well as our ethical standards and significant corporate policies, procedures and practices, including through the establishment of reporting procedures;

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BOARD GOVERNANCE AND STRUCTURE

•

Provide for and foster open communication between and among itself, our independent registered public accounting firm, financial and senior management, the internal audit department and our Board, always emphasizing that the independent registered public accounting firm is accountable to the Audit Committee; and

•	Annually prepare an “Audit Committee Report” for inclusion in the proxy statement for each annual meeting of stockholders, in accordance with applicable rules and regulations.

Our Audit Committee meets regularly with our Legal and Finance teams, as well as internal auditors and independent registered public accounting firm, regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and our significant corporate policies. Our Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, accounting changes that could affect our financial statements and proposed audit adjustments.

In connection with these purposes and to satisfy its oversight responsibilities, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications (including independence) of, and determines the compensation for, our independent registered public accounting firm.

Our Audit Committee chair routinely meets between formal committee meetings with our CFO, Chief Accounting Officer ("CAO") and other members of our Finance team, as well as our General Counsel and other members of our Legal team, our internal auditors and our independent audit firm.

While our Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of our Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with U.S. GAAP and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements.

The current members of the Audit Committee are Messrs. Roemer (chair), Kennedy and Mueller. Our Board has determined that all members of our Audit Committee are independent as that term is defined by the listing requirements of the NYSE and by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. Additionally, our Board has determined that each member of the Audit Committee is financially literate, and that Mr. Roemer has accounting and financial expertise that is advantageous for service as chair. Our Board has also determined that Messrs. Roemer and Mr. Kennedy are each an “audit committee financial expert” following a determination that each met the criteria for such designation under the rules and regulations of the SEC. For information regarding Messrs. Roemer’s and Kennedy’s business experience please read “Directors and Nominees—Director Biographies and Qualifications.”

Compensation Committee

Our Compensation Committee assists the Board in discharging its responsibilities with regard to executive compensation, as well as the compensation of our outside directors. The Compensation Committee also has oversight of risks relating to our overall compensation and benefit plans, policies and programs.

Pursuant to its charter, the purposes, authority and responsibilities of the Compensation Committee include the following:

•

Assist the Board in discharging its responsibilities relating to the compensation of our CEO and other executive officers, including with respect to the review, evaluation and approval of compensation agreements, plans, policies and programs as they affect our executive officers;

•	Assist the Board in establishing the appropriate incentive compensation and equity-based plans, and to administer such plans;

•	Assist the Board in fulfilling its oversight responsibilities of risks relating to our overall compensation and employee benefit plans, policies and programs as they affect all employees;

•	Assist the Board in discharging its responsibilities relating to the compensation of our directors;

•

Review and discuss with management the “Compensation Discussion and Analysis” disclosures proposed to be included in our proxy statement for each annual meeting of stockholders or our annual report on Form 10-K, as applicable, and determine whether to recommend to our Board that the proposed Compensation Discussion and Analysis disclosure be included in the proxy statement or annual report, in accordance with applicable rules and regulations; and

•

Annually prepare a “Compensation Committee Report” for inclusion in the proxy statement for each annual meeting of stockholders or annual report on Form 10-K, as applicable, in accordance with applicable rules and regulations of the SEC.

Among other responsibilities, the Compensation Committee annually reviews and approves the compensation structure for the Company’s CEO and executive officers, including base salary, annual cash incentive and long-term incentives. As part of this, the

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 21

BOARD GOVERNANCE AND STRUCTURE

Compensation Committee will review incentive compensation and equity-based plans, and, at least annually, advise management and the Board on the design and structure of the Company’s compensation and benefits programs and policies and approve changes thereto, or to recommend changes to the Board, as the Compensation Committee determines appropriate. The Compensation Committee is also responsible for approving all employment agreements related to our executive officers. Additionally, following each stockholder meeting at which “say-on-pay” resolutions are proposed for a stockholder advisory vote, the Compensation Committee will review the results of the stockholder advisory vote, and consider whether to make any adjustments to our executive compensation program.

In addition, our Board has delegated to the Compensation Committee the responsibility for establishing, implementing and monitoring the compensation for our outside directors. Our Compensation Committee establishes, reviews and approves the compensation of our directors and makes appropriate adjustments based on their performance, duties and responsibilities and competitive environment. Our Compensation Committee’s primary objectives in establishing and implementing director compensation are to:

•	Ensure the ability to attract, motivate and retain the talent necessary to provide qualified Board leadership; and

•	Use the appropriate mix of long-term and short-term compensation to ensure high Board and/or committee performance.

Under its charter, our Compensation Committee has the authority to select, retain, approve the fees and other retention terms of, and terminate the services of an independent compensation consultant or other experts to assist the Compensation Committee in fulfilling its responsibilities, including the evaluation of the compensation of our executive officers and directors.

The current members of the Compensation Committee are Messrs. Kennedy (chair), Brightman, Mueller, Roemer and Zawadzki, each of whom our Board has determined to be independent and eligible for service on the Compensation Committee under the rules and regulations of the SEC and the NYSE.

Nominating and Governance Committee

Our Nominating and Corporate Governance Committee is responsible for the oversight of risks relating to corporate governance, Board organization, membership and structure, and succession planning for our senior management team, including our CEO.

Pursuant to its charter, the purposes, authority and responsibilities of our Nominating and Governance Committee include the following:

•	Advise our Board and make recommendations regarding appropriate corporate governance practices and assist our Board in implementing those practices;

•

Assist our Board by identifying individuals qualified to become members of our Board, consistent with criteria approved by the Board, and recommending director nominees for election to the Board at each annual meeting of stockholders or for appointment to fill vacancies on the Board;

•	Advise our Board and make recommendations regarding the appropriate composition of our Board and its committees;

•

Lead our Board in its annual performance evaluation of the Board, its committees and the directors, as required and determined appropriate, and of our CEO and senior executive officers, as required and determined appropriate; and

•

Direct all matters relating to succession planning for our CEO, as well as succession planning for the other members of our executive team in consultation with our CEO and succession planning of our senior accounting and financial personnel in consultation with the Audit Committee.

22 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

BOARD GOVERNANCE AND STRUCTURE

In connection with these purposes, our Nominating and Governance Committee evaluates potential new members of our Board, actively monitors and advises the Board about appropriate corporate governance practices, evaluates director independence under the applicable standards, and identifies the qualities and characteristics necessary for an effective CEO.

Our Nominating and Governance Committee is responsible for developing and recommending to the Board appropriate criteria for selecting new directors and actively seeking out candidates for recommendation to our Board. In considering candidates for our Board, our Nominating and Governance Committee considers the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by our Nominating and Governance Committee, as different factors may assume greater or lesser significance at particular times. Furthermore, the needs of our Board may vary in light of its composition, and our Nominating and Governance Committee’s perceptions about future issues and needs. However, while the Board does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, our Nominating and Governance Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications and whether a prospective nominee has relevant business and financial experience, industry or other specialized expertise and a high moral character.

Our Nominating and Governance Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by our Nominating and Governance Committee or stockholder recommendations. Our Nominating and Governance Committee does not typically alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder. In evaluating a candidate’s relevant experience, our Nominating and Governance Committee considers previous experience as a member of our Board.

The current members of the Nominating and Governance Committee are Messrs. Mueller (chair), Brightman, Kennedy, Roemer and Zawadzki, each of whom our Board has determined to be independent under the rules and regulations of the SEC and the NYSE.

Meetings of the Board and Committees

During 2018, the Board and Committees formally met as follows:

Board	14
Audit Committee	9
Compensation Committee	5
Nominating and Governance Committee	3

Each of our directors attended at least 75% of the meetings of the Board and the committees on which he served in 2018. Pursuant to our Corporate Governance Guidelines, directors are expected to attend meetings of the Board and of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Directors are encouraged but not required to attend our annual stockholder meetings, and the Company will make all appropriate arrangements for directors who choose to attend. Four of our directors attended our 2018 annual meeting of stockholders.

From time to time between meetings, Board and committee members confer with each other as well as with management and independent consultants regarding relevant issues, and representatives of management may also meet with such the consultants on behalf of the Board or relevant committee.

Board Governance

We are committed to adhering to sound principles of corporate governance. Our Board has adopted Corporate Governance Guidelines and charters for the standing committees, which together with the Company’s certificate of incorporation and bylaws form the framework for the governance of the Company and promote the effective functioning of the Board, its committees and the Company. The Nominating and Governance Committee periodically, and at least annually, reviews our Corporate Governance Guidelines and leads the committees in review of their respective charters to ensure that they reflect the Board’s corporate governance objectives and commitments. Any proposed modifications to the Corporate Governance Guidelines are presented to the Board for its approval.

A discussion of certain key matters governed by the Corporate Governance Guidelines follows immediately below, and summaries of each committee charter are set forth above under “—Board Committees.” The Corporate Governance Guidelines and committee charters are available on our website at http://www.cjenergy.com/about-us/corporate-governance/ under “Corporate Governance.” Stockholders may also obtain printed copies of these documents, free of charge, by sending a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd. Houston, Texas 77042, Attn: Corporate Secretary or by emailing ShareholderEngagement@cjes.com.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 23

BOARD GOVERNANCE AND STRUCTURE

Executive Sessions

To facilitate candid discussion among the directors, our non-employee directors regularly meet in executive session as part of Board and Committee meetings. Generally, executive sessions are held without management present. Executive sessions are consistently held in conjunction with regular Board and/or committee meetings. The chair of the Board or of the respective committee presides at each executive session in conjunction with Board and/or committee meetings.

Board Tenure

Our Board evaluates its composition holistically, in the context of our long-term strategy, future needs and current business environment, among other considerations. The Board does not believe it is in the best interest of the Company and its stockholders to establish limits on director service. As an alternative to term limits or mandatory retirement requirements, the Nominating and Governance Committee will review each director’s continuation on the Board during the final year of such director’s term. This will allow each director the opportunity to confirm such person’s desire to continue as a member of the Board, and it allows the Board the opportunity to routinely assess the skills and characteristics required of directors in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.

Board Access to Independent Advisors and Our People

Our Board and each committee has the power to hire independent legal, financial or other experts and advisors as it may deem necessary, without consulting or obtaining approval of any executive officer of the Company in advance.

Directors have full and free access to officers and employees of the Company, and they are encouraged and provided opportunities to talk directly to any officer or employee regarding any questions or concerns the director may have.

Annual Performance Evaluations, Review of Committee Charters

The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. The Board, each committee and each director conduct a self-evaluation of its performance and effectiveness on an annual basis. The Nominating and Governance Committee leads and oversees this evaluation process focused on three components: (1) the Board, (2) Board committees and (3) individual directors.

In addition to evaluating composition and effectiveness, the Nominating and Governance Committee also assists each Committee in the review and evaluation of its charter. The chair of each committee then reports to the full Board about the committee’s annual evaluation of its performance and evaluation of its charter.

24 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

BOARD GOVERNANCE AND STRUCTURE

Management Performance Evaluation and Succession Planning

Each year, the Nominating and Governance Committee will lead the Board in the annual performance review of our CEO. The Nominating and Governance Committee may also review the performance of the other members of our executive team as deemed appropriate, including in connection with the Company’s succession planning.

The Nominating and Governance Committee will meet annually on succession planning for our CEO, as well as for the other members of our executive team in consultation with our CEO, and succession planning of our senior accounting and financial personnel in consultation with the Audit Committee, so that qualified candidates are available for executive positions, including in emergency situations, and so that development plans are being utilized to strengthen the skills and qualifications of candidates.

Stock Ownership Guidelines

The Board expects all directors and executive officers to display confidence in the Company by requiring directors and officers to hold a significant amount of our common stock. The Board has established meaningful stock ownership guidelines for all non-employee directors and executive officers, which includes a requirement to retain ownership of at least 50% of the net after-tax shares of common stock pursuant to any equity-based awards received from the Company unless such person has met and is in compliance with the applicable ownership requirements. The Compensation Committee periodically assesses these guidelines and our directors’ and executive officers’ stock ownership relative to the guidelines, and makes recommendations as appropriate. For a description of the stock ownership guidelines applicable to our non-employee directors and executive officers, please see “Compensation Discussion and Analysis—Stock Ownership Guidelines.”

Director Orientation and Continuing Education

The Nominating and Governance Committee is responsible for developing and annually evaluating orientation and continuing education programs for directors, and for making appropriate recommendations to the Board.

Service on Other Boards

Our directors are expected to limit their other board memberships to a number which permits them, given their individual circumstances, to responsibly perform all of their director duties. No director may serve on the board of directors of more than three other public companies, unless the Board approves an exception. None of our directors currently serve on the board of directors of more than three other public companies.

Communications with the Board

Our Board welcomes communications from our stockholders and other interested parties. The Board has established a process for all interested parties to send communications, other than sales-related communications, to one or more of its members, including to the independent or non-management directors as a group. Interested parties may contact the Board, any Committee of the Board, or any Board member (including the chair of the Board), by writing to them at the following address:

C&J Energy Services, Inc.

3990 Rogerdale Rd.

Houston, Texas 77042

Attn: General Counsel and Corporate Secretary

ShareholderEngagement@cjes.com

The envelope containing each communication, or the email subject line, should be clearly marked as “Board of Director Communication” and clearly identify the intended recipient(s) of the communication so that the communication can be forwarded to the specified parties.

Our General Counsel will review and forward, as expeditiously as reasonably practicable, each communication received to the addressees if the communication falls within the scope of matters generally considered by our Board.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 25

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We are committed to adhering to sound principles of ethical conduct and good corporate governance. We have adopted corporate governance policies and practices that are consistent with C&J’s core values, reflect prevailing governance standards and many “best practices” features, promote the effective functioning of our Company and ensure that it is managed with integrity and in the best interest of our stockholders. The following is a summary of some our corporate governance practices and policies:

Strong Governance Practices

•  Directors elected by majority vote in uncontested elections

•  Regular executive sessions

•  Annual Board and committee evaluations

•  Meaningful stock ownership guidelines

•  Clawback policy

•  Directors and employees prohibited from hedging Company stock

•  Directors and employees prohibited from pledging Company stock

•  No Company funds or assets permitted for political purposes

Independent Oversight

•  All but 1 director is independent

•  Independent chair

•  Nominating and Governance Committee chair, who is independent, to preside in the Board Chair’s absence

•  Committees composed entirely of independent directors who meet applicable heightened standards

Foundation for Certain Governing Document Provisions

Upon emergence from the Chapter 11 financial restructuring in January 2017, the Company adopted a certificate of incorporation and bylaws that contained provisions regarding, among other things, a classified board and certain supermajority provisions. The Company’s certificate of incorporation requires a supermajority vote to amend C&J’s bylaws and portions of the certificate of incorporation. The supermajority requirements are limited to fundamental corporate governance provisions and serves as a protection against arbitrary amendment to certain provisions. These provisions provided stability and were seen as being necessary, appropriate and in the best interest of the Company and our stockholders at that time.

The Board recognizes that the general sentiment among the investment community with respect to these provisions varies, and the Company engages with our stockholders to understand their views on these important governance matters. As discussed above, overall stockholder feedback during our 2018 outreach was understanding of the benefits and rationale for the continuance of these governance provisions at this time, and multiple stockholders expressly supported their continuance.

Our Board continues, and will continue, to routinely evaluate the necessity and appropriateness of our governance structures and solicit feedback from stockholders, including regrding the classified board and certain super majority provisions. After careful consideration, with siginificant weight given to stockholder feedback on these points, our Board has determined that at this time, it is not in the best interest of the Company or its stockholders to change these governance structures. The Board believes that, in light of the Company’s relatively recent emergence from bankruptcy and current volatility in the oilfield services industry, the classified structure and supermajority vote provisions contribute to the Company’s stability and continuity of leadership and strategies and enhances the ability of our Board to look to the long-term best interest of the Company and our stockholders. Our Board strongly believes that these provisions do not diminish the rights of our stockholders generally, or come at the cost of directors’ accountability to our stockholders.

Code of Conduct and Corporate Policies

We have adopted a Corporate Code of Business Conduct and Ethics (the “Code of Conduct”), which applies to all of our directors, officers and employees. The Code of Conduct provides basic principles and guidelines to assist our people in complying with the legal and ethical requirements governing our business conduct.

The Code of Conduct is supplemented by our other corporate policies, including our Financial Code of Ethics (the “Financial Code of Ethics”), which sets forth the ethical principles by which our CEO, CFO, CAO, controllers and other senior financial and accounting officers are expected to conduct themselves when carrying out their duties and responsibilities.

26 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Any waivers to our Code of Conduct or Financial Code of Ethics can only be made by the Board or a committee thereof. Any amendment to, or waiver from, a provision of the Code of Conduct or Financial Code of Ethics that (i) applies to our CEO, CFO, CAO, controllers or other persons performing similar functions to the foregoing, and (ii) relates to any element of the code of ethics definitions, as enumerated in Item 406(b) of SEC Regulation S-K, will be posted on the Company’s website at www.cjenergy.com within four business days following the date of the amendment or waiver. There were no waivers of the Code of Conduct or Financial Code of Ethics during 2018 or in 2019 to date.

Copies of the Code of Conduct and the Financial Code of Ethics are available on our website at http://www.cjenergy.com/about-us/compliance-ethics/. Information on or accessible from our website is not incorporated by reference into this Proxy Statement. Stockholders may also obtain electronic or printed copies free of charge by sending a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd. Houston, Texas 77042, Attn: Corporate Secretary, or by emailing ShareholderEngagement@cjes.com.

Other important corporate policies and practices include the following:

•

Compliance Reporting Policy and Procedures. In keeping with our commitment to maintaining the highest standards of ethical and legal conduct, and pursuant to the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and applicable rules and regulations of the SEC, our Compliance Reporting Policy and Procedures (also known as the “Compliance Reporting Policy”) sets forth established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding (a) financial reporting, accounting, disclosure controls and procedures and internal controls over financial reporting or auditing matters, (b) potential violations of the laws, rules and regulations that govern the Company’s business or of the Company’s codes, standards, policies and procedures and (c) any other activities which otherwise may amount to unethical or improper conduct, and (ii) the confidential and anonymous submission by stakeholders (including employees, contractors, agents, representatives, customers, suppliers and other affiliates) of concerns regarding questionable or potentially questionable accounting matters, compliance matters or ethical matters. A copy of the Compliance Reporting Policy is available on our website at http://www.cjenergy.com/about-us/compliance-ethics/. Stockholders may also obtain electronic or printed copies of the policy, free of charge, by sending a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd. Houston, Texas 77042, Attn: Corporate Secretary, or by emailing ShareholderEngagement@cjes.com.

•

Related Persons Transaction Policy. Our Board has adopted a written policy governing related persons transactions as part of the Board’s commitment to good governance and independent oversight. This policy provides for the review and approval of certain transactions or arrangements involving the Company, on one side, and, on the other side, a “Related Person,” which includes any of our directors (or nominees for director), executive officers, stockholders owning more than 5% of the Company, and/or any immediate family members of any of the foregoing. As a general matter, we discourage “Related Persons Transactions” because they may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. We will only enter into or ratify Related Persons Transactions when the Audit Committee or the Board, as applicable, determines such transactions are in our best interests and the best interests of our stockholders. Additionally, our Code of Conduct restricts our directors, officers and employees from engaging in any business or conduct, or entering into any agreement or arrangement, that would give rise to an actual or potential conflict of interest. Under the Code of Conduct, conflicts of interest occur, among other circumstances, when an individual’s private or family interests interfere in any way with the interests of the Company or its stockholders. We have processes for reporting actual or potential conflicts of interests, including Related Persons Transactions, under our Code of Conduct. Our Related Persons Transaction Policy supplements our Code of Conduct and is intended to assist us in complying with the disclosure obligations concerning certain Related Persons Transactions under the SEC rules. Please see “Transactions with Related Persons—Policies and Procedures for Identifying, Assessing and Approving Related Persons Transactions” for additional information regarding our Related Persons Transaction Policy.

•

Insider Trading Policy. Our Insider Trading Policy provides guidelines to our directors, officers, employees, agents, advisors and consultants with respect to transactions in the Company’s securities for the purposes of promoting compliance with applicable securities laws. Integrity and fair dealing are fundamental to the way we do business and we believe that it is vitally important that we maintain the confidence of our stockholders and the public markets. Our commitment to integrity and fair dealing means that our directors, officers and employees do not misuse material, non-public information, or take personal advantage of such information, to the detriment of or unfair advantage over others who do not have material, non-public information. We are determined to preserve our reputation, and we take our obligation to prevent insider trading violations seriously. Our Insider Trading Policy also prohibits short-term or speculative transactions involving C&J securities, including purchase of C&J stock on margin, short sales of C&J stock, buying or selling puts or calls on C&J stock, and pledging C&J stock. Additionally, we believe it is inappropriate for our people to be creditors of the Company due to actual or perceived conflicts of interest that may arise in connection therewith. Therefore, transactions in C&J debt securities, whether or not those securities are convertible into C&J stock, are prohibited by the Insider Trading Policy.

•

Anti-Hedging Policy. The Anti-Hedging Policy supplements our Insider Trading Policy and prohibits our people (including our directors) from engaging in hedging, monetization and other speculative transactions that are designed to hedge or offset any

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 27

CORPORATE GOVERNANCE

decrease in the market value of the Company’s securities. Such transactions are prohibited because they present the appearance of a “bet” against the Company. They also allow the holder to own the Company’s securities without the full risks and rewards of ownership, which potentially separates the holder’s interest from that of the Company and its other stockholders. Transactions involving Company-based derivative securities are also prohibited, whether or not entered into for hedging or monetization purposes.

•

International Business Requirements Compliance Program. We are committed to maintaining the highest ethical and legal standards, complying with both the letter and spirit of applicable laws and regulations in each country in which we do business. We have adopted robust policies and procedures to provide additional guidance to our directors, officers, employees, agents, contractors, partners and other third parties representing the Company to ensure that our business practices and operations are in compliance with applicable laws, including the following:

•

Anti-Corruption Policy and related Compliance Procedures, to ensure compliance with the United States Foreign Corrupt Practices Act of 1977 (“FCPA”), which makes it a crime to give, or to offer to give, anything of value to non-U.S. government officials (including employees of state-owned companies, such as national oil and transportation companies) or to improperly influence the performance of the officials’ duties. The FCPA also includes requirements that public companies, like the Company, have strong internal controls and accurate books and records. Many other countries have also adopted their own domestic anti-corruption and anti-bribery laws. Our Anti-Corruption Policy and related Compliance Procedures are designed to ensure that our business practices and operations are in compliance with applicable anti-corruption, anti-bribery and record keeping laws, including the FCPA and Sarbanes-Oxley;

•

Compliance Policy on Trade Restrictions, Sanctions & Anti-Money Laundering Requirements and related Compliance Procedures, to ensure compliance with trade sanctions maintained by the U.S. government against targeted foreign countries, as well as terrorists and international drug traffickers, according to U.S. foreign policy and national security objectives; and

•

Export Compliance Policy and related Compliance Procedures, to ensure compliance with U.S. laws and regulations governing the export of goods, technologies and services from the U.S., the release of sensitive technologies to foreign persons in the U.S., and the retransfer of U.S.-origin goods and technologies abroad.

•

Conflict Minerals Policy and Compliance Program. Our Conflict Minerals Policy is part of our commitment to being a responsible corporate citizen and complying with SEC regulations requiring publicly traded companies to file annual reports disclosing certain “conflict minerals” (defined as columbite-tantalite/coltan (tantalum), cassiterite (tin), wolframite (tungsten), gold, or their derivatives that originate from the Democratic Republic of Congo and its adjoining countries (“Conflict Areas”) and are necessary to the functionality of products we manufacture or contract to manufacture. We are committed to the responsible sourcing of materials, products and components and to exercising diligence over our sourcing practices so as not to support conflict, human rights abuses or crimes against humanity. We have taken steps to establish a due diligence framework and compliance program and have implemented the Conflict Minerals Policy across the Company. We also communicate to our suppliers our expectation that they will cooperate with our efforts to procure materials, products, and components that either do not originate from the Conflict Areas or are otherwise conflict-free. A copy of the Conflict Minerals is available on our website at http://www.cjenergy.com/about-us/compliance-ethics/supplier-conduct under “Materials Sourcing and Our Commitment to a Conflict-Free Supply Chain.” Stockholders may also obtain electronic or printed copies of the policy, free of charge, by sending a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd. Houston, Texas 77042, Attn: Corporate Secretary, or by emailing ShareholderEngagement@cjes.com.

•

Lobbying and Political Action Restrictions. We do not permit the use of Company funds or assets for political purposes, including for contributions to any political party, candidate or committee, whether federal, state or local. In addition, we do not lobby or contribute to any third-party political action committees or other political entities organized under Section 527 of the Internal Revenue Code.

•

Clawback Policy. In October 2018, we adopted a clawback policy which allows our Board to recoup incentive-based compensation – whether cash or equity - in specified instances. See “Compensation Discussion and Analysis—Clawback Policy.”

•

Compensation Policies. Our compensation-related policies and practices reflect prevailing governance standards and include many “best practices” features intended to strengthen the alignment of compensation with stockholder interest, support short- and long-term objectives, and promote long-term value creation, which are discussed throughout “Compensation Discussion and Analysis.”

28 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

2 People EXECUTIVE MANAGEMENT TEAM 30 SHARE OWNERSHIP INFORMATION 33 Section 16(a) Beneficial Ownership Reporting Compliance 33 Largest Owners of Company Stock 33 Security Ownership of Management 34 Equity Compensation Plan Information 35 TRANSACTIONS WITH RELATED PERSONS 36 Policies and Procedures for Identifying, Assessing and Approving Related Persons Transactions 36 Related Persons Transactions 37

EXECUTIVE MANAGEMENT TEAM

EXECUTIVE MANAGEMENT TEAM

Our executive officers serve at the discretion of our Board. The following table sets forth certain information as of the date of this Proxy Statement regarding our executive officers:

Name	Age	Position
Donald Gawick(1)	61	President and Chief Executive Officer and Director
Michael Hobbs	56	Chief Operating Officer
Jan Kees van Gaalen	63	Chief Financial Officer
Danielle Hunter	36	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary
Patrick Bixenman	58	President – Research & Technology
William Driver	52	President – Well Construction, Intervention and Completion Services
Edward Keppler	54	President – Corporate Operational Development
Sterling Renshaw	50	President – Well Support Services
Timothy Wallace	57	President – Strategic Planning
Michael Galvan(2)	50	Senior Vice President – Chief Accounting Officer and Treasurer

(1)	Mr. Gawick’s biographical information is provided in the section of this Proxy Statement entitled “Proposal 1 — Election of Directors.”

(2)

Mark Cashiola, our former CFO, resigned from the Company effective as of March 20, 2018. Michael Galvan, our Senior Vice President and Chief Accounting Officer, assumed the additional role of CFO on an interim basis until Mr. van Gaalen was appointed in September of 2018.

Michael Hobbs

Mr. Hobbs serves as C&J’s Chief Operating Officer, a position he has held since August 2016. He previously served as President of C&J’s Well Services division since June 2015. Mr. Hobbs was Chief Operating Officer of the Company’s wireline division, Casedhole Solutions, at the time C&J acquired it in June 2012. Following C&J’s acquisition of Casedhole Solutions through October 2012, he served as Vice President—Operations for Casedhole Solutions. Mike first joined Casedhole Solutions in April 2010 as Vice President and General Manager for the Southern region, before being promoted to Chief Operating Officer in 2011. Mike is a 37-year veteran of the oilfield services industry, starting his career in 1980. He spent the early fourteen years of his career with Schlumberger, holding numerous operational and management positions in the Permian Basin. After leaving Schlumberger in 1997, Mr. Hobbs founded E.M. Hobbs, Inc. where he was influential in the development and implementation of many of the multi-stage completion procedures and techniques that are currently used today within the wireline service industry. Before leaving E.M. Hobbs, Inc. in 2004, Mike grew the company to 21 units in five locations in Texas and New Mexico. E.M. Hobbs is now known as E&P Wireline owned by Schlumberger.

Jan Kees van Gaalen

Mr. van Gaalen serves Chief Financial Officer of the Company, a position he has held since September 17, 2018. He is a seasoned, strategic financial executive with more than 35 years of global experience in business analytics, treasury, audit, business development and commercial management. Mr. van Gaalen served as Vice President and Chief Financial Officer of Kennametal, Inc. from September 2015 until joining C&J. Prior to joining Kennametal, Inc., he served as Executive Vice President and Chief Financial Officer for Dresser-Rand Group, Inc. from April 2013 to July 2015. He previously served as Vice President and Treasurer for Baker Hughes, Inc. from January 2008 to April 2013, as well as Vice President - Finance and Chief Financial Officer for PT Vale Inco TBK (formerly PT Inco TBK) in Jakarta, Indonesia from 2004 to 2008. From 1996 to 2004 he worked for Anglo American PLC and prior to that for Carlton Communications Plc (1994-1996); he started his career with Schlumberger. He holds a bachelor’s degree in economics from the Erasmus University in Rotterdam, Netherlands and a Master of Business Administration degree from the HEC Management School in France.

Danielle Hunter

Ms. Hunter serves as C&J’s Executive Vice President, General Counsel and Chief Risk & Compliance Officer, a position she has held since June 2016. She also serves as the Company’s Corporate Secretary. Ms. Hunter joined C&J in June 2011 and previously served as the Company’s Vice President—Corporate & Compliance and Associate General Counsel. Prior to joining C&J, Ms. Hunter practiced corporate / transactional law at Vinson & Elkins L.L.P. from 2007 through 2011, representing public and private companies and investment banking firms in numerous capital markets offerings, and mergers and acquisitions, primarily in the oil and gas industry. She also counseled clients with respect to corporate governance, compliance, SEC disclosure /

30 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

EXECUTIVE MANAGEMENT TEAM

reporting, and general corporate matters. Ms. Hunter served as a judicial law clerk to the Honorable Judge Tucker Melancon, United States District Court—Western District of Louisiana, from 2006 to 2007. Ms. Hunter graduated magna cum laude and order of the coif with a J.D. from Tulane Law School in 2006.

Patrick Bixenman

Mr. Bixenman serves as President of C&J’s Research & Technology division, having joined C&J in October 2012 to build this division from the ground up. Through the Research & Technology division, C&J develops products and provides technical support to C&J’s core service lines. He also served as C&J’s Chief Administrative Officer from January 2017 until October 2018. Prior to joining C&J, he was employed by Schlumberger from 1985 through 2012, where he gained significant technology development and manufacturing experience in wireline logging, coiled tubing, completions tools, artificial lift, drill stem testing, and subsea intervention trees. While employed by Schlumberger, he held numerous key management positions, including Engineering Manager, Manufacturing Center Manager and Technology Center Manager. Mr. Bixenman graduated from Tennessee Technology University with a B.S. in Mechanical Engineering in 1983 and Rice University with a Masters in Mechanical Engineering in 1988.

William Driver

Mr. Driver serves as President – Well Construction, Intervention and Completion Services, leading both C&J’s Well Construction and Intervention Services division and Completion Services division. He previously led C&J’s fracturing business as Senior Vice President – Fracturing from October 2012 through May 2018 when he was promoted to President – Completion Services. He joined C&J in August 2007 as Vice President – Fracturing, a position he held through October 2012. Throughout his tenure at C&J, he has been instrumental in overseeing the operational growth and success of C&J’s hydraulic fracturing business. Mr. Driver has nearly 30 years of experience in the oilfield services industry. Prior to joining C&J, he worked for Halliburton in multiple roles, including equipment operator, service supervisor, field service quality coordinator, operations manager and camp manager from August 1990 to August 2007.

Edward Keppler

Mr. Keppler serves as C&J’s President – Corporate Operational Development, a position he has held since October 2016. He is responsible for structural and tactical operational issues across all of C&J’s service lines to provide strategic direction and support through the development of standards, processes, and systems to increase efficiency and quality for C&J’s operations. Mr. Keppler previously served as President of the Company’s Drilling & Completion Services division. Prior to assuming the role of President—Drilling & Completion Services in March 2015, he served as the Company’s Senior Vice President—Corporate Oilfield Operations from July 2013. Mr. Keppler first joined C&J with the Company’s acquisition of its wireline business, Casedhole Solutions, in June 2012. He previously served as the President of Casedhole Solutions from October 2012 through July 2013, having joined Casedhole Solutions as its Vice President and General Manager for the North Region in May 2010. Prior to joining Casedhole Solutions, Mr. Keppler was employed by Schlumberger from 1991 through 2010, where he gained significant wireline experience in the North American market with extensive expertise in cased-hole operations, perforating, open-hole logging, and wellbore formation sampling. While employed by Schlumberger, Mr. Keppler held numerous key management positions, including wireline district manager in six different locations, regional operations manager for the state of Alaska, Engineering Sustaining Manager and Cased-Hole Service Delivery Manager for the U.S. Mr. Keppler’s last position before joining Casedhole Solutions was Global Wireline Technical Support Manager for Weatherford. Mr. Keppler graduated from New Mexico State University with a B.S. in Mechanical Engineering in 1990.

Sterling Renshaw

Mr. Renshaw serves as President of C&J’s Well Support Services, a position he has held since August 2017. Mr. Renshaw joined C&J in March 2015 as Senior Vice President for Northwest Well Services when C&J combined with the completion and production services business of Nabors. Since then, Mr. Renshaw has served in various senior management roles with C&J, including Senior Vice President of California and the Rocky Mountains and most recently as Senior Vice President of Operations for C&J’s Well Support Services business. Mr. Renshaw first joined Pool Company, which was subsequently acquired by Nabors and then C&J, in 1988 and held numerous operational and management positions of increasing responsibility during his 28-year tenure. He was serving as Director of Nabors’ Well Services / Special Services division at the time that C&J acquired that business in March 2015.

Timothy Wallace

Mr. Wallace serves as C&J’s President – Strategic Planning, a position he has held since May 2018. Mr. Wallace previously served as President of C&J’s Completion Services division from October 2016 to May 2018, as well as Senior Vice President – Sales & Marketing for Completion Services from January to October 2016, and Senior Vice President – Wireline and Pumping from July 2013 through January 2016. He first joined C&J with the Company’s acquisition of its wireline business, Casedhole Solutions, in June 2012, and from that time through July 2013 he served as C&J’s Vice President of Wireline Operations. Mr. Wallace joined Casedhole Solutions in October 2011 as the Southwest Regional Wireline Operations Manager.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 31

EXECUTIVE MANAGEMENT TEAM

Before arriving at Casedhole Solutions, Mr. Wallace was employed for 28 years with Schlumberger. While at Schlumberger, he held positions in operations management, sales management, software project management, corporate sales, field sales and field operations at various locations in North America, with extensive international travel. Mr. Wallace graduated from Louisiana Tech University with a B.S. in Petroleum Engineering in 1984.

Michael Galvan

Mr. Galvan serves as C&J’s Senior Vice President – Chief Accounting Officer and Treasurer, a position he has held since May 2017. During 2018, Mr. Galvan also served as Interim Chief Financial Officer, a position he held from March 2018 until September 2018. He joined C&J in 2014, serving as Vice President of Technical Accounting, before being promoted to Senior Vice President—Chief Accounting Officer. He has almost 25 years of accounting and financial experience and, among other duties, is currently responsible for the Company’s finance and accounting functions. Prior to joining C&J, Mr. Galvan served as Senior Vice President and Chief Accounting Officer at Mattress Firm from December 2012 to May 2014, and as Vice President and Chief Accounting Officer at Main Street Capital Corporation from January 2008 to December 2012. Prior to 2008, he served in various accounting and financial capacities with increasing responsibility at numerous companies, including Direct Energy and Enron Corporation. Mr. Galvan started his career in 1994 with Arthur Anderson LLP in Houston, Texas, most recently having served as senior auditor. Mr. Galvan graduated with an MPA from the University of Texas in 1994.

32 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

SHARE OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our executive officers and directors, and any persons who own more than 10% of a registered class of the Company’s equity securities (the “Section 16 Reporting Persons”), to file with the SEC reports of ownership of the Company’s equity securities and changes in reported ownership. The Section 16 Reporting Persons are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.

Based solely on a review of the reports furnished to the Company by, or written representations from, the Section 16 Reporting Persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2018, the Section 16 Reporting Persons timely filed all reports that such persons were required to file under Section 16(a) of the Exchange Act.

Largest Owners of Company Stock

The table below provides information as to each person or entity known to us to be the beneficial owner of more than five percent of our common stock:

Name and Address of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percent of Class
Blackrock, Inc.(1) 55 East 52nd Street New York, NY 10055	9,322,848	13.8%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	6,431,373	9.6%
Hotchkis and Wiley Capital Management, LLC(3) 725 South Figueroa St., 39th Floor Los Angeles, CA 90017	5,902,350	8.8%
Point72 Asset Management, L.P.(4) 72 Cummings Point Road Stamford, CT 06902	3,604,430	5.4%
Solus Alternative Asset Management(5) 410 Park Avenue, 11th Floor New York, NY 10022	3,540,856	5.3%

(1)

The information contained in the table and this footnote is based solely on a Schedule 13G/A filed with the SEC on January 24, 2019, by Blackrock, Inc. The filing indicates that as of December 31, 2018, BlackRock, Inc. had sole voting power for 9,163,797 shares and sole dispositive power over 9,322,848. The filing also indicated that iShares Core S&P Small-Cap ETF, is more than five percent of the total outstanding common stock of the Company. The subsidiaries of Black Rock, Inc. that acquired shares reported by the BlackRock, Inc. are as follows: BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC.

(2)

The information contained in the table and this footnote is based solely on a Schedule 13G/A filed with the SEC on February 11, 2019, by The Vanguard Group. The filing indicates that as of December 31, 2018, The Vanguard Group, Inc. reported that it had sole voting power for 63,104 shares, shared voting power for 17,400 shares, sole dispositive power for 6,356,699 shares and shared dispositive power for 74,674 shares. The Vanguard Group, Inc. also reported that (i) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 57,274 shares as a result of its serving as investment manager of collective trust accounts and (ii) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 23,230 shares as a result of its serving as investment manager of Australian investment offerings.

(3)

The information contained in the table and this footnote is based solely on a Schedule 13G filed with the SEC on February 13, 2019 by Hotchkis and Wiley Capital Management, LLC (“Hotchkis”). Hotchkis reported that it was an investment advisor having sole dispositive power as to 5,902,350 common shares and having the power to direct the vote of 5,250,750 common shares.

(4)

The information contained in the table and this footnote is based solely on a Schedule 13G/A filed with the SEC on February 14, 2019, by Point72 Asset Management L.P. (“Point72 Asset Management”), Point72 Capital Advisors Inc. (“Point72 Capital Advisors”), Point72 Asset Management, Point72 Capital Advisors Inc., Cubist Systematic Strategies, and Steven A. Cohen own directly no common stock. Pursuant to an investment management agreement, Point72 Asset Management maintains investment and voting power with respect to the securities held by certain

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 33

SHARE OWNERSHIP INFORMATION

investment funds it manages. Point72 Capital Advisors Inc. is the general partner of Point72 Asset Management. Pursuant to an investment management agreement, Cubist Systematic Strategies maintains investment and voting power with respect to the securities held by certain investment funds it manages. Mr. Cohen controls each of Point72 Asset Management, Point72 Capital Advisors Inc. and Cubist Systematic Strategies. As of December 31, 2018, by reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, each of (i) Point72 Asset Management, Point72 Capital Advisors Inc. and Mr. Cohen may be deemed to beneficially own 3,601,202 Shares (constituting approximately 5.3% of the Shares outstanding) and (ii) Cubist Systematic Strategies and Mr. Cohen may be deemed to beneficially own 3,228 Shares (constituting <0.1% of the Shares outstanding). Each of Point72 Asset Management, Point72 Capital Advisors Inc., Cubist Systematic Strategies and Mr. Cohen disclaims beneficial ownership of any of the shares of common stock described in this footnote.

(5)

The information contained in the table and this footnote is based solely on a Schedule 13G/A filed with the SEC on February 14, 2019 by Solus Alternative Asset Management LP (the “Investment Manager”), Solus GP LLC (the “GP”) and Mr. Christopher Pucillo (“Mr. Pucillo”). The Investment Manager serves as the investment manager to certain investment funds and/or accounts (the “Funds”), with respect to the shares of C&J common stock held by the Funds. The GP serves as the general partner to the Investment Manager, with respect to the shares of C&J common stock held by the Funds; and Mr. Pucillo is the managing member to the GP. Each of Solus Alternative Asset Management LP, Solus GP LLC and Christopher Pucillo have shared voting power and shared dispositive power with respect to the 3,540,856 shares of common stock held by the Funds. Each of the foregoing entities and individuals disclaims beneficial ownership of the shares of common stock described in this footnote.

Security Ownership of Management

The following table shows the number of shares of common stock beneficially owned as of April 2, 2019 by (1) each of our NEOs, (2) each of our directors and director nominees and (3) all of our current directors and executive officers as a group.

Name of Beneficial Owner	Aggregate Number of Shares Owned(1)	Acquirable within 60 Days(2)	Percent of Class Outstanding(3)

Donald Gawick	410,920	91,427	*

Michael Hobbs	137,000	36,871	*

Mark Cashiola(4)	76,202	36,217	*

Jan Kees van Gaalen	36,047	0	*

Danielle Hunter	94,536	23,278	*

Sterling Renshaw	37,203	1,870	*

Michael Galvan	10,152	30	*

Patrick Murray	19,981	0	*

Stuart Brightman	14,280	0	*

John Kennedy	15,310	0	*

Steven Mueller	15,310	0	*

Michael Roemer	15,880	226	*

Michael Zawadzki(5)	—	0	*

Executive Officers and Directors as Group (16 persons)	1,028,297	199,150	1.5%

*	Represents less than 1% of the outstanding common stock.

(1)

The number of shares beneficially owned by the named person includes (a) any shares of restricted stock, whether vested or unvested, held by such person, (b) any shares that could be purchased upon the exercise of options and/or warrants held by such person as of April 4, 2019, or within 60 days after April 4, 2019, and (c) the target number of shares underlying the outstanding performance shares held by such person as of April 4, 2019. Unless otherwise indicated, each named person has sole voting and investment power with respect to the shares beneficially owned by such person.

(2)	Reflects the number of shares that could be purchased upon the exercise of options and/or warrants held by the named person as of April 4, 2018 or within 60 days after April 4, 2018.

(3)	Based on 66,047,447 common shares issued and outstanding as of April 2, 2018.

(4)

Mark Cashiola, our former CFO, resigned from the Company effective as of March 20, 2018. Michael Galvan, our Senior Vice President and Chief Accounting Officer, assumed the additional role of CFO on an interim basis until Mr. van Gaalen was appointed.

(5)	Michael Zawadzki is an employee of GSO Capital Partners LP and/or one of its affiliates. Mr. Zawadzki disclaims beneficial ownership of our common stock held by GSO CSF II Lux.

34 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The C&J Energy Services, Inc. 2017 Management Incentive Plan (the “MIP”), effective as of January 6, 2017, provides that a maximum of 8,046,021 shares of our common stock may be issued or transferred pursuant to awards under the MIP. Persons eligible to receive awards under the MIP include our non-employee directors and our employees. As of April 4, 2019, 4,923,403 shares remained available for future issuances of equity awards under the MIP.

The following table sets forth certain information regarding the MIP as of December 31, 2018:

	COLUMN A	COLUMN B	COLUMN C

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A))
Equity compensation plans approved by security holders	351,306	39.43	4,895,247
Equity compensation plans not approved by security holders	—	—	—
Total	351,306	39.43	4,895,247

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 35

TRANSACTIONS WITH RELATED PERSONS

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a Related Persons Transactions Policy (the “Related Persons Transactions Policy”), which provides guidelines for the review and approval of transactions or arrangements involving the Company, on one side, and, on the other side, and any of our directors (or nominees for director), executive officers, stockholders owning more than 5% of the Company, and/or any immediate family members of any of the foregoing (each, a “Related Person” and a “Related Persons Transactions”). As a matter of good corporate governance and to assist us in complying with SEC disclosure obligations, the Related Persons Transactions Policy specifically covers any transaction (i) in which the aggregate amount involved exceeds or may be expected to exceed $120,000 in any calendar year, (ii) the Company is or will be a participant, and (iii) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

Any Related Persons Transactions are also subject to our Code of Conduct, which restricts our people from engaging in any business or conduct or entering into any agreement or arrangement that would give rise to an actual or potential conflict of interest. Under our Code of Conduct, conflicts of interest occur, among other scenarios, when private or family interests interfere, or appear to interfere, in any way with C&J’s interests.

As a best practice and matter of good corporate governance, we discourage any Related Persons Transactions because they may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. We will only enter into or ratify Related Persons Transactions when the Audit Committee or the Board, as applicable, determines such transactions are in the Company’s best interests and the best interests of our stockholders. Since the beginning of 2018, there were no new Related Persons Transactions under the relevant standards.

Procedures for Identifying, Assessing and Approving Related Persons Transactions

Under the terms of our Code of Conduct, our General Counsel is primarily responsible for developing and implementing procedures and controls for the identification, assessment and approval of any proposed transaction or arrangement that may constitute a potential conflict of interest, including with respect to Related Persons Transactions. Our General Counsel is required to report to the Board any actual or potential conflict of interest involving a Related Person, and the Board will determine whether a conflict of interest exists and whether it is appropriate to approve or disapprove such transaction. Board approval is required prior to the consummation of any proposed transaction or arrangement that involves a Related Person. Any director who has an interest in the transaction will be recused from the review and approval process.

Pursuant to our Related Persons Transactions Policy, the Audit Committee is required to review the material facts and either approve or disapprove, those Related Persons Transactions, in which (1) the aggregate amount involved exceeds, or is expected to exceed, $120,000 in any calendar year and (2) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10% beneficial ownership interest in, another entity).

In determining whether to approve a Related Persons Transaction, the Audit Committee or the Board, as applicable, will take into account, among other factors it deems appropriate with respect to the particular transaction:

•	The nature and extent of the Related Person’s interest in the transaction;

•	The material terms of the transaction, including, without limitation, the amount and type of transaction;

•	Whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	Whether there are alternative sources for the subject matter of the transaction;

•	The importance of the transaction to the Related Person;

•	The importance of the transaction to us; and

•	Whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our Company.

If the Related Persons Transaction is approved and entered into, on at least an annual basis thereafter, the Audit Committee is required to review, assess and, as appropriate, ratify any ongoing transaction, arrangement or relationship with the Related Person to confirm that such transaction, arrangement or relationship remains appropriate. Any member of the Audit Committee who is a Related Person with respect to the transaction will be recused from the review and approval process.

We annually distribute a questionnaire to our executive officers and directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any

36 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

potential conflicts of interest or disclosable transaction or arrangement under the Code of Conduct and Related Persons Transaction Policy. At the completion of the annual audit, our Audit Committee and our independent registered public accounting firm review with our General Counsel, any identified transactions with Related Persons and potential conflicts of interest. Additionally, the Nominating and Governance Committee and the Board review any transactions or arrangements involving non-employee directors as part of the annual independence determination.

Related Persons Transactions

Since the beginning of 2018, there were no Related Persons Transactions.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 37

3 Compensation PROPOSAL 2 - NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION 39 Recommendation of the Board 39 COMPENSATION DISCUSSION AND ANALYSIS 40 Review of Executive Compensation Programs in Light of Last Year's Say-on-Pay Results 40 Other Key Aspects of Our Executive Compensation Policies and Practices 47 Framework for Setting Executive Compensation 48 Elements of 2018 Target Pay 53 Clawback Policy 58 Stock Ownership Guidelines 58 Employment Agreements 59 Tax Deductibility of Executive Compensation 59 Relation of Compensation Policies and Practices to Risk Management 59 COMPENSATION COMMITTEE REPORT 60 EXECUTIVE COMPENSATION TABLES 63 Summary Compensation Table 63 Grants of Plan-Based Awards for the 2018 Fiscal Year 64 Outstanding Awards at 2018 Fiscal Year End 66 Option Exercises and Shares Vested in the 2018 Fiscal Year 67 Potential Payments Upon Termination or Change in Control 68 CEO PAY RATIO DISCLOSURES 72 DIRECTOR COMPENSATION 73

PROPOSAL 2—NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal 2—Non-Binding Vote to Approve Executive Compensation

We are asking our stockholders to approve, on a non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including under “Compensation Discussion and Analysis,” and “Executive Compensation Tables”. This proposal, referred to as a “Say on Pay” vote, is not intended to address any specific item of executive compensation, but rather our overall executive compensation program and the total compensation paid to our Named Executive Officers (defined in “Compensation Discussion and Analysis”) for the year ended December 31, 2018.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement which discusses the objectives, principles, policies and practices of our executive compensation program; how the Compensation Committee sets executive compensation and certain decisions made by the Compensation Committee with respect to 2018 executive compensation; the components of our 2018 executive compensation program, including the nature, type, size and purpose of those components; and any exceptional circumstances and other factors that the Compensation Committee considered in making decisions and designing our 2018 executive compensation program. Stockholders should also read the section of the Proxy Statement entitled “Executive Compensation Tables” for detailed information about the 2018 compensation of our Named Executive Officers, as required to be reported. We believe our executive compensation program achieves the following objectives as identified in “Compensation Discussion and Analysis” below, which we believe are critical to our ongoing growth and success, the creation of long-term value and the realization of competitive stockholder returns:

•	Attract, motivate and retain talented, experienced and dedicated people by providing compensation packages that are competitive, market driven and in-line with industry practice;

•

Support our business strategies and motivate best-in-class performance by linking compensation with the achievement of strategic, operational, financial and personal objectives to further incentivize our people; and

•

Align the interests of our people with those of our stockholders by providing a direct relationship between compensation and Company performance on both a short-term and long-term basis, and rewarding our people for individual and collective efforts, contributions and successes.

We request that you indicate your support for our executive compensation program by voting in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis and the Executive Compensation Tables, including the compensation tables, notes and narrative, in this Proxy Statement is hereby APPROVED.”

A majority of the votes cast is required to approve this “Say on Pay” vote. This is an advisory vote and is not binding upon the Company, the Compensation Committee or the Board. However, we value the views of our stockholders. As such, our Compensation Committee, which is comprised solely of independent directors and is responsible for, among other things, designing and administering the Company’s executive compensation program, will carefully consider the results of this vote, along with all other expressions of stockholder views it receives on specific policies and desirable actions, when considering future decisions with respect to executive compensation.

The Board has determined to provide for an annual “say-on-pay” advisory vote. Unless the Board of Directors modifies this position on the frequency of holding “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will occur in 2020.

✓	OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 39

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes (1) the principles, objectives, policies and practices of our executive compensation program; (2) the components of our executive compensation program and how the Compensation Committee sets compensation for our executive officers; and (3) decisions made by the Compensation Committee with respect to 2018 executive compensation specifically for to our named executive officers (“Named Executive Officers” or “NEOs”) listed below. To aid in the understanding of the compensation-related disclosures included in this Proxy Statement This CD&A also discusses the history of our executive compensation programs in 2017 and 2018, including the special facts and circumstances giving rise to those programs and their impact on our current executive compensation program. Our Named Executive Officers for 2018 are:

•	Donald Gawick, President and Chief Executive Officer

•	Michael Hobbs, Chief Operating Officer

•	Jan Kees van Gaalen, Chief Financial Officer

•	Danielle Hunter, Executive Vice President, General Counsel, Chief Risk and Compliance Officer, and Corporate Secretary

•	Sterling Renshaw, President—Well Support Services

Additionally, in accordance with Item 402 of Regulation S-K, we have provided compensation information for our former CFO, Mark Cashiola, who departed on March 20, 2018, and for Michael Galvan, our continuing Senior Vice President—Chief Accounting Officer and Treasurer, who served as interim CFO from March 20, 2018 until Mr. van Gaalen’s appointment as CFO on September 17, 2018. Mr. Galvan continues to be part of our executive team. Biographical information about each of our executive officers is included under “Executive Management Team” in this Proxy Statement.

Review of Executive Compensation Program in Light of Last Year’s Say-on-Pay Results

We are committed to using executive compensation as a way to align closely the interests of management and our stockholders and to retain and incentivize key talent. We have faced unique challenges relating to our executive compensation in recent years, including a need to respond to our evolving status as a company that emerged from bankruptcy in 2017 with no employee equity and limited historical performance-based compensation, our quick transition in 2017 to public company status after our re-IPO and important changes to our organization and business throughout 2018. At the 2018 annual meeting of stockholders, we received a 58.5% vote on our say-on-pay proposal to 2017 NEO compensation. To ensure responsiveness to stockholders, our Compensation Committee oversaw a comprehensive review of our executive compensation programs in 2018 and 2019, working with management, consulting with external compensation advisors and incorporating extensive feedback from our stockholders. Our process for review is summarized below.

	DESIGN PROCESS	ACTIVITIES COMPLETED/ONGOING

1	INPUT

∎ Reviewed history of compensation and underlying objectives from 2017 and 2018

∎ Reviewed feedback from 2017/2018 stockholder engagement cycle and say-on-pay result, as well as       proxy advisory service reports

∎ Solicited further stockholder feedback to understand say-on-pay result

∎ Based on the feedback, assessed compensation structure and performance against compensation, as       well as alignment with future business objectives

2	DESIGN AND CONFIRM

∎ Discussed engagement and design alternatives with the Compensation Committee and external       compensation advisors at various meetings throughout the year

∎ Developed design changes based upon stockholder feedback and in conjunction with business strategy

∎ Discussed proposed changes to compensation with stockholders

3	FINALIZE

∎ Finalized executive compensation program changes with the Compensation Committee, incorporating       final feedback from stockholder engagement

∎ Incorporated engagement results into our disclosure for the 2019 proxy season

40 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

We believe that key changes made to our compensation in 2019, as compared to 2018, and, in part, 2017, reflect deeply the input of our stockholders and of the current market for executive compensation. In December 2018, following robust discussion and evaluation of our executive compensation program against the data and analysis provided by Pearl Meyer & Partners, the Compensation Committee’s independent compensation consultant (“Pearl Meyer”), the Compensation Committee made the determinations summarized below.

Element of Executive Compensation	Key Facts About Our Executive Compensation Program
	2018	2019
Salary

Held base salaries flat from 2017 to 2018 for all NEOs, as well as most executive officers, with the exception of Mr. Galvan (who received additional compensation as interim CFO and a subsequent base salary increase later in 2018 due to additional responsibilities as Treasurer).

It was determined that on average, base salaries were at the market median, therefore, we generally held base salaries flat from 2018 to 2019 for most of our executive team, except for Ms. Hunter, who received a 6% increase, and Mr. Renshaw, who received an 8% increase to bring their base salaries in line with the median range.

Short-Term Incentive (“STI”) Plan (“STIP”)

80% of 2018 STI target opportunity for our CEO and most executive officers was based on consolidated Adjusted EBITDA goals, with the remainder split between consolidated Selling General and Administrative (“SG&A”) reduction goals and Total Recordable Injury Rate (“TRIR”) goals.

Reflecting a commitment to disciplined capital allocation and sustainable returns, 20% of 2019 STI target opportunity for our CEO and most other executives is subject to Return on Capital Employed goals, in addition to 60% subject to Adjusted EBITDA goals. Similarly, we added Return on Operating Investment and Primary Working Capital to the 2019 STIP for our operational executives, which includes Mr. Renshaw.

Long-Term Incentive (“LTI”) Plan (“LTIP”)

Increased the 2018 LTIP award values for our executive officers (with the exception of Mr. Galvan, who was not part of our senior executive team at the time of determination), while reducing their 2018 STI target opportunity in order to be at levels for each component more consistent with our compensation peer group and to strengthen the alignment with long-term stockholder interest.

Increased the percentage of relative TSR based performance shares in the 2019 LTIP (granted December 2018) to 40% for our senior executives, and introduced relative TSR based performance shares to our next level of senior management (including Mr. Galvan) at 10% of their respective 2019 LTI grants.

Increased the 2019 LTIP award value for our CEO to 500%, while proportionally reducing his 2019 STI target opportunity to 100%, to put components at levels more consistent with our compensation peer group and strengthen alignment with the long-term stockholder interests.

Decreased the 2019 LTIP award value to our COO by approximately 12% due to his anticipated transition to a non-executive role in the latter part of 2019.

Decreased the 2019 LTIP award value to Mr. Galvan and others in our senior management team to better align with market levels, without adjusting other compensation elements.

Other Key Facts about 2018 Executive Compensation

1.   Despite strong performance, none of our executive team achieved the threshold goal for consolidated Adjusted EBITDA under the 2018 STI and, as a result, our executive team did not earn payout under this component. As a result, the payout under the 2018 STIP for our CEO was 30% of his target opportunity. Excluding Mr. Renshaw, the payout for our executive team 2018 STIP was, on average, approximately 41% of the target opportunity; Mr. Renshaw’s payout under the 2018 STIP was 158% of his target opportunity due to the performance of our Well Support Services under his leadership.

2.   Our CEO’s 2018 total reported compensation was $10.1 million less, or 62% lower, than his 2017 total reported compensation.

3.   Our CEO’s 2018 total realized compensation was CEO’s 2018 total realized compensation was 58% lower than his reported 2018 total compensation and 46% lower than his 2017 total realized compensation.

4.   100% of our CEO’s and other executives’ stock options were “under water” as of January 1, 2019.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS

Recent History of Executive Compensation Programs

In explaining its review of compensation in response to the 2017 compensation say-on-pay vote, our Compensation Committee finds it important to highlight to stockholders our recent history as it affects executive compensation, namely: (1) the challenges we faced upon emergence from a Chapter 11 financial restructuring in early January 2017, which created a need for special and isolated compensation decisions in 2017 that are not expected to recur; (2) our initiative to looking forward to long-term financial performance following this emergence, which led to the establishment of annual compensation awards in late 2017 as a way of setting up 2018 compensation; and (3) our maturation into a more established company in 2018, which led us to adopt 2019 executive compensation that more closely follows the competitive compensation practices of peers and continues to take into account the accretion of stockholder value.

Compensation for 2017

2017 compensation represented a one-time, short-term response to an isolated and unusual scenario. Following severe industry downturn, in July 2016, our Predecessor Companies voluntarily filed for reorganization under Chapter 11. On January 6, 2017, after a complex financial restructuring, we emerged from the Chapter 11 proceeding positioned for sustainable growth.

Upon emergence, we faced the challenge of retaining and motivating a management team, which had experienced severe changes in its compensation before and during our reorganization, to guide our business effectively in a complicated post-emergence period and to continue a focus on building stockholder value. At the time, none of our employees owned any Company stock, as we had cancelled all prior C&J equity (including outstanding equity awards) and issued all of our stock as a reorganized company to our secured lenders who became our new stockholders upon emergence under the terms of the Restructuring Plan. Additionally, before our emergence, we had taken several austerity measures that curtailed non-equity compensation, paying no cash bonuses in 2015 and 2016, reducing salaries by 10% across the organization (including for the NEOs) in 2016 through part of 2017, eliminating our employer 401(k) match for 2016 and the first half of 2017 and reducing or illuminating other benefits and perquisites in 2015 and 2016. To complicate this backdrop, our common stock was delisted in connection with the Chapter 11 proceeding, so upon emergence we began immediately preparing for an underwritten public offering of our common stock and re-listing on the NYSE (our “re-IPO”), which required us to consider the interests of public stockholders in our executive compensation. The re-IPO ultimately closed in April 2017.

After consultation with the independent compensation consultant, Pearl Meyer, and outreach from stockholders (described in more depth in “Say-on-Pay Results and Stockholder Engagement” below), our newly-constituted Board and Compensation Committee determined to provide (1) special non-recurring awards, including a time-vesting equity award tied to our emergence and a performance-based cash award tied to our re-IPO, and (2) an annual short-term cash performance-based incentive plan.

•

Special Non-Recurring Compensation: Due to the unique circumstances of emergence from bankruptcy and need for a subsequent re-IPO, the Compensation Committee, with the assistance of Pearl Meyer, determined to make isolated awards to certain key employees. These awards, although made in 2017, were not part of the ongoing compensation framework for 2017, but rather standalone, non-recurring compensation stemming from exigent circumstances. We made these awards to reward key contributors for their efforts and dedication in our emergence from bankruptcy, to align their interests with those of stockholders and to retain key talent through the post-emergence period.

•

Emergence Grants: In February 2017, we made one-time emergence grants to our NEOs and certain other employees consisting of 80% restricted stock and 20% stock options, vesting 34% at grant with ratable three-year time-based vesting for the remaining 66% (the “Emergence Grants”). The Compensation Committee believed that time-based equity awards with a portion immediately vesting was critical to retaining and motivating our executives and creating alignment with stockholder interests.

•

Re-IPO Performance-Based Cash Awards: In May 2017, certain key contributors, including NEOs, earned a special short-term incentive cash award equal to approximately 20% of their then-effective base salary. The award was based on the achievement of specific performance metrics, namely the closing of our re-IPO with net proceeds of approximately $215.9 million (above the performance threshold for net proceeds of at least $200 million) in April 2017 (before the performance deadline of June 30, 2017).

•

Annual Short-Term Incentive Award: To launch our annual compensation program in line with public company standards, in February 2017, the Compensation Committee, based on stockholder input and the advice of Pearl Meyer, established the annual STIP for performance-based cash awards. The STIP was intended to strengthen the Company’s pay-for-performance culture by rewarding our people for achieving strategic business or operational and financial objectives and connecting individual cash compensation directly to our financial and operational performance. Under the STIP, the Compensation Committee sets annual performance metrics for the purpose of establishing objectively determinable incentive opportunities that ensure pay-for-performance alignment. For more information, see “Framework for Setting Executive Compensation—

42 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Components of our Executive Compensation Program.” The 2017 STIP cash awards for NEOs were based on the Company’s achievement of specific performance goals based on quantitative performance metrics. Specifically, the STIP for our CEO and most of our other executives was subject 80% to Adjusted EBITDA goals and 20% to TRIR goals.

Compensation for 2018

Throughout 2017, the Company’s Board and Compensation Committee continuously reviewed the Company’s compensation program, looking ahead to a more long-term and regular, annual approach to compensation, beginning in 2018. For an explanation of the timing of the compensation review process, see “Framework for Setting Executive Compensation—The Decision-Making Process—The Role of the Compensation Committee.”

The decision to do so stemmed in part from our having accomplished a number of strategic and corporate objectives, while managing the business to respond to improving market conditions. Among other initiatives, we sharpened our focus and concentrated our resources on businesses that complement our core competencies and represent our most profitable opportunities. For example, we accelerated the growth of our cementing business with the acquisition of O-Tex Pumping in the fourth quarter of 2017, which transformed us into one of the leading cementing service providers in the United States and strengthened our well construction and intervention services platform. Additionally, our financial results for full year 2017 reflected our growth as a company early maturation out of emergence from bankruptcy. We delivered four consecutive quarters of double-digit revenue growth with an increase of approximately 69% compared to full year 2016, improved profitability by approximately $966.7 million over full year 2016, and we ended the year with a cash balance of approximately $113.9 million and no borrowings drawn on our credit facility.

•

Annual Long-Term Incentive Grant: Over the latter half of 2017, Pearl Meyer assisted the Compensation Committee in evaluating executive compensation and designing the compensation program for 2018, as more fully described in this CD&A. The Compensation Committee, including based on Pearl Meyer’s advice, believed it was necessary and appropriate to provide a regular annual LTI grant in December, as a supplement to the annual STI that is paid out – to the extent earned – in the first quarter of the subsequent year. In determining the 2018 LTI awards, the Compensation Committee sought to design a program that the Compensation Committee believed would, among other targeted benefits, align the interests of executives with the interests of stockholders, drive appropriate performance, be market competitive, be effective for retention purposes, be tax efficient, minimize earnings volatility, reinforce strategic planning processes and balance short- and long-term decision making. The Compensation Committee also considered the continued need to establish meaningful stock ownership for the executive officers, given the impact of the Company’s Chapter 11 proceeding.

As a result of its analysis, the Compensation Committee granted to certain executive officers, including our NEOs, LTIs consisting of 60% restricted stock, 25% performance shares and 15% stock options, as it was determined that the mix of time-based restricted stock and stock options together with performance-based restricted stock awards best accomplished the Compensation Committee’s stated objectives. For more information, see “Framework for Setting Executive Compensation—Components of our Executive Compensation Program.”

•

Compensation Mix: The 2018 LTI awards were granted simultaneous with Compensation Committee approval of the 2018 executive compensation program. The Compensation Committee determined to increase the 2018 LTI award values for our executive officers while decreasing their 2018 STI target opportunity, in order to be at levels for each component more consistent with our compensation peer group and to strengthen the alignment with long-term stockholder interest, among other purposes. Base salaries were held flat from 2017 to 2018 for our CEO and most executive officers.

Compensation for 2019

As we continue the development and maturation of our Company, the Compensation Committee continues to evolve our executive compensation program, incorporating stockholder feedback, benchmarking results, and independent compensation consultant guidance. Our program for 2019 in part takes into account our financial and operational performance in 2018, as well as our strategic plan and goals for 2019 and beyond.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS

2018 was a difficult year for our Company and for oilfield services companies as a whole. During the year, our business and our stock price were negatively impacted by continued industry uncertainty that created unfavorable market conditions. After a relatively strong and promising start to the year, the latter half of 2018 was characterized by low customer demand and pricing pressure across our core serve lines and major markets. This industry performance continues to put pressure on the executive compensation programs to ensure that they appropriately motivate the key employees who will drive stockholder value over the long term. Despite these challenges, we delivered solid financial results by generating targeted returns, maintaining a disciplined capital deployment strategy and generating free cash flow, as summarized below.

HIGHLIGHTS OF OUR 2018 PERFORMANCE

Highlights of our 2018 performance, which demonstrate our commitment to long-term stockholder value creation by generating targeted returns, maintaining a disciplined capital deployment strategy and generating free cash flow, include

•	We grew annual revenue by 36% to a Company record $2.2 billion, generating a 117% increase in Adjusted EBITDA* to $283.7 million, approaching the highest in C&J’s history

•	We achieved a net increase in cash of $21.9 million

•	We returned value to stockholders, initiating a $150.0 million share buyback program and repurchasing approximately 2.4 million shares of C&J common stock for $40.4 million

•	We maintained our strong balance sheet and liquidity position with a continued focus on cutting costs, capital discipline, and proactively managing working capital

o	Continued lowering costs, including a 10% reduction in SG&A expense compared to 2017

o

Ended the year with a cash balance of $135.7 million and with no borrowings drawn on our credit facility (excluding letters of credit), which had borrowing capacity of $234.7 million, resulting in $370.4 million of total liquidity

•	We achieved the best safety record by total recordable incident rate (“TRIR”) in C&J’s history

*See “Annex A – Reconciliation of Non-GAAP Financial Measures”.

Additionally, we achieved many of our strategic objectives, including the deployment of both new and refurbished equipment in our core service lines, the integration of the O-Tex cementing business, the disposition of non-core businesses and rationalization of assets, and the deployment of new technologies from our research and technology division. We also progressed on our finance transformation initiative, including required improvements to our SAP platform and the strengthening of our executive team with the successful recruitment and transition of Mr. van Gaalen into the role of CFO.

For insight into key changes for 2019, see the “Key Changes to our Compensation Program After Last Year’s Say-on-Pay Vote” below.

Say-on-Pay Results and Stockholder Engagement

Our 2017, 2018 and 2019 compensation program reflect the results of broad stockholder engagement, including in response to the 58.5% vote on 2017 NEO compensation in 2018. The Company regularly evaluates its compensation programs and considers feedback received directly from stockholders through ongoing engagement, as well as the results of its most recent “say-on-pay” vote.

Company Participants in Stockholder Engagement

Board and management participants in our stockholder engagement include the following to ensure access to key roles in the executive compensation planning process:

• Chief Executive Officer • Chief Financial Officer • General Counsel • Vice President of Investor Relations	• Participation by the Board Chair and chair of the Compensation Committee is offered to all firms within our outreach upon request.

44 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2017 Compensation Stockholder Engagement

The Compensation Committee’s design of 2017 compensation relied heavily on stockholder outreach, both before and after emergence from the Chapter 11 proceeding. During the reorganization and before emergence, the compensation arrangements and employment agreements for our CEO and our executives were directly negotiated with the secured lenders who would own all of our stock upon emergence.

In early 2017, following emergence from the Chapter 11 proceeding, our newly-constituted Compensation Committee reviewed this pre-emergence level of stockholder support and continued discussions with certain large stockholders party to the Stockholders Agreement, who would come to represent approximately 16% of our post-IPO stockholder base. Upon emergence, pursuant to the Stockholders Agreement then in effect, our largest stockholder had designated two directors to serve on the Board and had an active board observer, and our second largest stockholder had a direct representative on the Board along with two other director designees.

Although the Compensation Committee considered the pre-emergence support as an endorsement of the 2017 executive compensation program by certain of our stockholders, it determined that certain modifications were warranted to ensure our executive compensation program aligned our executives’ interest with that of our stockholders and reflected current market practices and prevailing governance standards. Also, because the re-IPO had not yet occurred, the Compensation Committee recognized the need to design compensation that would align with the interests of public stockholders whose position and perspectives might differ from the stockholders who received stock in the restructuring.

Additionally, leading up to the 2018 annual meeting, our CEO, General Counsel and head of Investor Relations contacted 17 of our largest stockholders, representing 66% of our outstanding common stock, and spoke with nine of them, representing 44% of our outstanding common stock, to seek their views on our executive compensation program, among other matters. Our Board Chair and Compensation Committee chair were available to participate and did so when requested.

Stockholder Engagement Related to Say-on-Pay Vote for 2017 Compensation and 2018 Compensation Stockholder Engagement

In response to the outcome of the say-on-pay vote at the 2018 annual meeting of stockholders, the Compensation Committee directed those regular management participants in stockholder engagement to extend invitations to our largest stockholders to discuss our executive compensation program. In our discussions with our stockholders we sought to:

•	better understand why they did not approve our fiscal 2017 compensation;

•	better understand their views regarding our executive compensation, including 2018 compensation, to inform our decisions in seeking to align our compensation programs with shareholder interests; and

•	discuss any other views or concerns of our stockholders.

In September 2018, we reached out to our 26 largest stockholders, representing 76% of our outstanding common stock, and spoke to twelve of these stockholders, representing 28% of our outstanding common stock. Our Chief Executive Officer, Chief Financial Officer and General Counsel engaged in open and productive discussions about our executive compensation program and also discussed environmental, social and governance (commonly referred to as “ESG”) related matters.

The shareholders who chose to participate in calls provided their concerns with the compensation paid to our executives for 2017, as well as support for changes that we made to our compensation program for 2018. Our General Counsel and Corporate Secretary reported on these discussions to the Compensation Committee, the Nominating and Governance Committee and full Board. In response to specific stockholder feedback, the Compensation Committee determined that certain additional modifications were warranted to ensure that our executive compensation program strongly aligns our executives’ interest with that of our stockholders and appropriately reflects market practices and prevailing governance standards. Many of these changes, highlighted below, went into effect this year and will be reflected in our 2019 executive compensation program (and subsequent disclosures).

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 45

COMPENSATION DISCUSSION AND ANALYSIS

Key Changes to our Compensation Program After Last Year’s Say-on-Pay Vote

Special, Non-Recurring Compensation. As discussed above, in February 2017, our NEOs and certain other key people received Emergence Grants associated with C&J’s successful emergence from a Chapter 11 proceeding. The Emergence Grants to our executive officers were in the form of restricted shares and stock options, subject to a time-based vesting schedule. Other than the Emergence Grants, our executive officers (including our NEOs) did not receive any equity-based awards in respect of fiscal year 2017 service.

What We Heard from Stockholders Regarding 2017 Compensation	What We Did for 2018 Compensation and 2019 Compensation

◾   Stockholders familiar with the severe effects of a financial restructuring and the significant initial needs to successfully launch the reorganized company, and with how Boards address those special circumstances, were supportive of the Emergence Grants, including the size and structure.

◾   Some of our stockholders stated that the size and structure of the Emergence Grant made too large a portion of total executive compensation not subject to performance requirements.

✓  In 2018, none of our NEOs or other executives received any significant exceptional compensation.

✓  The limited special, one-time compensation for 2018 included a performance-based component. Specifically, Mr. van Gaalen received a $425,000 “sign-on” bonus for joining C&J as CFO, which was granted as part of his 2019 LTI award and comprised 40% performance shares, 50% restricted stock units, and 10% restricted cash.

STIP Awards. As discussed above, we designed and implemented C&J’s first performance-based short-term incentive plan, or “STIP,” for annual performance-based cash awards as part of our 2017 compensation program. The 2017 STIP for our CEO and most of our other executives was based on Adjusted EBTIDA goals (80%) and TRIR goals (20%).

What We Heard from Stockholders Regarding 2017 Compensation	What We Did for 2018 Compensation and 2019 Compensation

◾ Some stockholders encouraged us to include returns-focused metrics in the STIP, and also to include more purposeful quantitative and qualitative metrics.

✓  2018: We increased the weighting of quantitative financial objectives in the 2018 STIP for our executives to 90% from 80% the prior year. In addition to 80% of the STI opportunity for our executives being subject to consolidated Adjusted EBITDA goals, we focused the executive team on cost-cutting by basing 10% of the target opportunity based on quantitative SG&A reduction goals.

✓  2019: With respect to 2019 STIP for our CEO and most of our other executives, 20% is subject to the achievement of quantitative Return on Capital Employed goals, in addition to 60% subject to quantitative Adjusted EBITDA goals. We added Return on Operating Investment and Primary Working Capital to the 2019 STIP for our operational executives, which includes Mr. Renshaw.

LTIP Awards. Performance-based LTIs were introduced with the December 2017 grant of the 2018 LTIP awards to executive officers, which served to re-establish a retention-focused annual LTI equity award cycle. We increased the percentage of LTI value in the form of performance shares from 2018 to 2019 as part of a phased transition to a heavier weighted performance-based mix of total compensation. For the performance shares, payout is based on the Company’s relative TSR as measured against a pre-established performance peer group, with no payout if the Company’s TSR ranks last amongst such performance peer group.

What We Heard from Stockholders Regarding 2017 Compensation	What We Did for 2018 Compensation and 2019 Compensation

◾ Some stockholders encouraged us to continue increasing the LTIP mix of perfor25mance-based shares, and overall stockholder feedback supported relative TSR as a preferred metric.

✓  2018: Performance shares represented 25% of the 2018 LTI awards to executives (granted December 2017).

✓  2019: Performance shares represented 40% of the 2019 LTI awards to executives (granted December 2018).

46 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Other Key Aspects of Our Executive Compensation Policies and Practices

Our executive compensation program reflects prevailing governance standards and many “best practice” features intended to strengthen the alignment of compensation with stockholder interests, support short- and long-term objectives, and drive long-term value creation.

The following is a summary of some of our executive compensation practices and policies, which are further discussed throughout this CD&A:

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 47

COMPENSATION DISCUSSION AND ANALYSIS

What We Do

✓  100% of annual STIP awards for executive team is at risk, primarily based on Company performance for the year under rigorous quantitative financial and other performance metrics established by the Board.

✓  The maximum amount that can be earned under both our LTIP and STIP incentive compensation arrangements are capped, and the performance shares component of the LTIP and STIP have minimum threshold performance requirements that must be achieved to earn any payout.

✓  A percentage of the STI opportunity for all participants is based on total Company results.

✓  Meaningful stock ownership guidelines with holding requirements for executive officers and non-employee directors.

✓  Our clawback policy and the terms of LTI awards provide for the forfeiture, recovery or reimbursement of incentive based cash and equity awards, in specified instances.

✓  The employment agreements for our executive officers contain “double trigger” change of control severance provisions

✓  The Compensation Committee routinely receives data, analysis and advice from an independent compensation consultant.

✓  Our pay policies and practices are designed to ensure fair, competitive and performance-driven pay. Pay parity is an ongoing commitment and we will continue to expand our capabilities to continuously monitor the health and equity of our compensation system.

✓  We have negotiated employment agreements with all executives that have robust restrictive covenants, including substantial non-competition, non-solicitation and confidentiality provisions.

✓  LTI award agreements for our senior people include robust restrictive covenants, including substantial non-competition, non-solicitation and confidentiality provisions.

✓  Completion of certain core compliance training, including Workplace Civility, a gating item to be eligible to earn a portion of the 2019 STIP applicable to all participants.

What We Don’t Do

×  No guaranteed bonuses or other awards and no uncapped incentives. The Compensation Committee ultimately maintains both positive and negative discretion over the payout, however the established structure is primarily formulaic.

×  No excessive equity grants - 2018 LTI “burn rate,” or stock based awards granted in December 2017 as a percentage of common stock outstanding as of 12/31/17, was only 1.3%, and overall 2018 plan burn rate (all LTI awards granted in 2018, including as part of 2019 LTI) was only 0.5%. Also elected to settle executives’ outstanding restricted shares that vested in December 2018 in cash, bolstering stock repurchase program.

×  No reimbursement of income taxes on executive perquisites or other payments.

×  No excessive amount or extraordinary perquisites for executives, including no lifetime benefits, home loss buyout or insurance plans exclusively for executives.

×  No executive pensions or supplemental executive retirement plan payouts.

×  No perquisites or other compensatory arrangements for former executives.

×  No hedging or pledging of C&J stock.

×  No backdating, repricing, buyout, voluntary surrender, replacing or exchange of underwater stock options / stock appreciation rights without prior stockholder approval.

×  No “single trigger” vesting acceleration on a change in control, with the exception of performance share awards due to the relative TSR metric.

×  No excessive change in control severance payments.

×  Sound change in control definition means no risk of payment outside of an actual change in control occurring.

×  No tax gross-ups, including on excise taxes, any potential golden parachute payments (on change in control or otherwise) or related to a secular trust or restricted stock vesting.

48 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Compensation at Risk and Pay for Performance Focus

We believe that the higher an individual’s position is within the Company, the greater the percentage of their compensation that should be “at risk” and “performance based,” or contingent on our financial performance, stock performance and individual performance. This translates to an executive compensation program that is strongly linked to performance evaluated against strategic, operational and personal objectives.

Our STIP and LTIP are optimal vehicles for providing at risk and performance-based compensation because, among other reasons, they are flexible in application and can be tailored to meet our specific objectives with quantitative as well as qualitative goals.

The graph below illustrates the 2018 compensation opportunity mix of at-risk and performance-based compensation for our CEO and other executives. Also reflected is that percentage of the performance-based compensation that our CEO and other executives actually received compared to the opportunity value, given the at-risk and performance nature of our compensation program.

• 2018 STIP Payout: 30% of target opportunity

•  2018 STIP Payout: approximately 52% of target opportunity on average, or approximately 40% excluding Mr. Renshaw

¡  Mr. Renshaw’s payout under the 2018 STIP was 158% of his target opportunity due to the performance of our Well Support Services under his leadership

• 2018 LTIP: realized value of performance shares still to be determined and options underwater	• 2018 LTIP: realized value of performance shares still to be determined and options underwater

Progression from 2017: In 2017, we implemented our first performance-based STIP with pre-established quantitative financial and non-financial metrics, which we expanded on in 2018 with the introduction of additional quantitative financial metrics. Additionally, as part of the 2018 LTI awards to our executive team, granted in December 2017, we introduced performance-based equity awards in the form of performance shares subject to relative TSR achievement against a pre-established performance peer group over a three-year performance period. Both the 2018 LTI awards to our executive team and the 2017 LTI awards granted in February 2017 included stock options, which we, along with several of our stockholders, believe are inherently performance based.

Given the impact of C&J’s financial restructuring, which we completed in January 2017, and the need to build stock ownership for our executives, the Compensation Committee determined it was appropriate to undertake a gradual transition to a heavier weighted performance-based LTI mix; performance shares made up 25% of 2018 LTI awards for executives with stock options making up another 15% of 2018 LTI awards for executives, and performance shares made up 40% of the 2019 LTI awards for executives. In future years, we expect that a substantial portion of the total direct compensation opportunity for each of our executive officers will continue to be performance-based.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 49

COMPENSATION DISCUSSION AND ANALYSIS

CEO Realized Compensation.

Due to the pay-for-performance philosophy and at-risk nature of our executive compensation program, the total compensation actually realized by our executives may be less than the total compensation required to be reported in this Proxy Statement in accordance with the rules of the SEC under “Executive Compensation Tables.” We calculate “realized compensation” for a given year by adding together: (1) actual base salary earned during the year, (2) the STIP award actually earned for that year (regardless of when paid and even though paid in the first quarter of the subsequent year), (3) the value of LTI awards that vested during the year, valuing the stock on the closing price of our common stock on the vesting date (but, for the avoidance of doubt, excluding any LTI awards granted during the year that did not vest during the year), (4) the gain on any stock options that were exercised during the year, based on the closing price of our common stock on the day of exercise, compared to the exercise price of the stock option; and (5) the value of any perquisites and other compensation delivered during the year.

The chart below shows that the total compensation actually realized by our CEO for 2018 was 39% of the required reported total compensation for the year in “Executive Compensation Tables”.

(1)

The incentive opportunity available to Mr. Gawick under the 2018 STIP had a target value of 120% of his annual base salary, with the potential to earn up to 228% of his annual base salary assuming maximum performance and achievement of all goals. Based on the Company’s actual performance under the robust quantitative performance metrics established by the Board, Mr. Gawick’s 2018 STI award was paid out at only 30% of target value, or $316,212.

(2)

The reported 2018 LTI award includes performance shares with a grant date fair value of $1,266,958 provided, however, that these shares will be earned and delivered, if at all, based on the Company’s achievement with respect to relative TSR measured against a pre-established performance peer group over a three-year performance period and, depending on the level of performance achieved, the award may settle for between zero and two shares for each share reported. The amount shown also includes stock options (currently underwater) and restricted shares subject to time-based vesting schedules, a portion of which vested during the year. See “Executive Compensation Tables—Grants of Plan-Based Awards for the 2018 Fiscal Year” for more information.

(3)	See “Executive Compensation Tables—Option Exercises and Shares Vested in the 2018 Fiscal Year” for more information.

Framework for Setting Executive Compensation

Our Executive Compensation Principles and Objectives

Our executive compensation program is designed to achieve the following objectives, which we believe are critical to our ongoing growth and success, the creation of long-term value for our stockholder:

•	Attract, develop, motivate and retain talented, experienced and dedicated people by providing compensation packages that are competitive, market driven and in-line with industry practice;

•

Support our business strategies and motivate best-in-class performance by linking compensation with the achievement of strategic, operational, financial and personal objectives to further incentivize our people and reward our people for individual and collective effort, contributions and successes; and

50 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

•	Align the interests of our people with those of our stockholders by providing a direct relationship between compensation and Company performance on both a short-term and long-term basis.

Our compensation policies and practices are used across much of our workforce to promote our core values, which are focused on our people, performance and profitability. We value a diverse workforce and empower our people with the support, tools and opportunities they need to help them achieve their full potential. We are committed to fair and equitable compensation practices and take a consistent and inclusive approach to compensation across all levels of our workforce, starting with the C-Suite. We believe that our success depends largely on our ability to attract, develop, motivate and retain highly talented people, which requires a competitive compensation package.

In developing an executive compensation program to achieve these objectives, the Compensation Committee focuses on the following principles:

•	Compensation is managed from a total compensation perspective, considering the full compensation opportunity for each component and reviewing all components together.

•

The overall compensation program, total compensation opportunity and each component are compared to that of a scrutinized and established peer group, which includes both competitors and other companies representing our industry and the markets in which we compete for business and people.

•

The higher an executive’s position is within the Company, the greater the percentage of compensation should be at risk and performance based, contingent on our financial performance, stock performance and individual performance.

•

Balancing stockholder returns and compensation over the long-term requires continuous evaluation of our compensation program to ensure (1) an appropriate balance of short- and long-term incentives, (2) that key performance drivers are appropriately considered, weighted and emphasized, and (3) that executive pay is strongly linked to measures that meaningfully drive stockholder returns.

Components of Our Executive Compensation Program

Our executive compensation program consists of three primary components, which together we refer to as direct compensation:

1.	Base salary

2.	Short-term incentives

3.	Long-term incentives

4.	Other benefits and perquisites

The purpose of each component is described in more detail below. This compensation structure is also used across much of our workforce, although LTIs are limited to our full-time exempt employees. The Compensation Committee seeks to achieve an appropriate balance between STI cash awards that encourage achievement of annual financial and non-financial objectives, and LTI awards that encourage positive long-term stock price performance, with a greater emphasis LTI awards for more senior executives. The charts below show the mix of base salary, LTI award value (granted in December 2017) and STI target opportunity value for 2018 for our CEO and the average for our other executive officers as a group (excluding Mr. Cashiola, who departed the Company the March 2018):

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 51

COMPENSATION DISCUSSION AND ANALYSIS

On at least an annual basis, the Compensation Committee reviews the elements of total direct compensation for our executive team to evaluate whether each element of direct compensation is at a level that is competitive with companies in C&J’s compensation peer group (identified below).

We use base salary as the primary reference point for determining the appropriate target value and calculating the actual value of the STI and LTI award opportunities, individually and in the aggregate, for each of our executive officers. Doing so is market practice and assists the Compensation Committee in confirming that executive compensation is appropriate and competitive, with benchmarking to our compensation peer group.

Component	Objective	Nature	Type	Value Determination
Base Salary	Attract and retain talent	Only fixed component to provide a base level of competitive compensation when all other elements are variable	Cash

Reviewed annually in December, adjusted when appropriate

Evaluated based on individual performance, time in position and years of service, skills and overall experience, position and scope off responsibilities

Also reviewed for internal equity and competitive positioning benchmarked against compensation peer group

Short-Term Incentives	Support our business strategies and motivate achievement of strategic, financial, operational and personal objectives for the year Foster a results-driven pay-for-performance culture	At risk, performance-based, tied to key financial metrics for the business

Cash bonus opportunity based on achievement of predetermined performance measures – primarily quantitative

Structure reviewed annually and approved in February of each year in connection with approval of Company budget and plan for that performance year to ensure supports strategy and objectives, including performance metrics and goals

C&J’s actual performance is measured against goals to determine earned level of incentive opportunity payout, if any (no payout without achievement of threshold goal)

Individual STI target value evaluated based on individual performance, leadership and contribution, position and scope off responsibilities

Also reviewed for internal equity and competitive positioning benchmarked against compensation peer group

Long-Term Incentives	Aligns the interests of our executives with those of our stockholders Helps attract talent, and serves as an important retention tool	At risk, mix of performance- and time-based vesting	Predominantly equity awards with structure reviewed annually to set mix of performance- and time- based elements and vesting metrics

Value based on C&J stock price.

Individual LTI award value based on individual performance, leadership and contribution, position and scope off responsibilities

Also reviewed for internal equity and competitive positioning benchmarked against compensation peer group

52 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Decision-Making Process

The Role of the Compensation Committee. The Compensation Committee is responsible for administering our executive compensation program. The Compensation Committee evaluates all aspects of executive compensation on an annual basis and determines whether any changes in each executive’s compensation is necessary and appropriate. The Compensation Committee sets the total compensation opportunity for each executive for the upcoming year, reviewing each component separately and collectively to determine the appropriate mix of total compensation, generally pursuant to the schedule outlined below. The Compensation Committee may, however, review and adjust compensation at other times, including as the result of new appointments or promotions during the year:

ACTION	TIMING
Evaluate prior year Company and executive performance in the achievement of STIP objectives established in previous fiscal year and approve STI payout based on those results	February, on finalization and release of financial results for prior year
Establish STIP objectives and goals for current year	February, following approval of the annual budget and plans

With the assistance of the independent compensation consultant, perform competitive assessment to determine how C&J’s compensation decisions compared to decisions made by companies included in the peer group, including formal survey data from review of proxy statements and annual meeting voting results

July

With the assistance of the independent compensation consultant review and approve peer group companies to be used for compensation benchmarking in preparation for determining compensation for the following year

July
Independent compensation consultant provides formal market data, benchmarking analysis and recommendations for executive compensation, as well as outside director compensation	October

Approve executive compensation program for the upcoming year, including any adjustments to base salary, LTIP grants, and the STIP structure (with objectives and goals to be later determined in February) and target opportunity for executives

December

Executive compensation is ultimately determined by an evaluation of each executive’s performance and consideration of the competitive position of each executive’s total compensation to retain their services. The Compensation Committee’s independent compensation consultant gathers and performs an analysis of market data for each executive, comparing each of their individual components of compensation as well as total compensation to that of the market competitive pay levels of the compensation peer group for that executive’s position. This competitive analysis consists of market data comparing each of the pay components and total compensation at the 25th, 50th, and 75th percentiles of the peer group to current compensation for each executive.

In evaluating each executive’s compensation mix, the Compensation Committee will generally consider the following factors:

•	How compensation elements serve to appropriately motivate and reward each executive;

•	The individual performance and contribution of each executive in reaching financial and operational objectives;

•	Sustained levels of performance, future potential, skills and overall experience, including time in position and years of service to C&J; and

•

Other factors as the Compensation Committee determines are appropriate to ensure internal equity, including review of the compensation for the Company’s executive officers in relation to one another and compared to the average pay mix of the Company’s executive officers.

After considering these factors, the Compensation Committee then sets the final compensation opportunity for each executive officer so that their actual total compensation is targeted to be consistent with our executive compensation objectives and principles.

We generally seek to target total direct compensation around the 50th percentile of our peer group, subject to adjustment based on various organizational and individual factors. The Compensation Committee manages executive compensation from the total compensation opportunity perspective and retains full flexibility to set the components at varying percentiles. Additionally, actual realized compensation may be below the targeted incentive opportunity as a result of our pay-for-performance philosophy.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 53

COMPENSATION DISCUSSION AND ANALYSIS

The Role of the CEO and Executive Officers. The Compensation Committee may solicit input from our CEO and other executive officers in evaluating and determining executive compensation for any of our executive officers. The CEO does not participate in the Compensation Committee’s deliberations with regard to his own compensation. At the Compensation Committee’s request, the CEO reviews with the Compensation Committee the performance of the other executive officers. The Compensation Committee gives substantial weight to the CEO’s evaluations and recommendations because he is particularly able to assess the other executive officers’ performance and contributions to the Company. Our General Counsel assists the Compensation Committee and the CEO in gathering and reviewing market and other relevant compensation data to determine compensation recommendations for our executives, as well as recommendations for the structure of the LTIP and STIP for the organization.

The Compensation Committee consults with our CEO, as well as with our CFO and General Counsel, regarding the Company’s overall compensation and benefit programs, specifically including the LTIP and STIP as implemented for the organization. Our Vice President – Human Resources also may present at committee meetings and answer various questions regarding compensation and benefits matters from the Compensation Committee.

The Role of the Independent Compensation Consultant and Other Advisors. Our Compensation Committee has the authority to engage an independent compensation consultant and other advisors at any time.

The Compensation Committee has retained Pearl Meyer as its independent consultant with respect to executive compensation matters, as well as director compensation matters. Pearl Meyer reports solely to the Compensation Committee with respect to executive and director compensation matters.

Among other matters, Pearl Meyer provided consulting services to the Compensation Committee with respect to setting and later assessing 2018 executive compensation, which included:

•	Providing independent and objective market data and comparisons;

•	Conducting compensation surveys, analysis and benchmarking;

•	Analyzing and making recommendations regarding the compensation peer group;

•	Analyzing and making recommendations regarding the Company’s executive compensation program;

•	Advising on the Company’s STIP design and award structure, including as it applies to non-executive employees; and

•

Advising on the Company’s LTIP award structure, including the design and structure of the performance shares and establishing the performance peer group and the awards available to non-executive employees.

Specifically, Pearl Meyer prepared compensation surveys for review by the Compensation Committee at its regular July and October meetings, as well as benchmarking analysis. One of the purposes of the July meeting is to assess compensation decisions made for that year in light of the “Say on Pay” advisory vote results for the Company and its peers. Pearl Meyer also assesses and provides recommendations on the Company’s compensation peer group and reports on industry and other comparative data available to date in preparation for the annual executive officer compensation review in October. The purpose of the October meeting also includes preparing for the annual compensation committee determination for the following year in December.

Pearl Meyer was also retained by the Compensation Committee as an independent advisor with respect to non-employee director compensation matters. On an annual basis, Pearl Meyer prepares an analysis of competitive non-employee director compensation levels and market trends using the same compensation peer groups as it used in executive compensation review.

In connection with the ongoing retention of Pearl Meyer, the Compensation Committee annually assesses the independence of Pearl Meyer pursuant to applicable SEC and NYSE rules. The Compensation Committee assessed the independence of Pearl Meyer and concluded that Pearl Meyer’s work did not raise any conflict of interest that would prevent Pearl Meyer from independently representing the Compensation Committee.

The Role of Benchmarking, Market Analysis and Peer Group. The Compensation Committee considers formal executive compensation market data prepared by Pearl Meyer, the independent compensation consultant, when reviewing and setting executive compensation. This includes evaluating the executive compensation at a “peer group” of companies compared to the Company’s executive compensation program, and benchmarking our executive positions and responsibilities against survey positions and responsibilities for each executive officer.

On an annual basis, the Compensation Committee reviews and establishes a peer group of companies for purposes of determining and evaluating executive compensation. The general criteria for selecting this compensation peer group includes the following, with data and recommendations provided to the Compensation Committee by the Pearl Meyer:

•	Companies that are direct competitors for the same space, products and/or services;

•	Companies that compete with us for the same executive team talent;

54 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

•	Companies with a similar Standard Industry Classification code or that are involved in the oil and natural gas services industries;

•	Companies that are most statistically related to us with similar revenue size and number of employees;

•	Companies that generally are subject to the same market conditions due to industry affiliation; and

•	Companies that are tracked similarly or which are considered comparable investments by outside analysts.

The Compensation Committee, with the assistance of Pearl Meyer, annually reviews specific criteria and recommendations regarding companies to add to or remove from the compensation groups. The Compensation Committee modifies the peer group criteria as appropriate while seeking a satisfactory degree of stability, to provide a consistent basis for comparison. The following compensation peer group was approved by the Compensation Committee in 2017 and was effective for relevant 2018 compensation decisions:

Archrock, Inc.	Newpark Resources, Inc.
Basic Energy Services, Inc.	Oceaneering International, Inc.
Ensco plc	Oil States International, Inc.
Forum Energy Technologies, Inc.	Patterson-UTI Energy, Inc.
Helmerich & Payne, Inc.	RPC, Inc.
Key Energy Services Inc.	Superior Energy Services, Inc.
McDermott International, Inc.	Transocean Ltd.

Elements of 2018 Target Pay

Base Salary

Base salary serves as the foundation of an executive’s compensation and is an important component in the Company’s ability to attract and retain executive talent. Base salary is a fixed element of compensation and also functions as an important counterbalance to short- and long-term incentive compensation, all of which are largely contingent on the Company’s performance or success. We do not adjust base salaries for our executive officers based strictly on Company performance. Although the Compensation Committee considers Company performance, it also gives weight to other internal and external factors in considering the necessity and appropriateness of salary adjustments, including:

•	Sustained performance, contribution and leadership;

•	Role, level and scope of responsibility;

•	Experience in current role and years of service;

•	Overall experience and competencies;

•	Relevant internal factors to ensure equitable compensation relationships among internal peers; and

•	Competitive positioning and market compensation trends.

The Compensation Committee reviewed the compensation of each of our NEOs in December 2017. Upon review of 2017 comparative market data, it was determined that on average, base salaries were at the market median. Thus, the Compensation Committee determined to maintain the 2018 base salaries of our CEO and most of our executive officers (including our NEOs) at their current levels. The Compensation Committee later elected to increase Mr. Galvan’s salary during his service as interim CFO. Following the appointment of Mr. van Gaalen, the Compensation Committee later determined to increase Mr. Galvan’s regular salary for his additional position and scope of responsibilities as Treasurer.

The Compensation Committee also elected not to adjust the salaries of most of our NEOs for 2019, with the exception of Ms. Hunter and Mr. Renshaw, whose salaries were adjusted to bring them in line with the market median range. The Compensation Committee increased Ms. Hunter’s 2019 base salary by 6% and Mr. Renshaw’s 2019 base salary by 8%, with the increases in effect following the determination in late December 2018.

Our CEO’s and COO’s salaries have been frozen since their appointment to their current positions in 2016, with the only adjustments being the July 2017 reinstatement following the March 2016 implementation of a 10% reduction.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 55

COMPENSATION DISCUSSION AND ANALYSIS

Short-Term Incentives

Short-term incentives are provided through our performance-based STIP, serving to strengthen the Company’s pay-for-performance culture by:

•	Rewarding our people for achieving strategic business or operational and financial objectives; and

•	Connecting individual cash compensation directly to our financial and operational performance.

Performance Measures, Weightings and Goals. Our incentive plans pay out to participants based on levels of performance against rigorous metrics approved by the Compensation Committee and also approved by the Board at the recommendation of the Compensation Committee. To the extent that performance fell between the applicable threshold, target or maximum performance levels for each of the performance metrics, payouts would be determined using linear interpolation. The performance measures vary depending upon the role and responsibility of the NEO.

The 2018 STIP for Mr. Gawick, Mr. Hobbs, Mr. van Gaalen, Ms. Hunter and Mr. Galvan during his service as interim CFO, was based on goals relating to the following metrics:

•	80% Adjusted EBITDA, per 2018 consolidated budget and plan;

•	10% SG&A reduction, per 2018 consolidated budget and plan; and

•	10% TRIR on a consolidated basis.

The Compensation Committee focused on these metrics because (i) Adjusted EBITDA is a commonly used metric by the Company’s peers, providing a level of performance comparability; (ii) disciplined SG&A reduction focuses attention on right-sizing corporate spend; while (iii) TRIR reinforces that the organization’s safety performance cannot be sacrificed for the sake of achieving financial goals.

ADJUSTED EBTIDA (Consolidated)	Threshold	Target	Maximum	Actual
Adj. EBITDA (in millions)	$320	$457	$548	$302
Payout to Target	0%	140%	200%	0%

SG&A REDUCTION (Consolidated)	Threshold	Target	Maximum	Actual
SG&A Reduction	$8.0	$12.0	$16.0	$16.5
Payout to Target	50%	100%	150%	150%

TRIR (Consolidated)	Threshold	Target	Maximum	Actual
Performance to TRIR Plan	1.1	1.0	0.9	0.8
Payout to Target	50%	100%	150%	150%

As president of one of our operating segments, the 2018 STIP for Mr. Renshaw was based on goals relating to the following metrics:

•	10% Adjusted EBITDA, per 2018 consolidated budget and plan

•	60% Adjusted EBITDA, per 2018 segment budget and plan

•	5% segment TRIR

•	5% segment hand injury rate

•	5% segment motor vehicle accident rate

•	15% individual performance

ADJUSTED EBTIDA (Segment)	Threshold	Target	Maximum	Actual
Performance as a percent of Adj. EBITDA Plan	70%	100%	120%	122%
Payout as a percent of Target Opportunity	0%	100%	200%	200%

56 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

TRIR 5%, Hand Injury 5% and MVAR 5%	Threshold	Target	Maximum	Actual
Payout to Target	50%	100%	150%	150%

Individual Performance	Threshold	Target	Actual
Payout to Target	0%	100%	100%

The 2018 STI target values set by the Compensation Committee for each NEO, as well as the actual payout amounts to each, were as follows:

Named Executive Officers (1)	Target Value as Percentage of 2018 Salary	Actual Payout as Percentage of Target	Actual Payment Amount ($)
Donald Gawick	120%	30%	$316,212
Michael Hobbs	90%	30%	$135,519
Johannes van Gaalen(2)	75%	9%	$32,885
Danielle Hunter	75%	30%	$90,584
Sterling Renshaw	65%	158%	$334,589
Michael Galvan	50%	61%	$488,297

(1)	Mr. Cashiola departed the Company in March 2018 and so was not eligible for the 2018 STIP. Accordingly, he is not reflected.

(2)	Mr. van Gaalen joined C&J in September 2018 and his 2018 STI is based on his prorated salary.

From time to time as our organization transforms, certain key individuals exhibit exceptional performance and take on responsibilities for the Company outside of their prescribed duties. In these circumstances, the Compensation Committee considers whether additional compensation is warranted to continue to motivate and retain such individuals. In 2018, three of our NEOs were awarded such discretionary bonus compensation.

	Amount	Rationale

Jan Kees van Gaalen	$40,000	Critical New Hire: Reflects his immediate impact and overall contribution, in part due to time and effort prior to the official start of his employment.

Danielle Hunter	$30,000

Increasing Responsibility: Reflects increased overall leadership responsibilities, including increased scope of duties and responsibilities in overseeing our HR team and the newly formed communications group after the elimination of the chief administrative officer position in the fourth quarter of 2018.

Michael Galvan	$10,000	Enhanced Role: Reflects strong individual performance, including his service as interim CFO, the successful transition to Mr. van Gaalen, and his additional responsibilities in maintaining the treasury function.

Long-Term Incentives

On December 11, 2017, the Compensation Committee approved annual LTI awards as part of our 2018 compensation program to key employees, including our NEOs. In determining the 2018 LTIP, the Compensation Committee consulted with Pearl Meyer to design a program that would, among other targeted benefits, align the interests of our executives with the interests of stockholders, drive appropriate performance, be market competitive, be effective for retention purposes, be tax efficient, minimize earnings volatility, reinforce strategic planning processes and balance short- and long-term decision making. The Compensation Committee also considered the need to establish stock ownership for the executive officers, given the impact of the Chapter 11 proceeding, which resulted in the cancellation of all common stock, including that owned by our executive team, and outstanding equity awards.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 57

COMPENSATION DISCUSSION AND ANALYSIS

The 2018 LTIP for our executive officers consisted of 60% restricted stock, 25% performance shares and 15% stock options, as it was determined that the mix of time-based restricted stock and stock options together with performance shares best accomplished the Compensation Committee’s stated objectives of motivating and retaining talented, experienced people and aligning the interests of our people with those of our stockholders. Based on reviewing the LTIP structure with the independent consultant, the Compensation Committee determined that that this mix is reflective of the most prevalent LTI vehicles used amongst our compensation peer group, as well as within the industry.

•

The stock options have an exercise price per share based on the volume weighted average price of the Company’s common stock for the 30-calendar day period immediately preceding the grant date, which was $30.83. These stock options were underwater as of December 31, 2018.

•

The restricted shares and the stock options granted to the NEOs are subject to the following vesting schedule: (i) 34% vests on the first anniversary of the grant date; (ii) 33% vests on the second anniversary of the grant date; and (iii) 33% vests on the third anniversary of the grant date.

•

The performance shares are subject to the following vesting schedule: 100% vests on the third anniversary of the grant date (the “Performance Period”), subject to the achievement of certain pre-established performance metrics.

The awards for each NEO under the LTIP were as follows:

Named Executive Officers (1)	Stock Options	Restricted Shares	Performance Shares
Donald Gawick	35,314	81,739	34,058
Michael Hobbs	13,033	30,165	12,569
Mark Cashiola	8,041	18,611	7,755
Danielle Hunter	7,987	18,488	7,703
Sterling Renshaw	5,465	12,650	5,271
Michael Galvan	—	8,141	—

(1)	Mr. van Gaalen had not yet joined the Company, and thus was not awarded 2018 LTIP grants. Accordingly, he is not reflected.

A Closer Look at Performance Shares. The benchmark used to assess the Company’s relative performance under the performance share awards consists of a custom peer group of companies. The performance shares granted may settle for between zero and two shares of the Company’s common stock, depending on actual performance. To determine the Company’s applicable ranking for the Performance Period, TSRs will be calculated for the Company and each entity in the peer group. The entities and the Company will be arranged from 1 to 10 by their respective TSRs (highest to lowest).

Company’s Relative TSR Ranking to Peers	Performance Share Multiplier to Determine Number of Earned Performance Shares
1	2.00
2	1.75
3	1.50
4	1.25
5	1.00
6	1.00
7	0.75
8	0.50
9	0.25
10	0.00

Upon vesting at the conclusion of the Performance Period, the number of shares to be issued and delivered pursuant to the performance shares will be determined based on the TSR of the Company’s common stock as compared to a designated group of peer companies established by the Compensation Committee (listed below).

58 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

At the conclusion of the Performance Period, if the Company has a negative TSR, the number of shares to be issued and delivered pursuant to the performance shares will be capped at 1.0 shares irrespective of where the Company ranks in TSR among the peer group, providing downside protection to stockholders. If at the conclusion of the Performance Period, the Company has at least a 20% TSR, the number of shares issued and delivered pursuant to the performance shares will be at least 1.0 shares irrespective of where the Company ranks in TSR among the peer group, providing upside protection to management.

For performance-based LTI awards, relative TSR performance over a three-year period is also the most prevalent performance metric amongst the Company’s compensation peer group, as well as within the industry.

The comparable peer companies with respect to the 2018 performance shares are as follows:

•	Basic Energy Services

•	Helmerich & Payne, Inc.

•	Patterson-UTI Energy, Inc.

•	RPC Inc.

•	Superior Energy Services, Inc.

•	Keane Group, Inc.

•	ProPetro Holding Corp.

•	Halliburton Company

•	OSX (PHLX Oil Service Sector Index)

Other Benefits and Perquisites

Our executive officers (including the NEOs) and their eligible family members are eligible to receive the health and welfare benefits generally made available to our full-time, salaried employees (including, but not limited to, medical and dental insurance, disability insurance and life insurance), as well as certain other fringe benefits and perquisites, including provision for an automobile or an automobile allowance for business and personal use and provision of a cell phone or cell phone allowance.

We do not maintain a defined benefit pension plan for our executive officers or other employees because we believe these plans primarily reward longevity rather than performance. Nevertheless, we recognize the importance of providing our employees with assistance in saving for their retirement. We therefore maintain a 401(k) retirement plan, that is qualified under Section 401(k) of the Internal Revenue Code. Following a 30-day waiting period, we offer matching contributions to eligible employees, which includes our NEOs, of 100% of 3% of their qualifying compensation each year, and 50% of the next 2% of their qualifying compensation each year, subject to certain limitations imposed by the Internal Revenue Code.

Severance and Change in Control Benefits

We believe it is important that our CEO, CFO and other executive officers focus their attention and energy on our business without distractions regarding the effects of a termination that is beyond their control or upon a potential change in control of the Company. Therefore, the Company has employment agreement with each executive officer (including each NEO) that provides for certain severance benefits in the event of a termination of employment under certain circumstances. No severance benefits are provided in the event of a termination for “cause,” as defined in the employment agreements.

The employment agreements were amended in 2018 to include an expanded definition of “cause” that now includes crimes of moral turpitude and other actions that could have a material adverse effect on the Company’s reputation.

With respect to terminations in connection with a change in control, with the exception of performance shares due to the relative TSR performance metric and the fundamental nature of a change in control, all payment obligations to executive officers associated with a change in control are “double trigger” payments, which require termination of employment within a specified period prior to or following a change in control to receive the benefit. We believe that in connection with a change in control, double trigger payments are typically more appropriate than single trigger payments (where a payment is made upon the occurrence of a change in control alone) because they financially protect the employee if he or she is terminated following a change in control transaction, without providing a potential windfall if the employee is not terminated.

For more detailed information regarding our severance and change in control benefits under our executive employment agreements, please read “Executive Compensation Tables—Potential Payments upon Termination or Change in Control.”

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 59

COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy

Our clawback policy, adopted in 2018, provides, among other things, that in the event of a restatement of the Company’s financial statements due, in whole or in part, directly or indirectly, to an executive officer’s (which includes our NEOs) misconduct (including but not limited to fraud), the Board has the discretion to require reimbursement or forfeiture to the Company by such executive of all or any part of cash or equity awards received within a 12-month window after the issuance of the financial results that are subsequently restated.

Stock Ownership Guidelines

In August 2017, our Board, upon recommendation of the Compensation Committee, adopted stock ownership guidelines for each of our non-employee directors and executive officers, which include our NEOs, to further link the long-term reward of the Company’s directors and executive officers to stockholder value. We believe it is in the Company’s best interest to require that our directors and executive officers have significant ownership in C&J’s common stock, and it is appropriate to provide direction as to the level of ownership considered satisfactory.

In October 2018, our Board, upon recommendation of the Compensation Committee, adopted revised stock ownership guidelines requiring that all executives subject to the guidelines must retain 50% of net shares acquired upon the exercise of stock options and after the vesting of Restricted Shares, Performance Shares and RSUs, after payment of applicable taxes, until they achieve the required ownership level.

Members of our executive team are required to hold C&J common stock having a value equal to the multiple of such person’s base salary set forth below:

Position	Stock Ownership Multiple
CEO	5x base salary
CFO, COO and General Counsel,	3x base salary
Any President or Executive Vice President reporting directly to the CEO, CFO, COO or General Counsel	3x base salary

Additionally, with one exception, each of our non-employee directors is required to own C&J common stock in an amount equal to or in excess of five times their annual cash retainer. One of our non-employee directors, Mr. Michael Zawadzki, is employed by one of our stockholders and does not receive compensation for his service as a non-employee director and thus is not subject to our stock ownership guidelines.

On an annual basis, the Compensation Committee will review whether the directors and executive officers are in compliance with the required ownership thresholds.

Each non-employee director and executive officer has five years to satisfy the foregoing ownership thresholds starting from the later of (i) August 4, 2017 and (ii) the date elected or appointed to a participating position.

The following forms of equity interests in the Company count towards satisfaction of our stock ownership guidelines:

•

Shares of common stock owned directly by the director or executive officer, including shares acquired (i) through open market purchase, (ii) on vesting of restricted stock or earned performance awards, and shares acquired (iii) on settlement of restricted stock units, or (v) through the exercise of stock options;

•

Shares of common stock owned indirectly by the director or executive officer (e.g., by a spouse or other immediate family member or held in trust for the benefit of the director or officer, or such person’s spouse or other immediate family member), whether held separately or jointly;

•

Issued and held, but unvested restricted stock and restricted stock units; provided, however, that for executive officers, only 60% of such restricted stock / restricted stock units shall be counted in order to account for the deduction of applicable taxes; and

•	60% of earned but unvested incentive and performance awards that will be settled in shares of common stock (to account for the deduction of applicable taxes).

•	Unexercised stock options (whether vested or unvested) and unearned, unvested incentive or performance awards do not count towards satisfaction of our stock ownership guidelines.

60 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements

We maintain employment agreements with each of our executive officers that generally provide that our executive officers are eligible to receive the following compensation and benefits, subject to the discretion and approval of the Compensation Committee: (i) an annualized base salary; (ii) an annual STIP cash award with a designated target based on a specified percentage of annual base salary and the achievement of certain performance targets set forth by the Compensation Committee, provided, however, that the Compensation Committee has full discretion to establish different target values for the STI opportunity available to each executive as it deems appropriate; and provided, further that the Compensation Committee has full discretion to determine that up to 50% of the value of any annual cash bonus will be paid in C&J common stock and the remainder be paid in cash; (iii) an annual LTIP equity award with a designated target value, provided, however, that the Compensation Committee has full discretion to establish different values for the LTIP award to each executive as it deems appropriate; (iv) special, discretionary bonuses as may be determined solely by our Board; (v) employee benefits for the executive and the executive’s eligible family members that we ordinarily provide to similarly situated employees (including, but not limited to, medical and dental insurance, retirement plans, disability insurance and life insurance); and (vi) other fringe benefits and perquisites that are deemed appropriate.

With respect to the STIs and LTIs that our executives are entitled to receive under the employment agreements, the terms and conditions of such awards are determined by the Compensation Committee on an individual basis and the LIT awards governed by individual award agreements approved by the Compensation Committee.

Our executive employment agreements also provide certain payments and benefits on termination events, specifically including termination without cause, termination in connection with a change of control, and termination on death or disability. For more detailed information regarding our severance and change in control benefits under the employment agreements and other compensation arrangements in effect for our NEOs during 2018, please read “Executive Compensation Tables—Potential Payments upon Termination or Change in Control.”

Tax Deductibility of Executive Compensation

As part of its role in determining the amounts and type of compensation to grant to the NEOs, the Compensation Committee has historically taken into consideration the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provided that public companies were not be able to deduct certain compensation in excess of $1,000,000 that was paid to their Chief Executive Officer or the three other most highly compensated executive officers (other than the Chief Financial Officer) unless the compensation was “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code was modified by the Tax Cuts and Jobs Act to delete the exception for performance-based compensation for all arrangements that are not deemed to be grandfathered pursuant to the Tax Cuts and Jobs Act, therefore we do not expect Section 162(m) of the Internal Revenue Code to have a significant impact on our compensation decisions with respect to the 2018 year and going forward. The Compensation Committee considers its primary goal to design compensation strategies that further the best interests of our stockholders. Although deductibility of compensation is preferred when possible, tax deductibility is not a primary objective of our compensation programs, and we believe that achieving our compensation objectives is more important than the benefit of tax deductibility of compensation in certain circumstances.

Relation of Compensation Policies and Practices to Risk Management

We anticipate that our compensation policies and practices will continue to be tailored to provide rewards for short-term and long-term performance, both on an individual basis and for the organization. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. However, our Compensation Committee retains complete discretion with respect to the compensation packages of our NEOs, which we believe provides an effective preventative measure against management taking actions that could have a material adverse effect on us in the long-run to simply achieve a specific short-term goal. We also believe that the compensation program for our senior management team and general employee population does not unduly incentivize those employees to take unnecessary risks in their day to day activities.

We expect our compensation program and arrangements will continue to contain a number of design elements that serve to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results. Those elements include a mix of at risk, time and performance-based and long-term focused awards, subjecting awards to forfeiture in the case of certain terminations of employment, and subjecting awards to equity claw-backs under certain scenarios related to violations of our risk management policies and practices.

In combination with our risk-management practices, we do not believe that risks arising from our compensation policies and practices for our employees, including our NEOs, are reasonably likely to have a material adverse effect on our Company.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 61

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of C&J Energy Services, Inc.:

•

Has reviewed and discussed with management the Compensation Discussion and Analysis section for the year ended December 31, 2018 included in this Proxy Statement, as required by Item 402(b) of Regulation S-K; and

•

Based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Respectfully submitted by the Compensation Committee of the Board of Directors of C&J Energy Services, Inc.

John	J. Kennedy (Chair)
Stuart	M. Brightman
Steven	Mueller
Michael	Roemer
Michael	Zawadzki

62 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below sets forth the annual compensation earned during the 2018, 2017 and 2016 fiscal years, as applicable, by our NEOs:

Name and Principal Position	Year	Base Salary ($)(4)	Bonus ($)(5)	Share Awards ($)(6)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Donald Gawick Chief Executive Officer and President	2018	878,365	—	4,837,500	—	316,212	29,996	6,062,073
	2017	831,250	—	10,372,100	2,817,997	2,110,938	14,520	16,146,805
	2016	654,106	2,766,669	—	—	—	29,369	3,450,144
Michael Hobbs Chief Operating Officer	2018	501,923	—	1,057,507	—	135,519	40,099	1,735,048
	2017	475,000	—	4,083,138	1,127,334	771,848	31,192	6,488,512
	2016	380,229	665,752	—	—	—	17,350	1,063,331
Mark Cashiola(1) Former Chief Financial Officer	2018	109,519	—	—	—	425,000	1,776,451	2,310,970
	2017	403,750	—	2,687,179	752,988	513,881	14,520	4,372,318
	2016	316,188	776,202	—	—	—	32,344	1,124,734
Jan Kees van Gaalen(2)	2018	146,154	40,000	1,395,023	—	32,885	6,532	1,620,594
Chief Financial Officer
Danielle Hunter	2018	402,596	30,000	995,639	—	90,584	24,777	1,543,596
Executive Vice President, General	2017	380,000	—	2,574,775	715,633	483,652	16,305	4,170,365
Counsel, Chief Risk & Compliance Officer	2016	286,486	708,851	—	—	—	30,413	1,025,750
Michael Galvan(3) Senior Vice President – Chief Accounting Officer and Treasurer	2018	351,623	10,000	208,808	—	88,297	26,768	685,496

Sterling Renshaw	2018	326,827	—	630,019	—	334,589	23,561	1,314,996
President – Well Support Services

(1)	Mr. Cashiola departed from C&J in March 2018.

(2)	Mr. van Gaalen joined C&J as CFO in September 2018.

(3)	Mr. Galvan served as interim CFO for the portion of 2018 between when Mr. Cashiola departed and when Mr. van Gaalen joined the Company.

(4)

Base salaries for 2016 and 2017 reflect a 10% reduction that was implemented across the organization in March 2016 and remained through the third quarter of 2017. The NEOs who were executive officers at the time voluntarily elected not to have their salaries reinstated until after the salaries of the rest of the organization had been fully restored. In addition, Base Salary for Mr. Cashiola includes $16,346 that was a payment in lieu of further advance notice of termination as required pursuant to Mr. Cashiola’s employment agreement.

(5)

For 2018, the amounts in this column reflect amounts earned as a discretionary cash bonus in connection with the 2018 STIP in recognition of increased responsibilities and significant contributions. For 2016, the amounts in this column reflect amounts earned under the 2016 Senior Executive Incentive Plan, which was implemented during the Chapter 11 proceeding for incentive purposes.

(6)

These columns reflect, as applicable, (a) for 2018, restricted stock units and performance shares granted as part of the annual LTI equity award for the 2019 executive compensation program; and (b) for 2017, stock options and restricted shares awarded in the Emergence Grants as well as stock options, restricted shares and performance shares granted as part of the annual LTI equity award for the 2018 executive compensation program. The amounts in this column represent the aggregate grant date fair value of such equity awards computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718, disregarding any estimate of forfeitures. Please see Note 5 to our consolidated financial statements filed with our Annual Report on Form 10-K for a detailed discussion of the assumptions used in calculated the grant date fair values of all equity awards.

(7)	The amounts in this column for 2018 and 2017 represent amounts earned under the STIP quantitative financial performance metrics during the respective fiscal year.

(8)

The amounts in this column for the 2018 fiscal year include the following amounts for our NEOs: (i) for executive life and disability insurance: $5,060 to Mr. Gawick, $2,840 to Hobbs, $395 to Mr. Cashiola, $473 to Mr. van Gaalen, $2,360 to Ms. Hunter, $1,832 to Mr. Galvan, and $2,000 to Mr. Renshaw; (ii) for company matching contributions 401(k) Plan accounts: $11,000 to Mr. Gawick, $11,000 to Mr. Hobbs, $11,000 to Mr. Cashiola, $1,769 to Mr. van Gaalen, $8,481 to Ms. Hunter, $11,000 to Mr. Galvan, and $7,625 to Mr. Renshaw; (iii) for automobile allowances and related fuel and maintenance costs: $13,936 to Mr. Gawick, $26,259 to Mr. Hobbs, $3,367 to Mr. Cashiola, $4,290 to Mr. van Gaalen, $13,936 to Ms. Hunter, $13,936 to Mr. Galvan, and $13,936 to Mr. Renshaw; (iv) subsidized COBRA amounts in an amount equal to $28,997 paid to Mr. Cashiola, (v) for accrued, unused vacation in the amount of $32,692 to Mr. Cashiola, and (vi) cash severance in the amount of $1,700,000 paid to Mr. Cashiola in connection with his departure from C&J in March 2018.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 63

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards for the 2018 Fiscal Year

The following table provides information on the STIP cash awards and LTIP equity awards that were granted to our NEOs during fiscal year 2018.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Donald Gawick	STIP	—	105,404	1,391,331	2,002,673
	Performance Shares	12/11/2018				31,250	125,000	250,000				2,150,000
	Restricted Stock Units	12/11/2018							156,250			2,687,500
Michael Hobbs	STIP	—	45,173	750,000	1,425,000
	Performance Shares	12/11/2018				6,832	27,326	54,652				470,007
	Restricted Stock Units	12/11/2018							34,157			587,500
Mark Cashiola	STIP	—	8,214	108,424	156,065
Jan Kees van Gaalen	STIP	—	10,962	144,692	208,269
	Performance Shares	12/11/2018				9,012	36,047	72,094				620,008
	Restricted Stock Units	12/11/2018							45,059			775,015
Danielle Hunter	STIP	—	30,195	398,570	573,700
	Performance Shares	12/11/2018				6,432	25,727	51,454				442,504
	Restricted Stock Units	12/11/2018							32,159			553,135
Michael Galvan	STIP	—	19,590	274,870	389,173
	Performance Shares	12/11/2018				337	1,349	2,698				23,203
	Restricted Stock Units	12/11/2018							10,791			185,605
Sterling Renshaw	STIP	—	15,933	265,547	377,077
	Performance Shares	12/11/2018				4,070	16,280	32,560				280,016
	Restricted Stock Units	12/11/2018							20,349			350,003

(1)

See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for actual amounts earned by each NEO under the STIP during 2018 and “Elements of 2018 Target Pay—Short-Term Incentives” within CD&A for a description of the 2018 STIP for our NEOs.

(2)

Equity awards granted under the 2017 C&J Energy Services Management Incentive Plan. With respect to the performance shares, the actual number of shares that may be earned could range from 0% to 200% of the number of target shares shown depending on the achievement with respect to the applicable performance goal. See the description of our performance shares in “Elements of 2018 Target Pay—Long-Term Incentives” within CD&A for a more detailed description of the awards for our NEOs.

64 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Percentage of Salary and Cash Bonus in Comparison to Total Compensation

The amount of base salary and cash bonuses that our NEOs received for 2018 in relation to their respective total compensation amounts for 2018 as reported in the “Summary Compensation Table” is as follows:

Name	Salary & Cash Bonus as Percentage of Total Compensation
Donald Gawick	20%
Michael Hobbs	37%
Mark Cashiola	23%
Jan Kees van Gaalen	14%
Danielle Hunter	34%
Michael Galvan	66%
Sterling Renshaw	50%

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 65

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information on the equity awards held by the NEOs as of December 31, 2018. This table includes unexercised options that were vested as of December 31, 2018, as well as unvested options, restricted shares, restricted share units and performance shares. The vesting dates for each equity award are shown in the accompanying footnotes.

	Option Awards						Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(6)

Donald Gawick	56,359	(1)	44,283	(1)	42.65	02/05/2027

	12,008		23,306	(2)	30.83	12/13/2027

							63,979	(3)	863,717

							53,946	(4)	728,271	34,058	459,783

							156,250	(5)	2,109,375	125,000	1,687,500

Michael Hobbs	23,003	(1)	18,075	(1)	42.65	02/05/2027

	4,433		8,600	(2)	30.83	12/13/2027

							26,114	(3)	874,036

							19,908	(4)	666,321	12,569	169,682

							34,157	(5)	1,143,235	27,326	368,901

Mark Cashiola	27,933	(1)	—		42.65	02/05/2027

	8,041		—		30.83	12/13/2027

Jan Kees van Gaalen

							45,059	(5)	608,297	36,047	486,635

Danielle Hunter	14,722	(1)	11,568	(1)	42.65	02/05/2027

	2,717		5,270	(2)	30.83	12/13/2027

							16,713	(3)	225,626

							12,200	(4)	164,700	7,703	103,991

							32,159	(5)	434,147	25,727	347,315

Michael Galvan

							2,329	(3)	31,442

							5,372	(4)	72,522

							10,791	(5)	145,679	1,349	18,212

Sterling Renshaw	1,859		3,606	(2)	30.83	12/13/2027

							5,159	(3)	69,647

							8,348	(4)	112,698	5,271	71,159

							20,349	(5)	274,712	16,280	219,780

(1)

As part of the Emergence Grant, these options were granted under the 2017 C&J Energy Services Management Incentive Plan subject to a time-based vesting schedule such that: (i) 34% of the options vested and became exercisable immediately on February 5, 2017, (ii) 22% of the options vested and became exercisable on February 5, 2018, (iii) 22% of the options vested and became exercisable on February 5, 2019, and (iv) 22% of the options will vest and become exercisable on February 5, 2020; provided that with respect to Mr. Cashiola these options were fully vested as of March 20, 2018 pursuant to his separation agreement.

(2)

As part of the 2018 LTI award, these options were granted under the 2017 C&J Energy Services Management Incentive Plan subject to a time-based vesting schedule such that: (i) 34% of the options vested and became exercisable on December 13, 2018, (ii) 33% of the options will vest and become exercisable on December 13, 2019, and (iii) 33% of the options will vest and become exercisable on December 13, 2020.

(3)

As part of the Emergence Grant, these restricted shares were granted under the 2017 C&J Energy Services Management Incentive Plan subject to a time-based vesting schedule such that: (i) 34% of the restricted shares vested and became exercisable immediately on February 5, 2017 (thus are not reflected within this table), (ii) 22% of the restricted shares vested and became exercisable on February 5, 2018 (thus are not reflected within this table), (iii) 22% of the restricted shares vested and became exercisable on February 5, 2019, and (iv) 22% of the restricted shares will vest and become exercisable on February 5, 2020.

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EXECUTIVE COMPENSATION TABLES

(4)

As part of the 2018 LTI award, these restricted shares were granted under the 2017 C&J Energy Services Management Incentive Plan subject to a time-based vesting schedule such that: (i) 34% of the restricted shares vested and became exercisable on December 13, 2018 (thus are not reflected within this table), (ii) 33% of the restricted shares will vest and become exercisable on December 13, 2019, and (iii) 33% of the restricted shares will vest and become exercisable on December 13, 2020.

(5)

As part of the 2019 LTI award, these restricted share units were granted was granted under the 2017 C&J Energy Services Management Incentive Plan and subject to a time-based vesting schedule such that: (i) 34% of the restricted share units will vest and become exercisable on December 11, 2019, (ii) 33% of the restricted share units will vest and become exercisable on December 11, 2020, and (iii) 33% of the restricted share units will vest and become exercisable on December 11, 2021.

(6)

The market value of the outstanding equity awards was calculated by multiplying the applicable number of underlying securities outstanding as of December 31, 2018 by $13.50, which was the market value of C&J’s common stock on December 31, 2018 (the last trading day of the year).

(7)

As part of the 2018 and 2019 LTI awards, respectively, these performance shares were granted under the 2017 C&J Energy Services Management Incentive Plan on December 13, 2017 or December 11, 2018, respectively. These performance shares are scheduled to vest on the third anniversary of the grant date, subject to (among other conditions) the grantee’s continued employment with or provision of services to the Company or its affiliates through the third anniversary of the date of grant. The actual number of shares that will vest and be delivered to the grantee ranges from 0% to 200% of the original shares granted (and reflected within this table) depending on the achievement of certain levels of TSR relative to a pre-established performance peer group. We have reflected the awards at “target” levels for purposes of this table.

Option Exercises and Shares Vested in the 2018 Fiscal Year

The following table presents information regarding the exercise of options and the vesting of share awards held by our NEOs during 2018.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Donald Gawick	—	—	59,782	1,326,594
Michael Hobbs	—	—	23,313	525,205
Jan Kees van Gaalen	—	—	—	—
Danielle Hunter	—	—	14,645	332,034
Sterling Renshaw	—	—	6,881	137,748
Michael Galvan	—	—	3,933	74,531
Mark Cashiola	—	—	53,002	1,357,799

(1)

These shares represent, for all officers other than Mr. Cashiola, the vesting of a portion of restricted stock from (i) the Emergence Grant, and (ii) the 2018 LTI award. However, in light of the Board’s belief that the Company stock is currently undervalued on the open market, the Compensation Committee amended the 2018 LTI restricted stock award agreements with executive officers to provide that the portion of such award that vested on December 13, 2018 would be settled in cash rather than stock. Thus, the number of shares that are included in this column as vested but were settled in cash rather than stock pursuant to this modification were: 27,793 for Mr. Gawick, 10,257 for Mr. Hobbs, 6,288 for Ms. Hunter, 4,302 for Mr. Renshaw, and 2,769 for Mr. Galvan. The modification did not result in the recognition of any incremental value as calculated in accordance with Topic 718. In addition, with respect to Mr. Cashiola, these shares represent the vesting of a portion of the 2018 LTI restricted stock award on February 5, 2018, and the accelerated vesting, pursuant to his separation agreement, of his remaining outstanding unvested restricted stock and performance awards that vested as of March 20, 2018 in connection with his departure.

(2)

This amount was calculated based on the closing price of a share of our common stock on, as applicable (i) February 5, 2018, the vesting date for a portion of the Emergence Grant for each officer, which was $28.49 per share, (ii) March 20, 2018, the vesting date for the remainder of Mr. Cashiola’s remaining outstanding unvested restricted stock awards and performance awards, and (iii) December 13, 2018, the vesting date for a portion of the 2018 LTI restricted stock award, which was $14.94 for each officer other than Mr. Cashiola.

Pension Benefits

While we provide eligible employees with the opportunity to participate in a 401(k) retirement plan, we do not currently maintain a defined benefit pension plan. Please read “Elements of 2018 Target Pay—Other Benefits and Perquisites.”

Nonqualified Deferred Compensation

We do not provide a nonqualified deferred compensation plan for our employees, including our NEOs, at this time.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 67

EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control

The following discussion and table reflect the payments and benefits that each of our NEOs (other than Mr. Cashiola, who departed in March 2018) would have been eligible to receive upon certain termination events, assuming that each such termination occurred on December 31, 2018. As a result, the payments and benefits disclosed represent what would have been due and payable to our NEOs under the applicable agreements and plans in existence between our NEOs and C&J as of December 31, 2018. The payments and benefits described below do not contemplate any changes to such agreements or plans, or new agreements or plans adopted, after December 31, 2018.

2018 Separation Agreements

On March 20, 2018, we entered into a separation agreement with Mr. Cashiola in connection with his termination of employment. Under the Separation Agreement, Mr. Cashiola received the following payments and benefits: (i) a lump sum cash severance payment equal to $2,170,343, which represents an amount equal to the sum of (A) $1,700,000, which was calculated based on two times the sum of Mr. Cashiola’s then current salary plus the target value for the annual STI cash award specified in Mr. Cashiola’s employment agreement, (B) $425,000, as a payment reflecting Mr. Cashiola’s annual STI cash award for 2018 at the target value specified in Mr. Cashiola’s employment agreement, (C) $16,346, which is a payment in lieu of further advance notice of termination as required pursuant to Mr. Cashiola’s employment agreement, and (D) $28,997, which represents 18 months’ of the cost of COBRA medical premiums; and (ii) accelerated vesting of outstanding equity awards, including (X) 20,332 stock options, (Y) 36,369 restricted shares and (Z) 7,755 performance shares at the target level. No other severance or termination benefits was or will be paid to Mr. Cashiola as a result of his termination of employment. Under the Separation Agreement, Mr. Cashiola is subject to certain continuing restrictions, including with respect to non-disparagement, non-disclosure and confidentiality, non-competition and non-solicitation of our employees and customers.

Employment Agreements

We have entered into employment agreements with each of our NEOs that provide for certain severance payments and benefits in connection with qualifying terminations of employment, which are described below. Other than payment of any “Accrued Obligations” (as defined in the applicable employment agreements to include (i) any unreimbursed business expenses properly incurred and reported and (ii) any earned but unpaid annual STI cash award for the year prior to the year of termination (subject to satisfaction of any applicable performance requirements, but without regard to any continued employment requirement), none of our NEOs are entitled to any severance payments or benefits in connection with a termination for cause or voluntary resignation without good reason.

Employment Agreements with Messrs. Gawick, Hobbs, van Gaalen and Ms. Hunter

Upon a termination of employment, in addition to the Accrued Obligations, each of Messrs. Gawick, Hobbs, van Gaalen and Ms. Hunter is eligible to receive the following severance payments and benefits under the circumstances described:

•

In the event such officer’s employment is terminated by the Company without Cause (as defined in the employment agreement), by such officer for Good Reason (as defined in the employment agreement) or due to non-renewal of the employment agreement by the Company, in each case, outside of a Protected Period (as defined below) and the officer executes and delivers a release of claims: (a) the annual STI cash award for the year of termination based on the target value (determined in accordance with the employment agreement) for such year; (b) accelerated vesting of outstanding equity incentive awards (with unexercised stock options remaining exercisable for their full term, and with any performance-based equity awards being paid out at the target level if such termination occurs within the first half of the performance period or paid out based on actual performance with respect to applicable performance metrics calculated as of the date of termination if such termination occurs within the latter half of the performance period); and (c) cash severance in a total amount equal to the sum of (i) two times such officer’s base salary and the target value of such officer’s annual STI cash award (determined in accordance with the employment agreement), (ii) a lump sum payment equal to the total cost of 18 months’ of COBRA premiums and (iii) the value of such officer’s vacation days for the year of termination (prorated based on the quarter of the calendar year in which the date of termination occurs).

•

In addition, if such officer’s employment is terminated by the Company without Cause, by such officer for Good Reason or due to non-renewal by the Company of the employment agreement, in each case, within the period beginning 30 days prior to the effective date of a Change of Control (as defined in the employment Agreement) and ending on the second anniversary of the effective date of such Change of Control (the “Protected Period”), such officer would be eligible to receive enhanced severance payments and benefits as compared to the severance payments and benefits described above, including but not limited to cash severance in a total amount equal to the sum of (a) three times such officer’s base salary and the target value

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EXECUTIVE COMPENSATION TABLES

of such officer’s annual STI cash award (rather than two times)(determined in accordance with the employment agreement) and (b) a lump sum payment equal to the total cost of 36 months of COBRA premiums (rather than 18 months).

•

In the event such officer’s employment is terminated due to the officer’s death or Permanent Disability (as defined in the employment agreement) and the officer or the officer’s estate executes and delivers a release of claims, (a) a cash payment equal to the target value of the annual STI cash award for the year of termination (determined in accordance with the employment agreement); (b) accelerated vesting of outstanding equity incentive awards (with any unexercised stock options remaining exercisable for their full term and with any performance-based equity awards being paid out at the target level); and (c) the value of such officer’s vacation days for the year of termination (prorated based on the quarter of the calendar year in which the date of termination occurs).

Employment Agreements with Messrs. Renshaw and Galvan

Upon a termination of employment, in addition to the Accrued Obligations, each of Messrs. Renshaw and Galvan would be eligible to receive the following severance payments and benefits under the circumstances described:

•

In the event such officer’s employment is terminated by the Company without Cause (as defined in the employment agreement) outside a Protected Period (as defined below) and the officer executes and delivers a release of claims: (a) the annual STI cash award for the year of termination on a prorated basis, and further calculated based on actual performance with respect to applicable performance metrics calculated as of the date of termination if such termination occurs within the latter half of the performance period; (b) accelerated vesting of outstanding equity incentive awards (with unexercised stock options remaining exercisable for their full term, and with any performance-based equity awards being paid out prorated basis and also based on actual performance with respect to applicable performance metrics calculated as of the date of termination); and (c) cash severance in a total amount equal to the sum of (i) one times such officer’s base salary and the target value of such officer’s annual STI cash award (determined in accordance with the employment agreement), (ii) a lump sum payment equal to the total cost of 12 months’ of COBRA premiums and (iii) the value of such officer’s vacation days for the year of termination (prorated based on the quarter of the calendar year in which the date of termination occurs).

•

In addition, if such officer’s employment is terminated by the Company without Cause within the period beginning on the effective date of a Change of Control (as defined in the employment agreement) and ending on the first anniversary of the effective date of such Change of Control (the “Protected Period”), such officer would be eligible to receive enhanced severance payments and benefits as compared to the severance payments and benefits described above, including but not limited to (a) cash severance including a lump sum payment equal to the total cost of 18 months of COBRA premiums (rather than 12 months) and (b) accelerated vesting of outstanding equity incentive awards (with unexercised stock options remaining exercisable for their full term, and with any performance-based equity awards being paid out prorated basis to target without regard to actual performance (rather than a truncated performance period)).

•

In the event such officer’s employment is terminated due to the officer’s death or Permanent Disability (as defined in the employment agreement) and the officer or the officer’s estate executes and delivers a release of claims, (a) the annual STI cash award for the year of termination on a prorated basis, and further calculated based on actual performance with respect to applicable performance metrics calculated as of the date of termination if such termination occurs within the latter half of the performance period; (b) accelerated vesting of outstanding equity incentive awards (with any performance-based equity awards being paid out at the target level and unexercised stock options remaining exercisable for their full term); and (c) the value of such officer’s vacation days for the year of termination (prorated based on the quarter of the calendar year in which the date of termination occurs).

Equity Award Agreements

Our form agreements for equity awards granted under the 2017 C&J Energy Services Management Incentive Plan to our NEOs generally take into account the fact that each executive is also a party to an employment agreement with the Company. To the extent that an employment agreement includes provisions that govern the treatment of equity awards (whether in the case of a termination of service or a change in control or otherwise), the provisions of the employment agreement will generally supersede the terms of the applicable award agreements and govern the treatment of such equity awards, subject to certain exceptions.

Potential Payments Upon Termination or Change in Control Table

The following table quantifies the amounts that each of our NEOs (other than Mr. Cashiola, who departed in March 2018) would have received under the terms of their respective employment agreements upon certain termination events, assuming that such an event occurred on December 31, 2018. These amounts could not be determined with any certainty outside of the occurrence of an actual

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EXECUTIVE COMPENSATION TABLES

termination. For purposes of the table below, we have assumed the following: (i) the value of any accelerated equity vesting upon a hypothetical termination is based on the closing price of C&J’s common stock on December 31, 2018, which was $13.50 per share (which results in all outstanding stock options being underwater, so no value is included in the table below), (ii) all Accrued Obligations and other similar expenses (including value of vacation days) were paid current or equaled $0 as of December 31, 2018, (iii) for all outstanding equity awards, the terms of each NEO’s employment agreement supersede the terms of the applicable award agreements and govern the treatment of such equity awards and (iv) for the annual STI cash awards and outstanding performance share awards, where applicable, actual performance as of December 31, 2018 was measured at the target level. Where applicable, amounts reported reflect each NEO’s base salary as of December 31, 2018. Any actual payments that may be made pursuant to the applicable employment agreements are dependent on various factors, which may or may not exist at the time the NEO is actually terminated. Therefore, such amounts and disclosures should be considered “forward-looking statements.” Mr. Cashiola is not included in the table below because the amounts paid in connection with his departure on March 20, 2018 are described above.

Name and Principal Position	Without Cause or For Good Reason Termination, Outside of a Change in Control ($)	Without Cause or For Good Reason Termination, or Non-Renewal by us, in Connection with Change in Control ($)	Termination Due to Death or Disability ($)
Donald Gawick
Chief Executive Officer
Severance (Multiple of Salary and Bonus)	4,532,662	6,798,993	—
Cash Bonus	1,391,331	1,391,331	1,391,331
Continued Medical	18,942	37,884	—
Accelerated Equity	5,848,646	5,848,646	5,848,646

Total	11,791,580	14,076,853	7,239,977
Michael Hobbs
Chief Operating Officer
Severance (Multiple of Salary and Bonus)	2,500,000	3,750,000	—
Cash Bonus	750,000	750,000	750,000
Continued Medical	18,942	37,884	—
Accelerated Equity	1,620,999	1,620,999	1,620,999

Total	4,889,941	6,158,883	2,370,999
Jan Kees van Gaalen
Chief Financial Officer
Severance (Multiple of Salary and Bonus)	1,289,384	1,934,076	—
Cash Bonus	144,692	144,692	144,692
Continued Medical	18,942	37,884	—
Accelerated Equity	1,094,931	1,094,931	1,094,931

Total	2,547,949	3,211,583	1,239,623
Danielle Hunter
Executive Vice President, General Counsel, Chief Risk & Compliance Officer
Severance (Multiple of Salary and Bonus)	1,647,140	2,470,710	—
Cash Bonus	398,570	398,570	398,570
Continued Medical	18,942	37,884	—
Accelerated Equity	1,275,777	1,275,777	1,275,777

Total	3,340,429	4,182,941	1,674,347
Michael Galvan
Senior Vice President – Chief Accounting Officer and Treasurer
Severance (Multiple of Salary and Bonus)	564,870	564,870	—
Bonus	22,906	22,906	22,906
Continued Medical	12,628	18,942	—
Accelerated Equity	250,148	250,148	267,854

Total	850,552	856,866	290,759

70 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Name and Principal Position	Without Cause or For Good Reason Termination, Outside of a Change in Control ($)	Without Cause or For Good Reason Termination, or Non-Renewal by us, in Connection with Change in Control ($)	Termination Due to Death or Disability ($)
Sterling Renshaw
President – Well Support Services
Severance (Multiple of Salary and Bonus)	615,547	615,547	—
Cash Bonus	22,129	22,129	22,129
Continued Medical	12,628	18,942	—
Accelerated Equity	488,857	488,857	747,995

Total	1,139,161	1,145,475	770,123

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 71

CEO PAY RATIO DISCLOSURES

CEO PAY RATIO DISCLOSURES

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship (the “CEO Pay Ratio”) of the total annual compensation of an identified median employee and the total annual compensation of Donald Gawick, our President and Chief Executive Officer.

For 2018, the CEO Pay Ratio as calculated pursuant to Item 402(u) was as follows:

•	The total 2018 compensation of our median employee was $84,194, as discussed below.

•	The total 2018 compensation of our CEO, as reported in the “Total” column of the Summary Compensation Table included under “Executive Compensation Tables in this Proxy Statement,” was $6,062,073.

•	The ratio of the 2018 total compensation of our CEO to the 2018 total compensation of our median employee was reasonably estimated to be 72 to 1.

Identification of Median Employee and Calculation of Total Compensation

To calculate the ratio above, we used an employee in the same pay grade and in a similar position to the median employee that we had identified as of December 31, 2017. We believe there have been no changes in our employee population or our compensation arrangements in 2018 that would result in a material change in our pay ratio disclosure or our median employee. However, we did not use the same median employee for 2018 as we did in 2017, because the employee used in 2017 for our pay ratio disclosure transferred to another division of the Company, which involved a material increase in base salary as well as a higher level of overtime compensation.

We identified the median employee used in 2017 CEO Pay Ratio by examining the 2017 total cash compensation for all individuals, excluding our CEO, who were full-time C&J employees on December 31, 2017. As in 2017, our median employee for the 2018 CEO Pay Ratio is full-time, hourly employee located in Bakersfield, California working as a mechanic in our Well Support Services segment.

•

We believe that total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute equity awards within our organization. Approximately 6% of our employees received annual long-term incentive equity awards in 2017 (approximately 6% of our employees received annual long-term incentive equity awards in 2018).

•

We selected December 31, 2017 as the appropriate identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.

•

We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2017.

•

For purposes of identifying the median employee, total cash compensation includes all cash compensation paid in 2017, including base earnings, vacation pay, sick-leave pay, overtime pay and/or double time pay, as derived from our internal payroll systems.

We combined all of the components of the median employee’s 2018 compensation to determine annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We calculated our median employee’s annual total compensation for 2018 according to the SEC’s instructions for preparing the Summary Compensation Table, including employer health insurance contributions and the value of other benefits. We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

72 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our director compensation philosophy is designed to fairly and reasonably compensate the Company’s non-employee directors for the time, expertise and effort they devote to serving the Company and to align the interest of our directors with the long-term interests of our stockholders. In accordance with its charter, the Compensation Committee monitors trends and best practices in, and at least annually reviews and assesses the adequacy of, director compensation and makes recommendations to the Board. The Compensation Committee’s recommendation takes into account our director compensation philosophy, market trends and compensation levels and practices in the compensation peer group also used in the executive compensation review, stockholder feedback, and the advice of the Compensation Committee’s independent compensation consultant, Pearl Meyer.

Director Compensation Components

Annual compensation for our non-employee directors is comprised of cash and equity-based compensation, as set out in the table below. We also reimburse our non-employee directors for reasonable out-of-pocket expenses associated with travel to and attendance at our Board and committee meetings. We do not pay for meeting attendance or provide any other benefits or perquisites to our non-employee directors.

During the fourth quarter of 2017, the Compensation Committee reviewed our director compensation program in consultation with Pearl Meyer. Pearl Meyer provides independent and objective market data and analysis, including as to compensation levels and market trends and best practices, as well as advice and recommendations with respect to the design of the Company’s director compensation program. The Compensation Committee took into account, among other factors, Pearl Meyer’s report and recommendation and the continued expansion of director and independent committee chair responsibilities in determining recommendations to the Board for adjustments to our director compensation program for 2018. In order to better align our director compensation program with our peers and broader market practices, and also strengthen alignment with the long-term interests of our stockholders, the Compensation Committee recommended, and the Board unanimously approved the following 2018 non-employee director compensation program:

Compensation Element	2018 Non-Employee Director Compensation Program

Annual Cash Retainer(1)	$87,500

Annual Equity Award(2)	$135,000

Additional Cash Retainer—Chair(1)	$50,000 to the Board Chair

$10,000 to the Audit Committee Chair

$7,500 to the Compensation Committee Chair

$7,500 to the Nominating and Governance Committee Chair

Additional Equity Award—Chair(2)	$50,000 to the Board Chair

$10,000 to the Audit Committee Chair

$7,500 to the Compensation Committee Chair

$7,500 the Nominating and Governance Committee Chair

(1)	The annual cash retainer is paid in January of the applicable compensation year.

(2)

The annual equity retainer is granted in December prior to the applicable compensation year. The equity retainers are granted as restricted stock awards that vest 100% on the one-year anniversary of the grant date, and so are scheduled to vest during the applicable compensation year subject to the terms and conditions of the applicable award agreement.

Our President and Chief Executive Officer, Mr. Gawick, does not receive any additional compensation for his service as a director (his compensation as an executive is discussed in CD&A and detailed in “Executive Compensation Tables”). Additionally, one of our non-employee directors, Michael Zawadzki, who is employed by one of our stockholders, has declined any compensation for his service as a director pursuant to his employer’s policy.

Setting Director Compensation and The Role of the Independent Consultant for Director Compensation

The Compensation Committee utilizes Pearl Meyer as an independent consultant for non-employee director compensation matters to help ensure alignment with our director compensation philosophy, as well as with director pay practices at publicly-traded companies and specifically at the compensation peer group of companies also used in the executive compensation review. Pearl Meyer provides

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 73

DIRECTOR COMPENSATION

independent and objective market data and analysis, including as to compensation levels and market trends and best practices, as well as advice and recommendations with respect to the design of the Company’s director compensation program.

2018 Director Compensation

The following table discloses the total compensation earned by each of our non-employee directors for service in the 2018 fiscal year:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Total ($)

Stuart Brightman	87,500	135,000	222,500

John Kennedy	95,000	142,500	237,500

Patrick Murray	137,500	185,000	322,500

Steven Mueller	95,000	142,500	237,500

Michael Roemer	97,500	145,000	242,500

Michael Zawadzki (1)	—	—	—

(1)

Mr. Zawadzki does not receive compensation for his service as a non-employee director. Mr. Zawadzki, is employed by one of our largest stockholders and has declined any compensation for his service as a director pursuant to his employer’s policy.

(2)

The amounts in this column reflect the grant date fair value of the annual equity retainer for 2019, which was granted in the form of restricted stock on December 11, 2018. The grant date fair value of the restricted stock award is based on the closing price of C&J’s common stock on the date of grant, in accordance with FASB ASC Topic 718.

(3)

The restricted stock awards vest 100% on the one-year anniversary of the grant date, and so are scheduled to vest during the applicable compensation year subject to the terms and conditions of the applicable award agreement. As of December 31, 2018, each director held the following number of shares of unvested restricted stock: Mr. Brightman, 7,849; Mr. Kennedy, 8,285; Mr. Murray, 10,756; Mr. Mueller, 8,285; Mr. Roemer, 8,430; and Mr. Zawadzki, 0.

2019 Director Compensation Review

During the fourth quarter of 2018, the Compensation Committee reviewed our director compensation program in consultation with Pearl Meyer. Pearl Meyer’s report and recommendation and the continued expansion of director and independent committee chair responsibilities, among other factors, support an increase in compensation levels. However, considering the 2018 increase in non-employee director compensation, among other factors, the Compensation Committee ultimately determined not to change our non-employee director compensation for 2019.

Director Stock Ownership Guidelines

To ensure alignment with our stockholders’ interest, all non-employee directors (other than Mr. Zawadzki, whose employer owns more than 1% of C&J’s common stock) are required by our stock ownership guidelines to own C&J common stock in an amount equal to or in excess of the value of five times their annual cash retainer. See “Compensation Discussion and Analysis—Stock Ownership Guidelines” in this Proxy Statement for additional information.

Each non-employee director has five years to meet the requirements, starting from the later of (a) August 4, 2017 and (b) the date such director is first elected to the Board. The Compensation Committee reviews the holdings of all non-employee directors on an annual basis to ensure compliance with the stock ownership guidelines. Each non-employee director (other than Mr. Zawadzki, who is exempt) is currently on track to reach compliance within the requisite five-year period.

74 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

4 Audit PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019 76 Recommendation of the Board 76 AUDIT COMMITTEE MATTERS 77 Audit and Other Fee Information 77 Pre-Approval Policies and Procedures 77 Report of the Audit Committee 77

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

Proposal 3—Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2019

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the principal independent public accountants retained to audit our financial statements. KPMG LLP (“KPMG”) has been selected and approved by the Audit Committee, and approved by the Board, as the independent registered public accounting firm to audit the Company’s annual financial statements for the fiscal year ending December 31, 2019.

We are asking our stockholders to ratify the appointment of KPMG for 2019 at the Annual Meeting. The ratification of the appointment of KPMG requires the affirmative vote of the holders of a majority of the shares of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Although ratification is not required by our bylaws or otherwise, as a matter of good corporate governance, we are asking our stockholders to approve the appointment of KPMG as our independent registered public accounting firm. If the selection of KPMG is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection of KPMG is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and in the best interest of the Company and our stockholders.

KPMG has served as our independent registered public accounting firm since June 26, 2014. The Audit Committee considers KPMG to be well qualified and recommends that the stockholders vote for ratification of this appointment.

A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions from stockholders.

✓	OUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

76 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

Audit and Other Fee Information

Set forth below is a summary of certain fees paid to KPMG for certain audit and non-audit services related to the fiscal years ended December 31, 2017 and December 31, 2018, respectively. In reviewing the independence of KPMG, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining KPMG’s independence. KPMG does not provide any internal audit services to us.

	2017	2018
Audit Fees	$3,202,000	$2,550,050
Audit Related Fees	150,000	—
Tax Fees	—	—
All Other Fees	—	—
Total	$3,352,000	$2,550,050

Audit Fees. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit, fees related to the audit of internal controls over financial reporting under Section 404 of Sarbanes-Oxley, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other services normally provided by the Company’s independent registered public accounting firm in connection with regulatory filings or engagements for the fiscal years shown.

Audit Related Fees. Audit related fees consisted of amounts incurred for accounting consultation in connection with the filing of Registration Statements and Current Reports on Form 8-K for the fiscal years shown.

Tax Fees. Tax fees consisted of services provided for sales and use tax planning for the fiscal years shown.

Pre-Approval Policy and Procedures

During 2017 and 2018, all audit and non-audit services provided by KPMG to the Company were pre-approved by the Audit Committee.

The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit, tax and non-audit) to be provided to the Company by our independent registered public accounting firm, in each case subject to a specific budget. The Audit Committee follows a schedule for annual approval of the audit and related audit plan, as well as approval of other anticipated audit-related services; anticipated tax compliance, tax planning and tax advisory services; and other anticipated services.

Any proposed services desired to be provided by the independent registered public accounting firm not approved as part of this process, including proposed services exceeding pre-approved budget levels, requires special pre-approval by our Audit Committee. In certain circumstances and for certain services, our Audit Committee delegates its responsibilities to pre-approve services performed by the independent registered public accounting firm to the chair of our Audit Committee. However, our Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Report of the Audit Committee

The Audit Committee is appointed by the Board of the Company to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements; (2) the independence, qualifications and performance of the Company’s independent registered public accounting firm; (3) the effectiveness and performance of the Company’s internal audit function; and (4) other matters as set forth in the charter of the Audit Committee, which was approved by the Board.

Management is responsible for the preparation of the Company’s financial statements and its financial reporting processes, including the systems of internal controls and disclosure controls and procedures. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s financial statements and expressing opinions on the conformity of the Company’s financial statements to generally accepted accounting principles in the United States and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2018. The Audit Committee also received information regarding, and discussed with the independent registered public accounting firm,

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 77

AUDIT COMMITTEE MATTERS

the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board, including matters concerning the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

Respectfully submitted by the Audit Committee of the Company’s Board of Directors,

Michael Roemer (Chair)

John Kennedy

Steven Mueller

78 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

BOOST CONTROL
BOOST PRESSURE
HYDRAULIC PRESSURE
ENGINE COOLANT TEMPERATURE
TRIPLEX PUMP OIL TEMPERATURE
ENGINE OIL PRESSURE

5

General Matters

CORPORATE OVERVIEW 80

PROXY MATERIALS 80

ABOUT THE ANNUAL MEETING 81

2018 ANNUAL REPORT 84

HOUSEHOLDING 84

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 85

5 General Matters CORPORATE OVERVIEW 80 PROXY MATERIALS 80 ABOUT THE ANNUAL MEETING 81 STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS 83 2018 ANNUAL REPORT 84 HOUSEHOLDING 84 APPENDIX A - RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 85

GENERAL MATTERS

Corporate Overview

References to “C&J,” the “Company,” “we,” “us”, “our” or “Successor” in this Proxy Statement are to C&J Energy Services, Inc., a Delaware corporation, together with its consolidated subsidiaries to the extent applicable when referring to periods following the Plan Effective Date (as defined below), and to the Predecessor Companies (as defined below) when referring to periods prior to the Plan Effective Date.

C&J Energy Services, Inc. is a leading provider of well construction, intervention, completion, support and other complementary oilfield services and technologies. We provide our services to oil and gas exploration and production companies throughout the continental United States. We are a new well focused provider offering a diverse suite of services throughout the life cycle of the well, including hydraulic fracturing, cased-hole wireline and pumping, cementing, coiled tubing, rig services, fluids management and other completion and well support services. We are headquartered in Houston, Texas and our principal executive offices are located at 3990 Rogerdale Road, Houston, Texas 77042; the main telephone number at that address is (713) 325-6000. Our website is available at www.cjenergy.com.

We were founded in Texas in 1997 as a partnership and converted to a Delaware corporation (“Old C&J”) in connection with our initial public offering, which was completed in 2011 with a listing on the New York Stock Exchange (“NYSE”) under the symbol “CJES.” From 2011 through mid-2015, we significantly invested in a number of strategic initiatives to grow our business, including through service line diversification, vertical integration, technological advancement and geographic expansion, including internationally. In 2015, in connection with an acquisition, Old C&J became a subsidiary of C&J Energy Services Ltd., a Bermuda corporation (the “Predecessor” and together with its consolidated subsidiaries for periods prior to the Plan Effective Date, the “Predecessor Companies”).

Due to a severe industry downturn, in July 2016, the Predecessor Companies voluntarily filed petitions for reorganization seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, with ancillary recognition proceedings filed in Canada and Bermuda.

The plan of reorganization of the Predecessor Companies was confirmed in December 2016, and on January 6, 2017, the Predecessor Companies substantially consummated the restructuring plan and emerged from the Chapter 11 proceeding. Effective January 6, 2017, the Predecessor’s equity was canceled, the Predecessor transferred all of its assets and operations to the Successor and the Predecessor was subsequently dissolved. The Predecessor’s common stock was ultimately delisted from the NYSE. On April 12, 2017, the Successor completed an underwritten public offering of common stock and its common stock began trading again on the NYSE under the symbol “CJ.”

We file annual, quarterly and current reports and other documents with the SEC under the Exchange Act. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements, reports and other information that we and other issuers file electronically with the SEC. We also make available free of charge through our website all reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information contained on or available through our website is not a part of or incorporated into this Proxy Statement or any other report that we may file with or furnish to the SEC.

Proxy Materials

This Proxy Statement contains information related to the Annual Meeting. We are providing the Notice of Annual Meeting, this Proxy Statement and the enclosed Proxy Card, together with the Company’s 2018 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (collectively the “Proxy Materials”), to stockholders in connection with the solicitation of proxies by the Board for use at the Annual Meeting.

The SEC allow companies to choose the method for delivery of Proxy Materials to stockholders. We have elected to use the Internet as the primary means of furnishing Proxy Materials to stockholders, rather than sending a full set of the Proxy Materials in the mail. Utilizing this method of delivery expedites receipt of Proxy Materials by our stockholders and lowers the environmental impact and the costs of the Annual Meeting. If you would like to receive a paper or e-mail copy of the Proxy Materials, you should follow the instructions in the Notice of Internet Availability of Proxy Materials for requesting a copy.

On or around April 19, 2019, we expect to commence delivery of the “Notice of Internet Availability of Proxy Materials” to the beneficial owners of our common stock and stockholders of record entitled to notice of and to vote at the Annual Meeting. On or before that date, the Proxy Materials will be posted on the investor relations portion of the Company’s website and on the website referenced in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials contains instructions on how to access our Proxy Materials via the Internet at www.proxydocs.com/CJ and vote at www.proxypush.com/CJ. Upon request, we will deliver paper copies of the Proxy Materials by mail to those stockholders entitled to notice of and to vote at the Annual Meeting.

80 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

GENERAL MATTERS

We have also made the Proxy Materials available free of charge on our website at www.cjenergy.com. Any information contained on or available through our website is not a part of, or incorporated into, this Proxy Statement and you should not consider it a part of the Proxy Materials. Interested parties may also obtain an electronic or printed copy of the Proxy Materials, free of charge, by sending a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd. Houston, Texas 77042, Attn: General Counsel and Corporate Secretary, or by emailing ShareholderEngagement@cjes.com.

About the Annual Meeting

When and Where is the Annual Meeting?

The Annual Meeting will be held at 9:30 A.M., Central Time, on Friday, May 31, 2019, at our headquarters, located at 3990 Rogerdale Rd. Houston, Texas 77042, or at such other time and place to which the Annual Meeting may be postponed or adjourned. References in the Proxy Materials to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:

(1)	Proposal 1: To elect two Class II directors listed herein to serve as Class II Directors until the 2022 Annual Meeting of Stockholders;

(2)	Proposal 2: To consider a non-binding vote to approve executive compensation; and

(3)	Proposal 3: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019.

We will also consider and take action as appropriate upon such other matters that may be properly presented at the Annual Meeting.

Who is Entitled to Vote at the Annual Meeting?

Only our stockholders as of close of business on Tuesday, April 2, 2019, the record date (the “Record Date”) established by the Board for purposes of the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting.

On the Record Date, the Company had 66,047,447 shares of common stock, par value $0.01 per share, entitled to vote at the Annual Meeting.

How Many Votes Can I Cast?

You are entitled to one vote for each share of common stock that you owned on the Record Date on each matter presented at the Annual Meeting, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as a “registered stockholder”); and

•

Held for you in an account with a broker, bank or other nominees (shares held in “street name”)–street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or nominee how to vote their shares.

What Do I Need to be Admitted to the Annual Meeting?

Attendance at the meeting is limited to C&J stockholders as of the record date. You will need a form of personal identification (such as a driver’s license or passport) along with either your Notice, proxy card or proof of stock ownership to enter the Annual Meeting. If you are a street name stockholder and you wish to attend the Annual Meeting in person, you will need to provide official documentation (such as a brokerage statement) reflecting your beneficial ownership of C&J stock as of the Record Date, as well as a valid picture identification (such as a driver’s license or passport).

Are There Other Things I Should Know if I Intend to Attend the Annual Meeting?

Please note that no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

How do I Vote My Shares Without Attending the Annual Meeting?

Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials or, if you received the Proxy Materials by mail, the enclosed Proxy Card. Please have the Notice of Internet Availability or Proxy Card (as applicable) in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 81

GENERAL MATTERS

•

By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) by using the toll-free number listed on the Notice of Internet Availability of Proxy Materials or, if you received the Proxy Materials by mail, the enclosed Proxy Card. Please have the Notice of Internet Availability or Proxy Card (as applicable) in hand when you call. Telephone voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.

•

By Mail. If you received the Proxy Materials by mail, you may indicate your vote by completing, signing and dating the enclosed Proxy Card and returning it to the Company in the enclosed reply envelope. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

Street Name Stockholders: If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Can I Change My Vote or Revoke My Proxy?

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•

Submitting written notice of revocation to C&J Energy Services, Inc., 3990 Rogerdale Rd, Houston, Texas 77042, Attn: Corporate Secretary, so long as such notice is received no later than 11:59 p.m., Eastern Time, the day before the Annual Meeting;

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on the day before the Annual Meeting.

•

Submitting a later dated proxy with new voting instructions by mail or through the telephone or Internet voting systems, so long as such notice is received no later than 11:59 p.m., Eastern Time, the day before the Annual Meeting; or

•	Attending the Annual Meeting and voting your shares in person (attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy).

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

What is a “Broker Non-Vote” and How Does it Affect Voting on Each Item??

A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker on a proposal and your broker does not have discretionary authority to vote on such proposal. See below for a discussion of which proposals permit discretionary voting by brokers and the effect of a broker non-vote.

What am I Voting On, How Many Votes are Required to Approve Each Item, How are Votes Counted and How Does the Board Recommend I Vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed (2)	Impact of Abstain Vote

Proposal 1 – Election of Class II Directors	Majority of votes cast – “FOR” must exceed “AGAINST” votes	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None

Proposal 2 – Advisory Vote on Executive Compensation(1)	Majority of votes cast – “FOR” must exceed “AGAINST” votes	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None

Proposal 3 – Ratification of Appointment of KPMG LLP	Majority of votes cast – “FOR” must exceed “AGAINST” votes	“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	None

(1)

This vote is advisory and non-binding. If none of the frequency options receives a majority of the votes cast, the frequency option receiving the most affirmative votes will be considered the advisory vote of the stockholders.

(2)

If you do not provide voting instructions for items for which the broker cannot exercise discretionary voting, your shares will not be voted on that matter, which is referred to as a “broker non-vote.”

82 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

GENERAL MATTERS

Our Board has appointed Donald J. Gawick, C&J’s President and Chief Executive Officer, and Danielle E. Hunter, C&J’s Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary, as the “Management Proxy Holders” for the Annual Meeting. If you are a stockholder of record and you submit your Proxy Card (whether submitted by mail, telephone or Internet), unless you give other instructions on your Proxy Card, your shares will be voted by the Management Proxy Holders in accordance with the recommendations of the Board.

What is a Quorum for Purpose of the Annual Meeting?

A quorum is the presence, in person or by proxy, of the holders of a majority of the total voting power of all issued and outstanding common stock of the Company generally entitled to vote at the Annual Meeting. There must be a quorum for the Annual Meeting to be held. The chair of the meeting may recess or adjourn the meeting, for any reasonable reason, without notice other than announcement at the meeting, whether or not there is such a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting for purposes of determining a quorum.

Who Bears the Cost of Soliciting Votes for the Annual Meeting?

The Company will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing, mailing and posting of the Proxy Materials and any additional information furnished to our stockholders in connection with the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. We also have retained Okapi Partners LLC to assist with the solicitation of proxies from our stockholders at an estimated fee of $14,000, plus expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing the Proxy Materials to the beneficial owners of our common shares.

Whom should I Contact with Questions about the Proxy Materials or the Annual Meeting?

If you have any questions about the Proxy Materials or the Annual Meeting, please contact C&J Energy Services, Inc. at 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by email at ShareholderEngagement@cjes.com. The Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting, and the 2018 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available free of charge, both on our website at www.cjenergy.com and at www.proxydocs.com/CJ.

Other Business That May Occur

As of the date of filing this Proxy Statement, our Board is not aware of any other business or matter (including any other director nominee) to be presented or voted upon at the Annual Meeting. If any other matter is properly presented at the meeting, the proxies solicited by our Board will provide the proxy holders named in the proxy with the authority to vote on those matters in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

Stockholder Proposals for the 2020 Annual Meeting of Stockholders

Any stockholder interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2020 Annual Meeting of Stockholders and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 21, 2019 unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our bylaws, any stockholder wishing to propose for election as a director someone who is not an existing director or is not proposed by the Board must give timely and proper notice of the intention to propose the person for election. A stockholder making a nomination for election to our Board for the 2020 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary at least 90 days but not more than 120 days prior to the first anniversary date of the 2019 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board to be considered at the 2020 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than February 1, 2020 and no later than March 2, 2020 (provided, however, that in the event that the date of the 2020 Annual

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 83

GENERAL MATTERS

Meeting is more than 30 days before or more than 70 days after the anniversary of the 2019 Annual Meeting of Stockholders, the notice must be given at least 120 days but not more than 70 days prior to the date of the 2020 Annual Meeting of Stockholders or not later than 10 days following the date on which public announcement of the date of the 2020 Annual Meeting is made) and must comply with the provisions of our bylaws, as amended and restated and adopted as of November 7, 2017, which were filed with the SEC on November 9, 2017 as an exhibit on Form 10-Q.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2020 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 5, 2020, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after March 5, 2020, and the matter nonetheless is permitted to be presented at the 2020 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements. For each individual that a stockholder proposes to nominate as a director, the stockholder’s notice to our Corporate Secretary must be in written form and include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. If a stockholder provides notice for the event described above, in addition to any other information required by Rule 14a-8, the notice must also comply with the provisions specified in our bylaws.

2018 Annual Report

A copy of our 2018 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (including the financial statements and the financial statement schedules, if any, but not including exhibits), will be furnished at no charge upon written request. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Requests for electronic or printed copies should be directed to C&J Energy Services, Inc. at 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by email at ShareholderEngagement@cjes.com.

Householding

We may send a single set of Proxy Materials and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Proxy Materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our Proxy Materials for each stockholder sharing your address in the future, please send a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by email at ShareholderEngagement@cjes.com, and we will promptly deliver to you the requested material. You may also contact us in the same manner if you received multiple copies of the Proxy Materials and would prefer to receive a single copy in the future.

84 C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), our 2019 proxy statement includes non-GAAP financial measures (as defined under the SEC’s Regulation G). Adjusted EBITDA on a consolidated basis is a non-GAAP financial measures. The following is a reconciliation of this non-GAAP measure to the comparable GAAP measure. Management believes that the disclosure of Adjusted EBITDA on a consolidated basis allows investors to make a direct comparison to competitors, without regard to differences in capital and financing structure. Investors should be aware, however, that there are limitations inherent in using Adjusted EBITDA as a measure of overall profitability because it excludes significant expense items. An improving trend in Adjusted EBITDA may not be indicative of an improvement in the Company’s profitability.

Below is a reconciliation of consolidated Adjusted EBITDA from net loss, which is the nearest comparable U.S. GAAP financial measure on a consolidated basis for the year ended December 31, 2018.

Years Ended December 31, 2018 (In thousands)

Net loss	$(130,005)

Depreciation and amortization	224,867

Impairment expense	146,015

Loss on disposal of assets	25,676

Interest expense, net	3,899

Other (income) expense, net	(2,453)

Income tax benefit	(2,414)

Severance and business divestiture costs	7,461

Inventory reserve	6,131

Restructuring costs	3,330

Acquisition-related and other transaction costs	970

Share-based compensation expense acceleration	204

Adjusted EBITDA	$283,681

C&J ENERGY SERVICES, INC. 2019 PROXY STATEMENT 85

C&J ENERGY SERVICES

ANNUAL MEETING OF C&J ENERGY SERVICES, INC.

	For	Withhold	Directors Recommend
1: Election of Class II Directors			
01 John Kennedy	☐	☐	For
02 Michael Roemer	☐	☐	For

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

__________________ Please Sign Here
__________________ Please Date Above

__________________ Please Sign Here
__________________ Please Date Above

C&J ENERGY SERVICES

VOTE BY:

INTERNET

Go To
www.proxypush.com/CJ
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-243-5447
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

PROXY TABULATOR FOR

C&J ENERGY SERVICES, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

ANNUAL MEETING OF C&J ENERGY SERVICES, INC. Annual Meeting of C&J Energy Services, Inc. Date: Friday, May 31, 2019 to be held on Friday, May 31, 2019 Time: 9:30 A.M., local timePlace: C&J headquarters, 3990 Rogerdale Rd., Houston, Texas 77042 for Stockholders as of April 2, 2019 This proxy is being solicited on behalf of the Board of DirectorsPlease make your marks like this: Use dark black pencil or pen onlyThe Board of Directors Recommends a Vote FOR proposals 1, 2, and 4 INTERNET VOTE BY: TELEPHONE and ONE YEAR on proposal 3. Call Go To provided. 866-243-5447 Directors www.proxypush.com/CJ1: Election of Class II Directors Recommend Use any touch-tone telephone.Cast your vote online. ORFor Withhold Have your Proxy Card/Voting Instruction Form ready.View Meeting Documents.01 John Kennedy For • Follow the simple recorded instructions. envelope MAIL02 Michael Roemer For the Mark, sign and date your Proxy Card/Voting Instruction Form.OR in Detach your Proxy Card/Voting Instruction Form.For Against AbstainFor Return your Proxy Card/Voting Instruction Form in the 2: Non-binding vote to approve the 2018 postage-paid envelope provided. compensation of the Company’s named portion executive officers. this The undersigned hereby appoints Donald J. Gawick and Danielle E. Hunter, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and just each of them, to vote all the shares of capital stock of C&J Energy Services, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may3: Ratification of the appointment of KPMG For be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawfulLLP as the Company’s Independent return attorneys to vote in their discretion on such other matters as may properly come before the meeting and revokingRegistered Public Accounting Firm any proxy heretofore given. 2019. and THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN THE MANNER RECOMMENDED BY THE BOARD OF DIRECTORS AS STATED HEREIN AS APPROPRIATE.perforation All votes must be received by 5:00 P.M., Eastern Time, May ? .the at PROXY TABULATOR FORC&J ENERGY SERVICES, INC. carefully P.O. BOX 8016 separate CARY, NC 27512-9903Please Authorized Signatures - This section must be completed for your Instructions to be executed. EVENT #Please Sign Here Please Date AboveCLIENT #Please Sign Here Please Date AbovePlease sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. For Against Abstain

Proxy — C&J Energy Services, Inc.Annual Meeting of Stockholders May 31, 2019 at 9:30 A.M. (local time)This Proxy is Solicited on Behalf of the Board of DirectorsThe undersigned appoints Donald J. Gawick and Danielle E. Hunter (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the common shares of C&J Energy Services, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s headquarters, located at 3990 Rogardele Rd., Houston, Texas 77042, on Friday, May 31, 2019 at 9:30 A.M., local time.Please The purpose of the Annual Meeting is to take action on the following:1. The election of two directors to serve as Class II Directors for a three-year term; 2. An Non binding vote to approve the 2018 compensation of the Company’s carefully named executive officers; and at 3. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019. and We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements return thereof). just The Class II Directors up for re-election are: John Kennedy and Michael Roemer this.The Board of Directors of the Company recommends a vote “FOR” re-election of these nominees for director in Proposal 1; and a vote “FOR” each of Proposals 2 and 3;. in the This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in the manner recommended by the Board of Directors as stated herein as appropriate. envelope In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any provided adjournment or postponement thereof.. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.To attend the meeting and vote your shares in person, please mark this box.